UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PepsiCo, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PEPSICO

POPCORNERS
THE CRUNCHY AND WHOLESOME POPPED-CORN SNACK
SEA SALT
ZERO SUGAR
Starry
LEMON LIME

FritoLay
C22902

PEPSI
ZERO SUGAR
sodastream
DRINK MIX

winning with pep+ pepsico positive

Announced our 52nd consecutive annualized dividend per share increase, effective with the expected June 2024 dividend payment

Dear Fellow PepsiCo Shareholders:

Ramon L. Laguarta
Chairman of the Board of Directors and
Chief Executive Officer

I am pleased to invite you to our 2024 Annual Meeting of Shareholders on Wednesday, May 1, 2024 at 9:00 a.m. Eastern Daylight Time. This year’s event can be accessed at www.virtualshareholdermeeting.com/PEP2024.

We delivered another year of strong operational performance in a dynamic and complex operating environment

We are proud of what we achieved during another challenging year, marked by economic instability, geopolitical tensions and high levels of inflation. Despite these challenges, we exceeded most of our performance goals and delivered 5.9% and 9.5% reported and organic revenue growth, respectively, and 2% and 14% reported and core constant currency earnings per share (EPS) growth, respectively – our third consecutive year of delivering double-digit core constant currency EPS growth.

Our results and progress support our belief that we have the right strategic foundation in place by becoming a Faster, Stronger and Better company by Winning with pep+ (PepsiCo Positive) – our strategic end-to-end business transformation agenda designed to drive long-term sustainable performance and value throughout our organization.

Winning with pep+ has served as a powerful strategic foundation and continues to guide our evolution as we look to perform to potential

Driven by Winning with pep+, PepsiCo made great strides in 2023 towards becoming an even Faster, even Stronger, and even Better company.

To become even Faster, we continued to be laser-focused on our market performance, including by:

■	Providing more Positive Choices for consumers, such as reducing sodium in some of our biggest brand products like Lay’s Classic and Doritos Nacho Cheese, and expanding zero sugar offerings across our beverage portfolio;
■	Innovating packaging and flavor across our product portfolio, such as launching mini snacks canisters and our new lemon-line soda, Starry; and
■	Driving growth in key consumer channels such as Away from Home and e-commerce, to ensure our products are available for consumers always and everywhere.

PepsiCo became even Stronger by continuing to advance and elevate our productivity initiatives, accelerate implementation of our digital strategy, and redefine key aspects of our people strategy. This included expanding the deployment of critical digital programs in more markets to provide us with better data and improve the ways we are able to adapt and make business decisions, and re-envisioning Global Business Services – a program that helps reduce inefficiencies across the Company. We also continued to focus on investing in both our frontline and professional employees and creating an even better workplace with more opportunities for career advancement.

We became even Better by continuing to put pep+ at the center of our business and prioritizing decisions around its three core pillars, including by:

■	Positive Agriculture
–	Forming a transformational collaboration with Walmart to spread regenerative agriculture practices across more than 2 million acres of farmland in the U.S. and Canada;
–	Committing to a multi-year investment in strategic partnership agreements with three of the most well-respected U.S. farmer-facing organizations – Practical Farmers of Iowa, the Soil and Water Outcomes Fund, and the IL Corn Growers Association – to drive adoption of regenerative agriculture practices across the United States;
–	Announcing the third year of our Positive Agriculture Outcomes accelerator with investments in new projects across nine countries, offering co-investment to farming communities and projects to support farmer livelihoods, help scale sustainable innovation, and accelerate regenerative agriculture;
■	Positive Value Chain
–	31 markets now have at least one product packaged with 100% recycled PET;
–	Continuing to scale new business models that require little or no single-use packaging, such as SodaStream, already sold in more than 40 countries, and through Gatorade and Propel enhancers, tablets and powders;
–	Opening an industry-leading Greenhouse Learning Center for the Frito-Lay and Quaker R&D teams to study compostable packaging, aimed at speeding up the rate of innovation for packaging solutions;

PEPSICO 2024 Proxy Statement | 1

–	Driving progress on our Diversity, Equity, and Inclusion agenda, reaching 45% women in management roles globally;
–	Continuing to create smiles and positively impact our communities through the PepsiCo Foundation by investing $47.4 million in more than 40 countries, helping unlock access to nutritious food, safe water, and economic opportunity;
■	Positive Choices
–	Announcing a new sodium reduction goal, aiming for at least 75% of our global convenient foods portfolio volume to meet or be below category sodium targets by 2030; and
–	Rolling out a new diverse ingredient goal with the aim of delivering 145 billion portions of diverse ingredients in global convenient foods annually by 2030.

Our Board of Directors is actively engaged in our strategy

As stewards of our Company, our Board plays an essential role in guiding our overall long-term strategy. Our Board has deep experience in the area of strategy development and risk oversight and offers insights into the most important issues facing the Company. Throughout yet another year of uncertainty and challenges, our Board has continued to be an invaluable resource, offering their expertise and providing tireless support. I am grateful to each member for their availability and their counsel throughout this extraordinary time.

We value diversity of thought, experience and background in our Boardroom

As our Company’s long-term strategy evolves, so do the skills, qualifications, attributes and experiences that the Board seeks in its director nominees. We are proud of the ongoing evolution of our Board and its track record on refreshment. We believe our director nominees bring diverse opinions and perspectives and a well-rounded range of attributes, viewpoints and experiences that are reflective of our global businesses.

Your feedback is important to us

The feedback we receive from our shareholders and other stakeholders is critical to PepsiCo’s success. We have a longstanding practice of engaging regularly with our shareholders and other stakeholders. These important external viewpoints help inform our decisions and our strategy. Through ongoing dialogue, we hope to continue broadening our perspective and strengthening our corporate governance framework. We believe this helps ensure we have the right strategy in place to meet the evolving needs of our rapidly changing business environment and remain responsive to the priorities and long-term interests of our shareholders and other stakeholders.

Looking ahead

The external landscape will evolve in upcoming years, and we must adapt to seize the new opportunities that arise. In 2024, we will focus on providing consumer-centric products that offer compelling value while also elevating our focus on productivity, so we can continue to invest in critical capabilities and advance our pep+ agenda. I am confident we can perform to our full potential and deliver sustainable, long-term results for our shareholders, our consumers, our customers, and our communities.

Your vote is important

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote promptly. You may vote by telephone or online, or, if you requested to receive printed proxy materials, by completing, signing, dating and returning the enclosed proxy card or voting instruction form.

On behalf of our Board of Directors and all PepsiCo associates, thank you for your support and the faith and confidence you place in us with your investment.

Sincerely,

Ramon L. Laguarta
Chairman of the Board of Directors and
Chief Executive Officer
March 22, 2024

2 | PEPSICO 2024 Proxy Statement

700 Anderson Hill Road
Purchase, New York 10577

Notice of 2024 Annual Meeting of Shareholders

Date and Time

Wednesday, May 1, 2024
9:00 a.m. Eastern Daylight Time

Place

www.virtualshareholdermeeting.com/PEP2024.

Items to be Voted On

1	Elect as directors the 15 nominees named in the attached Proxy Statement.

2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024.

3	Provide advisory approval of executive compensation.

4	Approve the amended and restated PepsiCo, Inc. Long-Term Incentive Plan.

5-12	Act upon eight shareholder proposals described in the attached Proxy Statement, if properly presented.

Record Date

Holders of record of our Common Stock as of the close of business on March 1, 2024 will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

David Flavell

Corporate Secretary
March 22, 2024

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

Voting Methods

Via the Internet in Advance Visit www.proxyvote.com.

By Telephone Call the phone number located on your proxy card or voting instruction form.	You will need the 16-digit number included in your proxy card, voting instruction form or notice

By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

At the Meeting Attend the Annual Meeting virtually. See page 119 for additional details on how to vote during the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 1, 2024.

Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 30, 2023 (“2023 Annual Report”) are available at www.pepsico.com/proxy24.

We are making the Proxy Statement and the form of proxy first available on or about March 22, 2024.

PEPSICO 2024 Proxy Statement | 3

This Proxy Statement of PepsiCo, Inc. (“PepsiCo,” the “Company,” “we,” “us” or “our”) contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions. Forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statement. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations. For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

4 | PEPSICO 2024 Proxy Statement

Proxy Statement Summary	This summary highlights certain information contained in this Proxy Statement. You should read the entire Proxy Statement and 2023 Annual Report carefully before you vote.

Vision: Winning with pep+ (PepsiCo Positive)

Guiding PepsiCo is our vision to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+. pep+ is our strategic end-to-end transformation with sustainability and human capital at the center of how PepsiCo plans to create growth and shared value over the long-term. We are continuing to transform our business to drive positive change, working to deliver progress against our goals under each of the pep+ pillars.

Positive Agriculture Work to source our crops and ingredients in ways that help restore the earth and strengthen farming communities	Positive Value Chain Make products in a way that helps build a circular and inclusive value chain	Positive Choices Inspire people through our brands to make choices that create more smiles for them and the planet

Sustainable Sourcing; Regenerative Practices; Improved Livelihoods	Net Zero Emissions; Net Water Positive; Sustainable Packaging; Meaningful Growth Opportunities; Diversity, Equity and Inclusion	Expanded Offerings; Planet + People Brands

For more information regarding our pep+ initiatives (including how we define certain terms), please visit
www.pepsico.com/PepsiCoPositive.[1]

Matters to Be Voted on at Our 2024 Annual Meeting of Shareholders

Shareholders will be asked to vote on the following matters at the Annual Meeting of Shareholders:

Proxy Item		Board Recommendation	More Information
			Beginning on page
1	Election of 15 director nominees	FOR each director nominee	11

2	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024	FOR	46

3	Advisory approval of executive compensation	FOR	49

4	Approval of the amended and restated PepsiCo, Inc. Long-Term Incentive Plan	FOR	86

5-12	Shareholder proposals	AGAINST	94

_____________________
[1]	The information on any website mentioned in this Proxy Statement is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (the “SEC”).

PEPSICO 2024 Proxy Statement | 5

Proxy Statement Summary

Director Nominees

Our Nominating and Corporate Governance Committee and our Board have determined that the director nominees possess a broad range of attributes, viewpoints and experiences to effectively oversee PepsiCo’s long-term business strategy. The following table provides summary information about each director nominee. For more detailed information about our directors, please see “Election of Directors (Proxy Item No. 1)” beginning on page 11 of this Proxy Statement.

		Director Since	Age*	Independent	Committee Membership
Name	Primary Occupation				AC	CC	NCG	SDPP
Segun Agbaje	Group Chief Executive Officer, Guaranty Trust Holding Company Plc (GTCO Plc)	2020	59		E
Jennifer Bailey	Vice President, Internet Services, Apple Pay, Apple, Inc.	2023	61
Cesar Conde	Chairman, NBCUniversal News Group	2016	50
Ian Cook (Presiding Director)	Former Chairman, President and Chief Executive Officer, Colgate-Palmolive Company	2008	71
Edith W. Cooper	Former Executive Vice President and Global Head, Human Capital Management, The Goldman Sachs Group, Inc.	2021	62
Susan M. Diamond	Chief Financial Officer, Humana, Inc.	2023	50		E
Dina Dublon	Former Executive Vice President and Chief Financial Officer, JPMorgan Chase & Co.	2005	70
Michelle Gass	President and Chief Executive Officer, Levi Strauss & Co.	2019	56
Ramon L. Laguarta	Chairman of the Board and Chief Executive Officer, PepsiCo	2018	60
Sir Dave J. Lewis	Former Group Chief Executive Officer, Tesco PLC; Chair, Haleon plc; Chairman, Xlinks	2020	59
David C. Page, MD	Professor, Massachusetts Institute of Technology; Former Director and President, Whitehead Institute for Biomedical Research	2014	67
Robert C. Pohlad	President of various family-owned entities; Former Chairman and Chief Executive Officer, PepsiAmericas, Inc.	2015	69
Daniel Vasella, MD	Former Chairman and Chief Executive Officer, Novartis AG	2002	70
Darren Walker	President, Ford Foundation	2016	64
Alberto Weisser	Former Chairman and Chief Executive Officer, Bunge Limited	2011	68		E

*	Ages are as of March 22, 2024		= Committee Chair	AC	= Audit Committee
			= Committee Member	CC	= Compensation Committee
		E	= Audit Committee Financial Expert	NCG	= Nominating and Corporate Governance Committee
				SDPP	= Sustainability, Diversity and Public Policy Committee

6 | PEPSICO 2024 Proxy Statement

Proxy Statement Summary

Director Nominee Highlights

Director succession planning is a robust, ongoing process at PepsiCo. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our 15 director nominees bring a diverse and well-rounded range of attributes, viewpoints and experiences, and represent an effective mix of deep company knowledge and fresh perspectives.

Strong Board Diversity

Diverse Representation		Diversity Highlights
female and/or racially/ethnically diverse	5 female director nominees 3 Hispanic/Latinx director nominees 3 African American/Black director nominees
2 of 4 Standing Board Committees chaired by diverse directors:
Cesar Conde (Compensation Committee Chair) and Darren Walker
(Sustainability, Diversity and Public Policy Committee Chair)
1 female, racially diverse director elected in 2021: Edith W. Cooper
2 female directors elected in 2023: Jennifer Bailey and Susan M. Diamond

Range of Tenures*	Mix of Ages*	Independent Oversight

Average Tenure: 7.9 Years	Average Age: 62.4 60% are 65 or younger	14 of 15 independent director nominees All 4 Board Committees are independent

*	Tenure and age are as of March 22, 2024.

Diverse Mix of Attributes and Experiences	Global Perspective

11 of 15 director nominees with significant global experience

For further information on these attributes and experiences, see page 21.

PEPSICO 2024 Proxy Statement | 7

Proxy Statement Summary

Executive Compensation At-a-Glance

2023 PepsiCo Performance Highlights

PepsiCo exceeded most of its performance goals in 2023 despite the ongoing challenging macroeconomic environment and inflationary pressures. We continued our progress on accelerating growth, while improving our revenue management capabilities. Highlights of our 2023 performance include:

Organic Revenue Growth[2]	Core Constant Currency Earnings Per Share (“EPS”) Growth[2]	Free Cash Flow Excluding Certain Items[2]	Total Shareholder Return (“TSR”)	Cash Returned to Shareholders

9.5%	14%	$9.1 Billion	-3.3%	$7.7 Billion

Noteworthy accomplishments in 2023 that foster sustainable shareholder value include:

■	Significant progress towards initiatives related to pep+, our strategic end-to-end transformation agenda with sustainability and human capital at the center of how we plan to create growth and shared value over the long-term
■	Continued investments in digital capabilities to strengthen all areas of the business
■	Broadening of holistic cost management initiatives to drive greater supply chain and distribution efficiencies, identify key areas for improvement throughout our value chain, and accelerate our Global Business Services model to further reduce general and administrative expenses

We continued to deliver on our Faster, Stronger and Better aspirations to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+.

FASTER	STRONGER	BETTER
Execution: Remained consumer-centric by focusing on driving our iconic brands, accelerating portfolio transformation, delivering results through our geographic growth model, and achieving strong performance in high-growth channels
Data Analytics: Leveraged analytics and data-driven capabilities to enable faster decision making, optimize our go-to-market distribution, and improve in-store execution

Digital Transformation: Accelerated our digital strategy by expanding the deployment of critical digital solutions to enable growth and productivity
Productivity: Implemented robust initiatives that helped unlock efficiencies and provided funding for key investments in our businesses to further support margin expansion pep+: Achieved significant progress across all three pep+ pillars, including expanding regenerative agriculture, creating a circular water system, reducing added sugar, and investing in our communities
Frontline: Focused on our human-centric employee value proposition for our frontline which included learning solutions for career advancement and investments in work schedule flexibility

The Principles of Our Executive Compensation Program

Our executive compensation program is designed to align the interests of PepsiCo’s executive officers with those of our shareholders. The Compensation Committee oversees and evaluates the program against competitive practices, regulatory developments, and corporate governance trends.

The Compensation Committee has incorporated market-leading governance features into our programs that include stringent clawback policies, rigorous stock ownership requirements, and challenging targets for incentive awards set at the beginning of the performance period taking into consideration our business strategy, operating goals, and external guidance.

Our executive compensation program avoids shareholder-unfriendly features. For our executive officers, we do not have employment agreements or supplemental retirement plans, and we prohibit hedging or pledging of Company stock.
_____________________
[2]	To evaluate performance in a manner consistent with how management evaluates our performance results and trends, the Compensation Committee applies certain Business Performance metrics that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.

8 | PEPSICO 2024 Proxy Statement

Proxy Statement Summary

2023 Target Pay Mix for Named Executive Officers

To align pay levels for Named Executive Officers (“NEOs”) with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives.

CHAIRMAN AND CEO TARGET PAY MIX	NEO AVERAGE TARGET PAY MIX (EXCLUDING CHAIRMAN AND CEO)
Performance-Based Compensation 92%	Performance-Based Compensation 87%

Compensation Highlights

Reflecting our pay-for-performance compensation philosophy and based on performance summarized above and presented in detail below, our sustained results delivered to shareholders translated into above-target payouts of annual incentive awards, Performance Stock Units, and Long-Term Cash awards.

Annual Incentive	1-year performance period	2023 Annual Incentive Overall, PepsiCo achieved strong performance for the year.	Payout (% of target) 167% Average for all NEOs

Long-Term Incentives	3-year performance period

Performance Stock Units (“PSU”)		Long-Term Cash (“LTC”) Awards
3-Yr Average of Annual Core Constant Currency EPS Growth[3]		3-Yr Relative TSR Percentile vs. Proxy Peer Group

3-Yr Average of Annual Organic Revenue Growth[3]

Payout (% of target)	200%	Payout (% of target)	148%
_____________________
[3]	For further information on PepsiCo’s three-year average Core Constant Currency EPS Growth and Organic Revenue Growth compensation performance measures, which are non-GAAP financial measures, please refer to Appendix A to this Proxy Statement.

PEPSICO 2024 Proxy Statement | 9

Proxy Statement Summary

Corporate Governance Highlights

Our Corporate Governance Policies Reflect Best Practices

Many of our corporate governance practices are a result of valuable feedback and collaboration with our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

For example:

■	The Board amended our Corporate Governance Guidelines:
–	in 2024 to specifically state that the Board will consider a director’s past shareholder vote in director elections when determining whether to accept a resignation offer of a director who does not receive majority vote support, in response to the theoretical concern raised in a shareholder proposal received this year about directors failing to receive majority vote support for multiple years;
–	in 2021 to mention food safety and cybersecurity as areas of Board oversight to reflect existing practices;
–	in 2019 to decrease the total number of public company boards that a non-executive director can serve on from 5 to 4 and establish a limit of 2 total public company boards for directors who are public company executive officers; and
–	in 2018 to underscore the Board’s focus on diversity, by explicitly stating its commitment to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen.
■	The Compensation Committee adopted a cash severance policy under which the Company will seek shareholder ratification of new severance agreements with an executive officer that provides for certain cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary and target annual incentive award (or average of prior three years of actual annual incentive awards, if greater).
■	We published a global workforce demographics data report and our 2022 U.S. Consolidated EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission, available at www.pepsico.com/our-impact/esg-topics-a-z/employee-demographics.
■	The Board established a Sustainability, Diversity and Public Policy Committee in 2017. The Committee assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.

Independent Oversight
■14 of 15 director nominees are independent (all except for the CEO)
■Independent Presiding Director with clearly defined and robust responsibilities
■Regular executive sessions of independent directors at Board meetings (chaired by independent Presiding Director) and Committee meetings (chaired by independent Committee Chairs)
■100% independent Board Committees
■Active Board oversight of the Company’s strategy and risk management, including sustainability, cybersecurity, food safety, human capital management, including diversity, equity and inclusion and talent development, and supply chain and commodity inflation

Board Refreshment
■Comprehensive, ongoing Board succession planning process
■Focus on diversity (2 female directors elected in 2023 and 1 female director elected in 2021; 60% of director nominees are female and/or racially/ethnically diverse)
■Regular Board refreshment and mix of tenure of directors (6 director nominees joined in the last five years)
■Annual Board and Committee assessments, including individual director assessments facilitated by a third party in 2023
■Mandatory retirement age of 75
■Comprehensive director orientation and ongoing director education

Shareholder Rights
■Annual election of all directors
■Proxy access right for shareholders
■Majority-vote and director resignation policy for directors in uncontested elections
■20% of shareholders are able to call special meeting
■One class of outstanding shares with each share entitled to one vote

Good Governance Practices
■Prohibition on hedging or pledging Company stock
■Stringent clawback policy applicable to directors and executives
■Rigorous director and executive stock ownership requirements
■Active and ongoing shareholder engagement program
■Global Code of Conduct applicable to directors and all employees with annual compliance certification
■Extensive management of sustainability risks and opportunities throughout our value chain
■Robust political activities disclosures on our website

10 | PEPSICO 2024 Proxy Statement

Election of Directors (Proxy Item No. 1)

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the 15 persons identified on the following pages for election at the 2024 Annual Meeting. If elected, the nominees will hold office as directors from election until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently PepsiCo directors who were elected by shareholders at the 2023 Annual Meeting.

Our Board has a comprehensive, ongoing director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board regularly evaluates the needs of the Company and adds new attributes, viewpoints and experiences to the Board as necessary to best position the Company to navigate through a constantly changing global landscape.

Our Nominating and Corporate Governance Committee and our Board have determined that the director nominees possess a diverse and balanced mix of attributes, viewpoints and experiences to effectively oversee PepsiCo’s long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications, attributes and experiences that contributed to the nominee’s selection for election at our 2024 Annual Meeting, are included on the following pages.

Our Nominating and Corporate Governance Committee and our Board are keenly focused on ensuring that a wide range of backgrounds, attributes, viewpoints and experiences are represented on our Board. The chart below summarizes certain notable attributes and experiences of each director nominee and highlights the diverse and balanced mix of attributes and experiences of the Board as a whole. These are the same attributes that the Board considers as part of its ongoing director succession planning process and align with the needs of PepsiCo’s long-term business strategy. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Attributes/Experiences	Agbaje	Bailey	Conde	Cook	Cooper	Diamond	Dublon	Gass	Laguarta	Lewis	Page	Pohlad	Vasella	Walker	Weisser
Public Company CEO
Financial Expertise/Financial Community
Consumer Products
Risk Management
Public Policy
Science/Medical/Research/Innovation
Technology/Data Analytics/e-commerce/Digital Marketing/Cyber
Diversity
Developing and Emerging Markets/International Residence
Demographic Background
African American or Black
Hispanic or Latinx
White
Two or More Races or Ethnicities
Gender
Female
Male

Our Nasdaq Board Diversity Matrix is posted on our website at www.pepsico.com/our-impact/esg-topics-a-z/employee-demographics#nasdaq-matrix.

Diverse Board Representation	Range of Tenures*	Mix of Ages*

	Average Tenure: 7.9 Years	Average Age: 62.4 60% are 65 or younger

*	Tenure and age are as of March 22, 2024.

PEPSICO 2024 Proxy Statement | 11

Election of Directors (Proxy Item No. 1)

Additionally, all directors are expected to possess personal traits such as candor, integrity and professionalism and must be able to commit significant time to the Company’s oversight. For additional information on the Board selection process, including the Board’s consideration of diversity, see “Board Composition and Refreshment” on pages 20-23 of this Proxy Statement.

Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Nominating and Corporate Governance Committee and our Board.

Director Election Requirements and Majority-Vote Policy

All members of the Board are elected annually by our shareholders by a majority of the votes cast in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order to elect the director to the Board. In a contested election, where the number of director nominees exceeds the number of directors to be elected, directors would be elected by a plurality vote.

Under our Director Resignation Policy set forth in our Corporate Governance Guidelines, if a director nominee in an uncontested election who is an incumbent director receives more votes “against” than votes “for” election, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on the resignation offer. Within 90 days following certification of the shareholder vote, the independent directors will determine whether to accept the director’s resignation, considering the best interests of the Company and its shareholders, including but not limited to: (i) the level of shareholder support the director has received in prior elections, (ii) any stated reasons why shareholders voted against such director, (iii) any alternatives for curing the underlying cause of the “against” votes, (iv) the director’s tenure and qualifications; (v) the director’s past and expected future contributions to the company; and (vi) the overall composition of the Board. To be responsive to the theoretical concern raised in a shareholder proposal received this year about directors failing to receive majority support for multiple years, the Board amended the Corporate Governance Guidelines earlier in 2024 to explicitly state that the Board will consider the level of shareholder support the director has received in prior elections.

The Company will promptly publicly disclose such determination. A director who offers to resign pursuant to this Policy may not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to accept the resignation offer.

Director Nominees

Our Board of Directors recommends that shareholders vote “FOR” the election of each of the following director nominees:

Segun Agbaje Director Since: 2020 Age: 59	Independent Committee Memberships: ■Audit
Segun Agbaje has served since 2021 as Group Chief Executive Officer of Guaranty Trust Holding Company Plc (GTCO Plc), a Nigerian multinational financial institution. He previously served as Managing Director and Chief Executive Officer of Guaranty Trust Bank plc from 2011 to 2021. Mr. Agbaje joined Guaranty Trust Bank as a pioneer staff member in 1991 and held positions of increasing responsibility, including as Executive Director from 2000 to 2002, Deputy Managing Director from 2002 to 2011 and as Acting Managing Director in 2011. Prior to joining Guaranty Trust Bank, Mr. Agbaje served as an auditor at Ernst & Young LLP from 1988 to 1990. Mr. Agbaje currently serves on the boards of Guaranty Trust Bank (UK) Limited, Guaranty Trust Bank (Rwanda) Limited, and Guaranty Trust Bank (Tanzania) Limited. He is also a director on the MasterCard Advisory Board (the Middle East and Africa). In 2024, Mr. Agbaje was appointed an International Ambassador of the Swiss Red Cross.
Other Public Company Directorships:
■Current: Guaranty Trust Holding Company Plc (GTCO Plc)
■Previous (During Past 5 Years): Guaranty Trust Bank plc (until 2021)

Skills and Qualifications
Mr. Agbaje brings to our Board of Directors deep knowledge of financial and banking matters and financial expertise gained from his over 30 years of experience in the financial services industry. He also contributes a valuable understanding of complex businesses and fast-growing markets, particularly Sub-Saharan Africa where PepsiCo acquired Pioneer Food Group Ltd. as part of its strategy to expand in the region. His knowledge and experience of embracing and scaling new technologies and critical capabilities are valuable as PepsiCo continues to invest in opportunities that create shareholder value.

12 | PEPSICO 2024 Proxy Statement

Election of Directors (Proxy Item No. 1)

Jennifer Bailey Director Since: 2023 Age: 61	Independent Committee Memberships: ■Audit
Jennifer Bailey has served as Vice President, Internet Services, Apple Pay at Apple Inc., an American multinational technology company, since 2014. Ms. Bailey oversaw the launches of: Apple Pay, Apple’s transformative category of mobile payments services which is available in more than 70 countries; Apple Wallet, which now enables millions of customers to securely store and access transit cards, loyalty cards, contactless tickets and more on their iPhones or Apple Watch; and Apple Card, which was designed to help customers lead healthier financial lives through a digital-first, no fee, credit card. She leads global teams across Apple’s payment and commerce services, including Apple Pay, Apple Wallet, Apple Card, Apple Cash, Tap to Pay on iPhone, and Apple Gift Cards, and oversees the expansion of such services. Ms. Bailey previously served as Vice President, WW Online Stores at Apple from 2003 to 2014. Prior to Apple, Ms. Bailey was Senior Vice President, Online Services and Operations at myCFO, a financial services firm, from 1999 to 2001. She also served as Senior Vice President, Netcenter at Netscape Communications Inc. from 1995 to 1999. Ms. Bailey currently serves on the board of governors for the American Red Cross.
Other Public Company Directorships:
■Current: None
■Previous (During Past 5 Years): None

Skills and Qualifications
Ms. Bailey brings to our Board of Directors extensive knowledge of the information technology field, including digital and payments expertise, and consumer marketing gained from her over 20 years of experience leading various functions at Apple Inc. PepsiCo benefits from Ms. Bailey’s experience and deep interest in contributing to environmental, social, and governance initiatives for Apple and significant business and technological innovation expertise that helps the Company successfully navigate the rapidly changing digital landscape. In addition, Ms. Bailey possesses a strong international management and consumer business background, as well as board oversight experience as a result of her role as a director at one of the largest, U.S.-based non-profit organizations.

Cesar Conde Director Since: 2016 Age: 50	Independent Committee Memberships: ■Compensation CHAIR ■Nominating and Corporate Governance
Cesar Conde has served as Chairman of the NBCUniversal News Group, part of a global media and entertainment company, since 2020. In this role, Mr. Conde has oversight of NBC News, MSNBC, CNBC, Telemundo, and NBCU Local. From 2015 to 2020, Mr. Conde served as Chairman of NBCUniversal International Group and NBCUniversal Telemundo Enterprises. From 2013 to 2015, he served as Executive Vice President at NBCUniversal, where he oversaw NBCUniversal International and NBCUniversal Digital Enterprises. From 2009 to 2013, Mr. Conde served as President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations and digital platforms. From 2003 to 2009, Mr. Conde served in a variety of senior executive capacities at Univision Networks and is credited with transforming it into a leading global, multi-platform media brand. Prior to Univision, Mr. Conde served as the White House Fellow for Secretary of State Colin L. Powell from 2002 to 2003. Mr. Conde also currently serves on the boards of several non-profit organizations, including the Council on Foreign Relations and The Aspen Institute.
Other Public Company Directorships:
■Current: Walmart Inc.
■Previous (During Past 5 Years): Owens Corning (until 2019)

Skills and Qualifications
Mr. Conde is an experienced global executive with a strong track record in business, finance and media. He provides our Board of Directors with diverse and actionable perspectives on today’s consumer and media landscapes, and his unique insights are particularly valuable as PepsiCo continues to build new omnichannel marketing capabilities and adapt to changing demographics around the world. Mr. Conde also brings his market and consumer insights developed through his experience at national and global media companies and his leadership of social and corporate responsibility initiatives worldwide.

PEPSICO 2024 Proxy Statement | 13

Election of Directors (Proxy Item No. 1)

Ian Cook PRESIDING DIRECTOR Director Since: 2008 Age: 71	Independent Committee Memberships: ■Nominating and Corporate Governance
Ian Cook served as a director of Colgate-Palmolive Company, a multinational consumer products company, from 2007 to 2020, as its Chairman from 2009 to 2019 and as its Executive Chairman from 2019 until his retirement in 2020. Mr. Cook joined Colgate-Palmolive in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Asia and Africa, and in 2005, he became responsible for all Colgate-Palmolive operations worldwide, serving as President and Chief Operating Officer from 2005 to 2007. He served most recently as Colgate-Palmolive’s President and Chief Executive Officer from 2007 to 2018 and as Chief Executive Officer from 2018 to 2019. Mr. Cook also serves on the boards of several non-profit organizations, including Memorial Sloan Kettering Cancer Center, New Visions for Public Schools and Caramoor Center for Music and the Arts.
Other Public Company Directorships:
■Current: None
■Previous (During Past 5 Years): Colgate-Palmolive Company (until 2020)

Skills and Qualifications
Mr. Cook brings to our Board of Directors deep knowledge of the consumer products industry and operational leadership experience gained through his 40-plus year career at Colgate-Palmolive, including his 12 years as CEO and his direct involvement in both risk management and risk oversight. His extensive understanding of our business and his experience leading a multinational consumer products company make him uniquely positioned as PepsiCo’s Presiding Director to work collaboratively with our Chairman and CEO. He also contributes a broad understanding of industry trends and his extensive global leadership experience gained from holding a variety of senior management roles at Colgate-Palmolive in numerous countries throughout the world. Mr. Cook’s qualifications also include expertise in finance, brand-building, corporate governance, human capital management and talent development and succession planning.

Edith W. Cooper Director Since: 2021 Age: 62	Independent Committee Memberships: ■Audit

Edith W. Cooper spent over two decades of her career with The Goldman Sachs Group, Inc., most recently serving as Executive Vice President and Global Head, Human Capital Management from 2011 to 2017 and Managing Director and Global Head, Human Capital Management from 2008 to 2011. Ms. Cooper began her career in derivative sales at Morgan Stanley from 1991 to 1996 and Bankers Trust Company from 1986 to 1991. Ms. Cooper co-founded Medley, a membership-based community for personal and professional growth, in 2020. Ms. Cooper also serves on the board of directors of several non-profit organizations, including the Museum of Modern Art, the Smithsonian National Museum of African American History and Culture and Mount Sinai Hospital.

Other Public Company Directorships:
■Current: Amazon.com, Inc.
■Previous (During Past 5 Years): MSD Acquisition Corp (until 2023); EQT AB (until 2022); Slack Technologies, Inc. (until 2021); Etsy, Inc. (until 2021)

Skills and Qualifications
Ms. Cooper brings to our Board of Directors extensive knowledge of the human resources field, including recruiting and talent development, gained from almost a decade of experience leading the human capital management function at Goldman Sachs. PepsiCo benefits from her significant talent management expertise in attracting and developing high-quality talent and advancing its commitment to diversity, equity and inclusion. In addition, she possesses a strong financial background through over 30 years of experience in management and sales leadership at leading organizations across the financial services industry. Ms. Cooper also has significant corporate governance and executive compensation experience across multiple industries as a result of her board service at other public companies.

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Election of Directors (Proxy Item No. 1)

Susan M. Diamond Director Since: 2023 Age: 50	Independent Committee Memberships: ■Audit
Susan M. Diamond has been serving as Chief Financial Officer of Humana Inc., an integrated health and wellness company, since 2021. Ms. Diamond previously served as President, Home Solutions of Humana from 2019 to 2021 and Senior Vice President, Medicare of Humana from 2017 to 2019. Ms. Diamond joined Humana in 2006 and has spent the majority of her career in various financial and operational leadership roles in the Medicare and Home businesses of Humana. Prior to Humana, Ms. Diamond spent six years working in various financial leadership roles for early stage, venture backed technology companies, and five years as the Chief Financial Officer for a Louisville-based venture capital firm, working with early stage companies across a variety of industries. She currently serves on the boards of several private entities in which Humana has an ownership interest as well as the Louisville Orchestra.
Other Public Company Directorships:
■Current: None
■Previous (During Past 5 Years): None

Skills and Qualifications
Ms. Diamond brings to our Board of Directors deep knowledge of financial, accounting, strategic, and healthcare matters gained from her over 15-year career in the healthcare industry, particularly through her roles as Chief Financial Officer and President of the Home Solutions business of Humana Inc. She also contributes valuable insights on growth and innovation including consumer segmentation strategies, data analytics, and cutting-edge consumer focused technologies, as well as sustainability and diversity, equity and inclusion obtained through her experience with advancing healthcare equity at Humana. In addition, through her experiences serving as a Chief Financial Officer and President of an operating unit of a large public company, Ms. Diamond also offers operational leadership experience and extensive experience with strategic, financial, risk, and compliance issues, as well as risk management.

Dina Dublon Director Since: 2005 Age: 70	Independent Committee Memberships: ■Compensation ■Sustainability, Diversity and Public Policy
Dina Dublon served as Executive Vice President and Chief Financial Officer at JPMorgan Chase & Co., a leading global financial services company, from 1998 until her retirement in 2004. In this role, she was responsible for global financial management, corporate treasury, tax and investor relations. Ms. Dublon previously held numerous positions at JPMorgan Chase and its predecessor companies, including corporate treasurer, managing director of the financial institutions division and head of asset liability management. Ms. Dublon also previously served on the boards of Microsoft, Accenture, and Deutsche Bank AG and on the faculty of Harvard Business School. She has served on the boards of several non-profit organizations, and currently chairs the board of advisors of the Columbia University Mailman School of Public Health, and serves on the board of directors of The Hastings Center and the Westchester Land Trust. Ms. Dublon currently serves on the independent audit quality committee of Ernst & Young LLP.
Other Public Company Directorships:
■Current: T. Rowe Price Group, Inc.
■Previous (During Past 5 Years): Motive Capital Corp II (until 2023); Motive Capital Corp (until 2022)

Skills and Qualifications
Ms. Dublon brings to our Board of Directors deep expertise in financial, accounting, strategic and banking matters and capital markets operations gained from her distinguished career in the financial services industry, particularly through her role as Executive Vice President and Chief Financial Officer of JPMorgan Chase. She also contributes valuable risk management insights obtained through her experience at JPMorgan Chase, as well as from her service on the boards of several other public companies, including T. Rowe Price Group, Inc. In addition, Ms. Dublon offers unique perspectives on emerging markets, public policy and sustainability-related matters gained while working with global non-profit organizations focusing on public health and women’s issues and initiatives.

PEPSICO 2024 Proxy Statement | 15

Election of Directors (Proxy Item No. 1)

Michelle Gass Director Since: 2019 Age: 56	Independent Committee Memberships: ■Sustainability, Diversity and Public Policy
Michelle Gass has served as President and Chief Executive Officer of Levi Strauss & Co. since January 2024 and as President of Levi’s in 2023. Prior to that, Ms. Gass served as Chief Executive Officer and a director of Kohl’s Corporation, a leading omnichannel retailer, from 2018 to 2022 and as its Chief Executive Officer elect and Chief Merchandising & Customer Officer from 2017 to 2018, Chief Merchandising & Customer Officer from 2015 to 2017, and Chief Customer Officer from 2013 to 2015. Prior to joining Kohl’s, Ms. Gass served in a variety of management positions with Starbucks Corporation from 1996 to 2013, including most recently as President, Starbucks EMEA (Europe, Middle East and Africa) from 2011 to 2013; President, Seattle’s Best Coffee; Executive Vice President, Global Marketing and Category; and various leadership roles in other brand, marketing, product management and strategy functions. Prior to Starbucks, Ms. Gass was with The Procter & Gamble Company. Ms. Gass currently serves on the boards of the Retail Industry Leaders Association and the National Retail Federation.
Other Public Company Directorships:
■Current: Levi Strauss & Co.
■Previous (During Past 5 Years): Kohl’s Corporation (until 2022)

Skills and Qualifications
Ms. Gass brings to our Board of Directors deep knowledge of the omnichannel retail and consumer products industries gained from over 30 years of experience in retail and consumer goods industries, both domestically and internationally. PepsiCo benefits from her extensive understanding of marketing, product innovation and consumer branding from her various roles at Levi’s, Kohl’s, Starbucks, and Procter & Gamble. As we continue to strengthen our omnichannel capabilities to address evolving consumer preferences, Ms. Gass’ insights in accelerating growth in direct-to-consumer channels and building omnichannel capabilities at Levi’s, as well as driving significant capabilities in digital and growing the e-commerce business during her time at Kohl’s, are particularly helpful. In addition, through her experiences leading large public companies, Kohl’s and Levi’s, and operating businesses at Starbucks, Ms. Gass also offers operational leadership experience, leading and developing strong management teams, as well as creating and implementing strategic plans.

Ramon L. Laguarta Director Since: 2018 Age: 60
Ramon L. Laguarta has served as PepsiCo’s Chief Executive Officer and a director on the Board since 2018, and assumed the role of Chairman of the Board in 2019. Mr. Laguarta previously served as President of PepsiCo from 2017 to 2018. Prior to serving as President, Mr. Laguarta held a variety of positions of increasing responsibility in Europe, including as Commercial Vice President of PepsiCo Europe from 2006 to 2008, PepsiCo Eastern Europe Region from 2008 to 2012, President, Developing & Emerging Markets, PepsiCo Europe from 2012 to 2015, Chief Executive Officer, PepsiCo Europe in 2015, and Chief Executive Officer, Europe Sub-Saharan Africa from 2015 until 2017. From 2002 to 2006, he was General Manager for Iberia Snacks and Juices, and from 1999 to 2001, a General Manager for Greece Snacks. Prior to joining PepsiCo in 1996 as a marketing vice president for Spain Snacks, Mr. Laguarta worked for Chupa Chups, S.A., where he worked in several international assignments in Asia, Europe, the Middle East and the United States. He also currently serves as the Co-Chair of the World Economic Forum’s Board of Stewards for the Food Systems Initiative.
Other Public Company Directorships:
■Current: Visa Inc.
■Previous (During Past 5 Years): None

Skills and Qualifications
Mr. Laguarta brings to our Board of Directors strong leadership skills and extensive consumer packaged goods experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiCo. Mr. Laguarta also contributes invaluable perspectives on the global marketplace and sustainability gained from his numerous international senior management positions, including living in Europe and leading the Europe Sub-Saharan Africa division, which has operations that span three continents and is comprised of developed, developing and emerging markets. A native of Barcelona, he speaks multiple languages including English, Spanish, French, German and Greek. Through his leadership of the Europe Sub-Saharan Africa division and then as President of PepsiCo, he offers deep experience in strategic planning, operations, marketing, brand development and logistics. His role as Chairman and CEO of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefit of management’s perspective on the business.

16 | PEPSICO 2024 Proxy Statement

Election of Directors (Proxy Item No. 1)

Sir Dave J. Lewis Director Since: 2020 Age: 59	Independent Committee Memberships: ■Sustainability, Diversity and Public Policy
Sir Dave J. Lewis served as Group Chief Executive Officer of Tesco PLC, a multinational grocery and general merchandise retailer, from 2014 until 2020. Prior to joining Tesco, he served in a variety of management positions with Unilever PLC, a global consumer products company, from 1987 to 2014, including a variety of leadership roles in Europe, Asia and the Americas, including as President, Personal Care from 2011 to 2014; President, Americas from 2010 to 2011; and Chairman, UK and Ireland from 2007 to 2010. Sir Dave currently serves as Chair of Haleon plc, a UK-based multinational consumer healthcare company, and Chairman of Xlinks, and also serves on the boards of several non-profit and charitable organizations, including as Chair of World Wildlife Fund – UK. He also serves as an operating advisor to funds of Clayton, Dubilier & Rice, a global private equity firm. Sir Dave was chair of Champions 12.3, a UN program seeking to add momentum to the achievement of the UN Sustainable Development Target 12.3 by 2030, and co-chair of the Consumer, Retail and Life Sciences Business Council, which was established to advise the Prime Minister of the UK. In addition, he served as co-chair of the Supply Chain Advisory Group for the UK government during 2021. In recognition of his contribution to business and the food industry in the UK, Sir Dave was knighted by Her Majesty Queen Elizabeth II in the 2021 New Year’s Honours List.
Other Public Company Directorships:
■Current: Haleon plc
■Previous (During Past 5 Years): Tesco PLC (until 2020)

Skills and Qualifications
Sir Dave brings to our Board of Directors a wealth of international consumer experience and expertise in business strategy, brand management and customer development through his significant experience over three decades in both retail and consumer-packaged goods industries. He contributes a unique, global perspective on consumer centricity, retail strategy, operations, and supply chain management for consumer-facing brands. Through his experience leading Champions 12.3 and working with non-profit and charitable organizations, he also provides valuable knowledge of sustainability-related matters and the role of business in society as PepsiCo continues to focus on its sustainability goals and pursue strategies to drive sustainable long-term growth.

David C. Page, MD Director Since: 2014 Age: 67	Independent Committee Memberships: ■Compensation ■Sustainability, Diversity and Public Policy
David C. Page, MD, is a professor of biology at Massachusetts Institute of Technology (“MIT”) and the Whitehead Institute for Biomedical Research, an independent non-profit research and educational institute affiliated with MIT and an investigator at the Howard Hughes Medical Institute. His research focuses on the genetic and molecular differences between males and females, and the roles that these differences play in health and disease. He served as Director and President of the Whitehead Institute from 2005 to 2020. In this role, he led a group of scientists focused on cancer research, genetics, genomics, developmental biology, stem cell research, regenerative medicine, parasitic disease and plant biology. His honors include a MacArthur Prize Fellowship, Science magazine’s Top Ten Scientific Advances of the Year (in 1992 and again in 2003) and the 2011 March of Dimes Prize in Developmental Biology. He is a member of the National Academy of Sciences, the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Page serves as chair of the Visiting Committee for Harvard Medical School and Harvard School of Dental Medicine.
Other Public Company Directorships:
■Current: None
■Previous (During Past 5 Years): None

Skills and Qualifications
Dr. Page brings to our Board of Directors his scientific and medical expertise, gained from over 30 years of experience in those fields, and a unique perspective on the intersection of academic and commercial scientific research of interest to companies in the food and beverage industry. His perspectives are particularly valuable in light of PepsiCo’s strategic focus on the areas of nutrition and health and wellness. Dr. Page’s experience with producing significant scientific discoveries and innovative breakthroughs is highly relevant to PepsiCo’s research and development initiatives, innovation pipeline and sustainability goals in an environment of shifting consumer preferences and regulatory initiatives.

PEPSICO 2024 Proxy Statement | 17

Election of Directors (Proxy Item No. 1)

Robert C. Pohlad Director Since: 2015 Age: 69	Independent Committee Memberships: ■Compensation ■Nominating and Corporate Governance CHAIR
Robert C. Pohlad has served since 1987 as President of Pohlad Holdings, a company of various family-owned entities which operate multiple businesses across a number of industries, including commercial real estate, automation and robotic engineering, and sports and entertainment. From 2002 until its acquisition by PepsiCo in 2010, Mr. Pohlad was Chairman and Chief Executive Officer of PepsiAmericas, Inc., an independent publicly traded company. PepsiAmericas, Inc. was formed from several independent bottlers in 1998, and, under Mr. Pohlad’s tenure, it grew to become the second-largest bottler of PepsiCo products at the time of its acquisition. Previously, Mr. Pohlad held several other executive positions at bottling companies. Mr. Pohlad is a member of the Board of Trustees of the University of Puget Sound and a member and chair of the Board of Visitors of the University of Minnesota Medical School.
Other Public Company Directorships:
■Current: None
■Previous (During Past 5 Years): None

Skills and Qualifications
Mr. Pohlad brings to our Board of Directors extensive beverage and finance experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiAmericas, Inc. and its predecessors. Mr. Pohlad has a deep understanding of leveraging large-scale distribution systems and global brands, specifically with respect to beverage and bottling operations, which is invaluable to PepsiCo. In addition, through his experience operating businesses and investments in myriad fields, Mr. Pohlad has gained expertise leading and developing strong management teams, creating and implementing effective strategic plans, addressing succession planning needs and brand-building.

Daniel Vasella, MD Director Since: 2002 Age: 70	Independent Committee Memberships: ■Compensation ■Nominating and Corporate Governance
Daniel Vasella, MD, served as Chairman of Novartis AG, a global innovative healthcare solutions company, from 1999 to 2013 and as Chief Executive Officer of Novartis AG from 1996 to 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is currently working as a coach to senior executives. He also serves on the boards of several private companies.
Other Public Company Directorships:
■Current: American Express Company; SciClone Pharmaceuticals (Holdings) Limited
■Previous (During Past 5 Years): None

Skills and Qualifications
Dr. Vasella brings to our Board of Directors his expertise in the areas of nutrition and health and wellness, topics of importance to PepsiCo, as well as his leadership experience and global perspectives, which he obtained through his former role as Chairman and Chief Executive Officer of Novartis. Through his leadership of Novartis and his public company director experience, he also offers to PepsiCo extensive business, corporate governance, operations, management and marketing skills, as well as human capital management and talent development, succession planning and experience developing corporate strategy. In addition, he contributes his knowledge of and experience with regulatory matters developed through his role leading a highly regulated, global business in rapidly changing markets.

18 | PEPSICO 2024 Proxy Statement

Election of Directors (Proxy Item No. 1)

Darren Walker Director Since: 2016 Age: 64	Independent Committee Memberships: ■Nominating and Corporate Governance ■Sustainability, Diversity and Public Policy CHAIR
Darren Walker has served since 2013 as President of the Ford Foundation, a philanthropic organization, and as its Vice President for Education, Creativity and Free Expression from 2010 to 2013. Prior to the Ford Foundation, Mr. Walker joined the Rockefeller Foundation, a philanthropic organization, in 2002 and served as a Vice President responsible for foundation initiatives from 2005 to 2010. From 1995 to 2002, he was the Chief Operating Officer of Abyssinian Development Corporation, a community development organization in Harlem in New York City. Prior to that, Mr. Walker held various positions in finance and banking at UBS AG. Mr. Walker currently serves on the boards of Bloomberg, Inc. and several non-profit organizations, including the National Gallery of Art, Lincoln Center for the Performing Arts, Friends of the High Line and Carnegie Hall. Mr. Walker also currently chairs the U.S. Impact Investing Alliance Advisory Board and is a member of the Council on Foreign Relations and the American Academy of Arts and Sciences.
Other Public Company Directorships:
■Current: Ralph Lauren Corporation
■Previous (During Past 5 Years): Block, Inc. (until 2023)

Skills and Qualifications
Mr. Walker brings to our Board of Directors his insight into the role of business in society gained through his role as President of the Ford Foundation and his leadership at other non-profit and philanthropic organizations. Through his experience with various social and community initiatives, he provides the Board with unique perspectives on human capital management, talent development and diversity and inclusion and insights on public policy and sustainability-related matters that are particularly valuable as PepsiCo continues to focus on its sustainability goals and pursue strategies to drive long-term growth. In addition, he offers a unique understanding of emerging markets and communities gained through his experience and oversight of the Ford Foundation’s operations.

Alberto Weisser Director Since: 2011 Age: 68	Independent Committee Memberships: ■Audit CHAIR
Alberto Weisser served as Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, from 1999 until mid-2013 and as Executive Chairman until late-2013. Mr. Weisser previously served as Bunge’s Chief Financial Officer from 1993 to 1999. Previously, Mr. Weisser worked at BASF Group, a chemical company, in various finance-related positions. He also served as a Senior Advisor at Lazard Ltd. from 2015 until 2018. He currently serves on the Americas Advisory Panel of Temasek International Pte. Ltd., a Singapore-based investment company.
Other Public Company Directorships:
■Current: Bayer AG; Linde Plc
■Previous (During Past 5 Years): None

Skills and Qualifications
Mr. Weisser brings to our Board of Directors his extensive experience with and keen understanding of commodities, gained from his role as Chairman and Chief Executive Officer of Bunge Limited. These skills are particularly valuable to PepsiCo in today’s volatile global economic environment. Mr. Weisser has deep knowledge of the strategic, financial, risk and compliance issues facing a large, diversified, publicly traded company, and significant international experience, particularly with respect to emerging markets. Mr. Weisser also contributes strong financial acumen and expertise resulting from his six years of experience serving as Bunge Limited’s Chief Financial Officer and other senior finance-related positions.

PEPSICO 2024 Proxy Statement | 19

Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, attributes, viewpoints and experiences. To promote thoughtful Board refreshment, we have:

■	Developed a comprehensive, ongoing Board succession planning process;
■	Implemented an annual Board and Committee assessment process;
■	Adopted a policy in which no director may stand for election to the Board after reaching the age of 75 and a director’s tenure is considered as a factor in the nomination process.

Six of the director nominees joined the Board since the beginning of 2019. The average age of our director nominees and our independent director nominees is 62.4 years and 62.6 years, respectively. The average tenure of all our director nominees and our independent director nominees is 7.9 years and 8.1 years, respectively.

Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors

The Board regularly evaluates its composition, assessing individual director’s skills, qualifications, attributes and experiences to ensure the overall Board composition is aligned with the needs of PepsiCo’s long-term business strategy. Each year, the Board assesses the directors to be nominated at the annual meeting. The Board reviews potential director vacancies in light of its ongoing evaluation and regularly reviews potential candidates at Board meetings. The Nominating and Corporate Governance Committee assists this process by considering prospective candidates and identifying appropriate individuals for the Board’s further consideration. From time to time, the Nominating and Corporate Governance Committee engages independent third-party consulting firms to help identify, evaluate and conduct due diligence on potential director candidates who meet the current needs of the Board.

The Nominating and Corporate Governance Committee also assists the Board in considering succession planning for Board positions such as the Presiding Director and Chairs of the Committees.

■	The Presiding Director is appointed for a term of three years. The Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. Based on the recommendation of the Nominating and Corporate Governance Committee, the independent members of the Board re-elected Ian Cook as the Presiding Director of the Board in 2021 for another three-year term beginning in 2022. For more information on the robust responsibilities of our independent Presiding Director, please see “Board Leadership Structure” beginning on page 25 of this Proxy Statement.
■	Except as the Board may otherwise determine, the Chair of each Committee is appointed for a term of three years and no more than three consecutive three-year terms. The Board elected a new Compensation Committee Chair beginning in 2023, re-elected the Audit Committee Chair for a third term beginning in 2022, and elected a new Committee Chair beginning in 2021 for each of the Nominating and Corporate Governance Committee and the Sustainability, Diversity and Public Policy Committee.

20 | PEPSICO 2024 Proxy Statement

Board Composition and Refreshment

Directors’ Attributes and Experiences

The Board looks for its current and potential directors to have a broad range of attributes, viewpoints and experiences that can be leveraged in order to benefit PepsiCo and its shareholders and align with the evolving needs of PepsiCo’s long-term business strategy. Currently, the Board is particularly interested in maintaining a mix of attributes and experiences that include the following:

■Public Company CEO including deep operational, CEO experience at a large global public company
■Financial Expertise / Financial Community including senior financial leadership experience at a large global public company or senior leadership experience at a financial institution
■Consumer Products including senior leadership experience with respect to a large consumer products business
■Risk Management including experience handling major risk-related challenges
■Public Policy including senior governmental, regulatory, philanthropic or public policy leadership experience, or policy-making role in areas relevant to our business
■Science / Medical / Research / Innovation including senior leadership experience or scientific/research role driving technical, engineering, medical or other research innovation

■Technology / Data Analytics / e-commerce / Digital Marketing / Cyber including senior leadership experience at a digital company or expertise in areas including e-commerce, data analytics, cloud engineered systems, digital marketing or cybersecurity
■Diversity including understanding the importance of diversity to a global enterprise with a diverse consumer base, informed by experience of gender, race, ethnicity and/or nationality
■Developing and Emerging Markets / International Residence including global business experience with a focus on developing and emerging markets, or residence or extensive time spent living outside of the United States

Attributes of Individual Nominees

All directors are also expected to possess certain personal traits and, in fulfilling its responsibility to identify qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates:

■	Relevant knowledge, diversity of background, perspectives and experience in areas including business, finance, accounting, technology and cybersecurity, marketing, international business, government, human capital management and talent development;
■	Personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;
■	Roles and contributions valuable to the business community; and
■	Whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.

In addition, the Nominating and Corporate Governance Committee regularly considers each incumbent director’s length of service on the Board and contributions, as well as the overall mix of tenures on the Board and the average tenure of all independent directors, in connection with determining whether an incumbent director should be renominated.

Consideration of Board Diversity

The Nominating and Corporate Governance Committee and the Board are keenly focused on ensuring that a wide range of backgrounds and experience are represented on our Board. 60% of our director nominees are women and/or racially/ethnically diverse individuals.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. The Nominating and Corporate Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any other protected category under applicable law. This process is designed to provide that the Board includes members with diverse backgrounds, perspectives and experience, including appropriate financial and other expertise relevant to the business of the Company.

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Board Composition and Refreshment

While not a formal policy, PepsiCo’s director nomination processes call for the consideration of a range of types of diversity, including race, gender, ethnicity, culture, nationality and geography. In fact, diversity is one of the enumerated criteria that the Board has identified as critical in maintaining among its current and potential directors. Accordingly, the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen. The Board also annually assesses the diversity of its members as part of its assessment process.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as directors and as members of the particular Board committees on which they will serve. This orientation program includes one-on-one meetings with senior management, visits to PepsiCo’s operations and extensive written materials to familiarize new directors with PepsiCo’s business, financial performance, strategic plans, executive compensation program, corporate governance policies and practices and sustainability agenda and initiatives. Additional training is also provided when a director assumes a leadership role, such as becoming a Committee Chair.

We also offer continuing education programs to assist directors in enhancing their skills and knowledge to better perform their duties and to recognize, and deal appropriately with, issues that may arise. These programs may be part of regular Board and Committee meetings or provided by qualified third parties on various topics. In addition, the Company pays for all reasonable expenses for any director who wishes to attend an external director continuing education program.

Board and Committee Assessments

Our Board continually seeks to improve its performance. A formal evaluation is conducted on an annual basis, and directors share perspectives, feedback and suggestions year-round, both during and outside of Board and Committee meetings. Pursuant to PepsiCo’s Corporate Governance Guidelines and the Charters of each of the Board’s Committees, the Board and each of its Committees conduct an evaluation at least annually.

Our processes enable directors to provide anonymous and confidential feedback on topics including:

■	Board/Committee information and materials;
■	Board/Committee meeting mechanics;
■	Board/Committee composition and structure (including the mix of experience, skills, qualifications, viewpoints, backgrounds and demographic diversity);
■	Board/Committee responsibilities and accountability (including with respect to strategy, risk management, operating performance, CEO and management succession planning, senior management development, corporate governance, sustainability and corporate culture);
■	Board meeting conduct and culture; and
■	Overall performance of Board members.

To promote effectiveness of the Board and each Committee, the results of the assessment are reviewed, and addressed by the Nominating and Corporate Governance Committee, the members of each Committee and the independent directors both alone in an executive session led by the independent Presiding Director and with members of management.

In 2023, in addition to the written Board and Committee evaluations, we conducted individual director assessments facilitated by a third party.

This process of actively engaging in thoughtful discussions, including on topics ranging from Board and Committee composition to overall performance of Board members, has had a meaningful impact on Board refreshment and succession planning. As a testament to the effectiveness of this assessment process, six of the director nominees joined the Board since the beginning of 2019, including four female directors. This refreshment demonstrates the Board’s focus on maintaining an appropriate balance of attributes, viewpoints and experiences that align with the evolving needs of PepsiCo’s long-term business strategy.

The Nominating and Corporate Governance Committee annually reviews the format of the evaluation process. As a result of the evaluation process, which helps identify opportunities to continue to improve the performance of the Board and the Committees, the Board and Committees continue to enhance practices and procedures as appropriate. The Board also reviews the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance of the Board, each of its Committees and the Presiding Director.

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Board Composition and Refreshment

Shareholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chair of the Nominating and Corporate Governance Committee to determine whether each candidate meets the minimum criteria set forth in the Corporate Governance Guidelines, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Any shareholder recommendation must be sent to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

Our By-Laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-Laws and Rule 14a-19 under the Exchange Act should see “2025 Shareholder Proposals and Director Nominations” on page 123 of this Proxy Statement for further information.

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Corporate Governance at PepsiCo

Our Governance Philosophy

We believe strong corporate governance and an ethical culture are the foundation for financial integrity, investor confidence and sustainable performance.

Strong corporate governance and a steadfast commitment to doing business the right way are and have been longstanding priorities at PepsiCo. Our strong tone at the top begins with our Board of Directors, which has demonstrated its focus on advancing openness, honesty, fairness and integrity in the Boardroom and across the Company through such actions as:

■Adopting Corporate Governance Guidelines for the Company that establish a common set of expectations to assist the Board and its Committees in performing their duties, reviewing these Guidelines at least annually, and updating the Guidelines as appropriate to reflect changing regulatory requirements, evolving best practices and input from our shareholders and other stakeholders;
■Adopting the Company’s Global Code of Conduct and overseeing compliance, including ensuring corporate culture is on the Board agenda;
■Holding regular executive sessions between the Audit Committee and our Global Chief Compliance & Ethics Officer;
■Establishing a means for employees to raise issues to the Board and encouraging a culture of trust so that employees at every level feel comfortable speaking up about concerns; and
■Fostering a corporate culture of integrity and risk awareness through the Board’s oversight over PepsiCo’s integrated risk management framework, which includes the Board’s review of specific high-priority risks on a regular basis throughout the year.

Key Corporate Governance Documents. The following key corporate documents are available at www.pepsico.com under “Who We Are”—“Corporate Governance” and are also available in print upon written request to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577: Corporate Governance Guidelines; the Global Code of Conduct; and the Charters of our Audit, Compensation, Nominating and Corporate Governance, and Sustainability, Diversity and Public Policy Committees of the Board.

Our Global Code of Conduct

PepsiCo is proud of its commitment to deliver sustained growth through empowered people acting with responsibility and building trust.

This commitment is evidenced in part by our robust Global Code of Conduct, which is designed to provide our directors and employees with guidance on how to act legally and ethically while performing work for PepsiCo. PepsiCo works hard to communicate its values clearly and regularly throughout its operations, including by conducting an annual Global Code of Conduct training program for employees. Annually, all of PepsiCo’s directors and executives, including all of our executive officers, certify their compliance with our Global Code of Conduct. Through these efforts, we are focused on developing a culture of empowering people across the Company to act with responsibility and to build trust by embracing the principles of our Global Code of Conduct and our core values: respect in the workplace; trust in the marketplace; fairness in our business relationships, honesty in business conduct; and purpose in our world.

Prohibition on Hedging and Pledging. To further align the interests of PepsiCo’s directors, officers and employees with those of our shareholders, under PepsiCo’s Global Code of Conduct and Insider Trading Policy, the Company prohibits all directors, officers and employees from engaging in activities that are designed to hedge or offset any decrease in the market value of PepsiCo stock (including purchasing financial instruments such as prepaid variable forward contracts, collars, exchange funds or equity swaps or engaging in short sales). In addition, directors, officers and employees may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan or otherwise.

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Corporate Governance at PepsiCo

Our Board of Directors

Our Board of Directors represents the interests of our shareholders and oversees the Company’s business and affairs pursuant to the North Carolina Business Corporation Act and our governing documents. Members of the Board, all of whom are elected annually, oversee the Company’s business and affairs by, among other things, participating in Board and Committee meetings, reviewing materials provided to them, engaging with the Chairman and CEO and with key members of management and associates, bringing in outside experts, and discussing feedback from shareholders and other stakeholders.

Outstanding Board Member Attendance. Regular attendance at Board meetings and the Annual Meeting of Shareholders is expected of each director. In fiscal year 2023, our Board of Directors held seven meetings and our Committees held 20 meetings in the aggregate. In fiscal year 2023, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (in each case held during the period that such director served). Thirteen of fourteen directors then serving attended the 2023 Annual Meeting of Shareholders.

Board Leadership Structure

PepsiCo’s governing documents enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board the opportunity to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which we operate and the Board’s assessment of the Company’s leadership from time to time.

The Board regularly considers and is open to different structures as circumstances may warrant. During its most recent evaluation of its leadership structure, the Board determined that the current combined Chairman and CEO structure, together with a strong independent Presiding Director with clearly defined and robust responsibilities as set forth on page 26, strikes the right balance between effective independent oversight of PepsiCo’s business and Board activities and strong and consistent corporate leadership, and provides the best leadership structure for the Company at this time. This structure enables a clear and unified strategic vision and is beneficial at this time given the complex and dynamic consumer and retail landscape. This leadership structure, along with having independent directors chair each of the Company’s four Committees, also enhances the Board’s oversight of material risks because the Chairman and CEO is uniquely positioned to identify emerging risks while the Presiding Director and Committee Chairs provide independent oversight of the Company’s risk management programs.

In making the leadership structure determination, the Board gave thorough consideration to a number of factors, including: (i) the strategic goals of the Company, (ii) the unique opportunities and challenges PepsiCo is facing, (iii) the breadth and complexity of PepsiCo’s business and global footprint, (iv) the various capabilities of our directors, (v) the dynamics of our Board, (vi) best practices in the market, (vii) PepsiCo’s shareholder base and investor feedback, (viii) the current industry environment and (ix) the status of PepsiCo’s progress with respect to key strategic initiatives. The Board also reflected upon the Company’s strong, independent oversight function exercised by our actively engaged Board, which consists entirely of independent directors other than our Chairman and CEO, as well as the independent leadership provided by our independent Presiding Director and each of the four standing Board Committees, which consist solely of, and are chaired by, independent directors.

The Board recognizes the importance of the Company’s leadership structure to our shareholders and will continue to regularly assess the Board leadership structure with careful consideration of the input obtained through engagement with our shareholders.

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Corporate Governance at PepsiCo

Ramon L. Laguarta CHAIRMAN AND CEO	Ian Cook PRESIDING DIRECTOR Former Chairman, President and Chief Executive Officer, Colgate-Palmolive Company
The independent directors believe that our current Chairman of the Board and CEO, Ramon L. Laguarta, as an experienced leader with deep operational experience, particularly in international markets, and extensive knowledge of the Company, food and beverage industry and risk management practices that Mr. Laguarta gained from working over 20 years at PepsiCo in a variety of executive and general management roles, serves as a highly effective bridge between the Board and management. In his role as Chairman and CEO, Mr. Laguarta is in the best position to be aware of key issues facing the Company, and to effectively communicate with various internal and external constituencies about critical business matters. During this period of significant change for PepsiCo as we implement key strategic and ongoing transformation initiatives and navigate the rapidly evolving business environment, the independent directors believe that the Company is best served by having one clear leader in both the Chairman and CEO roles who has the vision and leadership to execute on the Company’s strategy and create shareholder value.

As a result of his extensive experience leading a multinational consumer products company during his 40-plus year career at Colgate-Palmolive, including his 12 years as CEO and his direct involvement in both risk management and risk oversight, and his deep understanding of PepsiCo and its business acquired from his years of service on our Board, Mr. Cook is uniquely positioned to work collaboratively with our Chairman and CEO, while providing strong independent oversight of management.

In addition to his core responsibilities as Presiding Director as described further below, Mr. Cook is an actively engaged director who regularly communicates with the Chairman and CEO and other members of the senior management on various topics of importance to the Company, including business strategy and the Company’s approach to identifying and mitigating key risks.

In recognition of Mr. Cook’s strong leadership stemming from his industry-relevant knowledge, operational, risk oversight and governance experience and exceptional interpersonal and communication skills, the independent members of the Board of Directors re-elected Mr. Cook as the Presiding Director for another three-year term beginning in 2022.

Role of Presiding Director. Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, an independent director shall be designated as the Presiding Director by the independent members of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Presiding Director is appointed for a term of three years.

The Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. The duties of our independent Presiding Director are robust and consistent with the responsibilities generally held by independent “lead directors” at other public companies.

Presiding Director Duties:

■Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors
■Serves as a liaison between the Chairman of the Board and the independent directors
■Has authority to approve information sent to the Board
■Approves meeting agendas for the Board, including Board consideration of any matters as he or she deems appropriate, including risk-related matters
■Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items
■Works with the Board Committee Chairs to oversee the annual assessment of the Board and Committees, including assessment of the effectiveness and appropriateness of the process by which the Board identifies, assesses, addresses and monitors the Company’s enterprise risks
■Has the authority to call meetings of the independent directors
■If requested by major shareholders, ensures that he or she is available for consultation and direct communication

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Corporate Governance at PepsiCo

In addition to these responsibilities and assisting the Board in the fulfillment of its responsibilities in general, Mr. Cook, as the Presiding Director, has over the past few years performed additional duties including:

■meeting with the Chairman and CEO after the executive sessions of independent directors held at each regularly scheduled Board meeting to provide feedback on the independent directors’ deliberations;
■regularly speaking with the Chairman and CEO between Board meetings to discuss any matters of concern, often following consultation with other independent directors;
■working with the Nominating and Corporate Governance Committee to guide the Board’s governance processes, including developing recommendations for Board and Committee structure, size and composition, including Board succession planning, and for the Board’s approach to performing its duties;
■meeting regularly with members of senior management other than the Chairman and CEO; and
■representing the Board in communications with shareholders, including on sustainability matters.

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Corporate Governance at PepsiCo

Director Independence

Independence Determination

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the Nasdaq definition of independence, as determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.pepsico.com under “Who We Are”—“Corporate Governance.” In making a determination of whether a director has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Consistent with these considerations, the Board of Directors has affirmatively determined that all of our non-management director nominees, who are listed below, are independent within the meaning of the SEC and Nasdaq rules.

Independent Director Nominees
Segun Agbaje	Susan M. Diamond	Robert C. Pohlad
Jennifer Bailey	Dina Dublon	Daniel Vasella
Cesar Conde	Michelle Gass	Darren Walker
Ian Cook	Dave J. Lewis	Alberto Weisser
Edith W. Cooper	David C. Page

In arriving at the foregoing independence determination, the Board of Directors thoroughly considered the relationships described under “Transactions with Related Persons” on page 29 of this Proxy Statement and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its Committees without Company management present. These executive sessions are chaired by the independent Presiding Director (at Board meetings) or by the independent Committee Chairs (at Committee meetings). The independent directors met in executive session at all of the regularly scheduled Board meetings held in 2023. Regular executive sessions are also held by each Committee.

Related Person Transactions

The Board of Directors has adopted written Related Person Transaction Policies and Procedures that generally apply to any transaction or series of transactions:

■in which the Company or a subsidiary was or is a participant;
■where the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; and
■in which the related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s Common Stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest.

The transactions described above are submitted to the Audit Committee for review and approval or ratification.

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Corporate Governance at PepsiCo

Review and Approval of Transactions with Related Persons

In determining whether to approve, ratify or disapprove of the entry into a related person transaction, the Audit Committee considers all relevant facts and circumstances and takes into account, among other factors:

■whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
■whether the transaction would impair the independence of an outside director; and
■whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. The Company’s General Counsel maintains a list of transactions deemed pre-approved under the policy for review by any Board member.

Transactions with Related Persons

The Board thoroughly considered the following relationships involving Robert C. Pohlad and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director of the Company:

■Mr. Pohlad indirectly owns one-third of the voting interests in the Minnesota Twins, a Major League Baseball team, and the remaining voting interests are indirectly owned by his brothers, William Pohlad and James Pohlad. The non-voting interests in the Minnesota Twins are owned indirectly by Mr. Pohlad and members of his immediate family and through trusts for the benefit of Mr. Pohlad’s descendants and descendants of members of his family. Members of Mr. Pohlad’s immediate family are employed by the Minnesota Twins, including James Pohlad, who serves as Chairman of the Board. In addition, Mr. Pohlad’s son is a current executive officer of the Minnesota Twins, serving as Executive Chair. In fiscal year 2023, PepsiCo made payments to the Minnesota Twins of approximately $680,000 in connection with a sponsorship agreement, and PepsiCo received payments of approximately $1,140,000 from the Minnesota Twins and an independent third party in connection with the sale of PepsiCo products at the Minnesota Twins’ stadium. Transactions between the Minnesota Twins and PepsiCo, individually and in the aggregate, represented less than 1% of the annual revenues of the Minnesota Twins and PepsiCo for each of fiscal years 2023, 2022 and 2021.
■Mr. Pohlad and his brothers indirectly own an equity interest of approximately 13% in Minnesota United, a Major League Soccer Team. In fiscal year 2023, PepsiCo made payments to Minnesota United of approximately $220,000 in connection with a sponsorship agreement, and PepsiCo received payments of approximately $210,000 from Minnesota United and an independent third party in connection with the sale of PepsiCo products at Minnesota United’s stadium. Transactions between Minnesota United and PepsiCo, individually and in the aggregate, represented less than 1% of the annual revenues of Minnesota United and PepsiCo for each of fiscal years 2023, 2022 and 2021.
■Mr. Pohlad and his immediate family members indirectly own an equity interest of approximately 12% of ESXL LLC, a New York-based esports organization. In fiscal year 2023 (subsequent to the transaction discussed below), ESXL merged with and into NYXL, Inc., a New York-based esports organization. In fiscal year 2023, PepsiCo made payments to ESXL LLC of approximately $450,000 in connection with the launch of a promotional event for the Doritos brand that took place in fiscal year 2023.

The sponsorship agreements and sale of PepsiCo products for the Minnesota Twins and the Minnesota United are ongoing, and PepsiCo expects to enter into a new five-year sponsorship agreement with the Minnesota Twins that would begin with the 2024 season pursuant to which PepsiCo would make annual payments of approximately $960,000 per year to the Minnesota Twins. The transaction with ESXL LLC was a one-time arrangement for fiscal year 2023. Mr. Pohlad is and was not involved in negotiating these arm’s-length transactions. The Board thoroughly considered these relationships and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities as a director of the Company.

In addition, Meaghan Spillane is a Key Account Manager, PepsiCo Beverages North America (PBNA) at PepsiCo and daughter of Marie T. Gallagher, who serves as Senior Vice President and Controller of PepsiCo. Ms. Spillane received total compensation of approximately $158,000 in fiscal year 2023, and participates in the general welfare and benefit plans of PepsiCo. Ms. Spillane’s compensation was established in accordance with PepsiCo’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Ms. Gallagher does not have a material interest in her daughter’s employment, nor does she share a household with her.

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Corporate Governance at PepsiCo

Committees of the Board of Directors

The Board of Directors has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Sustainability, Diversity and Public Policy. Fifty percent of the Committees are chaired by diverse Directors. The table below indicates the current members of each Board Committee:

	Audit	Compensation	Nominating and Corporate Governance	Sustainability, Diversity and Public Policy
Segun Agbaje	E
Jennifer Bailey
Cesar Conde
Ian Cook (Presiding Director)
Edith W. Cooper
Susan M. Diamond	E
Dina Dublon
Michelle Gass
Ramon L. Laguarta
Sir Dave J. Lewis
David C. Page, MD
Robert C. Pohlad
Daniel Vasella, MD
Darren Walker
Alberto Weisser	E

	=	Committee Chair
E	=	Audit Committee Financial Expert

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Corporate Governance at PepsiCo

Audit Committee Met eight times in 2023 Current Committee Members Alberto Weisser CHAIR Segun Agbaje Jennifer Bailey Edith W. Cooper Susan M. Diamond

Primary Responsibilities

■Engaging and overseeing the Company’s independent registered public accounting firm (taking into account the vote on shareholder ratification) and considering the independence, qualifications and performance of the independent registered public accounting firm
■Approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm
■Reviewing and evaluating the performance of the lead audit partner of the independent registered public accounting firm and periodically considering whether there should be a rotation of the independent registered public accounting firm
■Overseeing the quality and integrity of PepsiCo’s financial statements and its related accounting and financial reporting processes and internal control over financial reporting, and the audits of PepsiCo’s financial statements, including reviewing with management and the independent registered public accounting firm PepsiCo’s annual audited and quarterly financial statements and other financial disclosures, including earnings releases
■Reviewing and approving the internal audit department’s audit plan, staffing, budget and responsibilities
■Reviewing PepsiCo’s compliance with legal and regulatory requirements, including by reviewing and discussing the implementation and effectiveness of PepsiCo’s compliance program
■Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding (i) accounting, internal accounting controls or auditing matters and other federal securities law matters and (ii) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters
■Reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, and assisting the Board’s oversight of PepsiCo’s financial, compliance and employee safety risks
■Reviewing and providing oversight of all related person transactions
■During 2023, the Audit Committee continued to review and consider how the deadly conflict in Ukraine continued to impact each of its areas of responsibility

Financial Expertise and Independence

The Board of Directors has determined that Segun Agbaje, Susan M. Diamond and Alberto Weisser satisfy the criteria adopted by the SEC to serve as “audit committee financial experts” and that all of the members of the Committee are independent directors pursuant to the applicable requirements under the SEC and Nasdaq rules.

No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Report

The Audit Committee Report is set forth beginning on page 46 of this Proxy Statement.

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Corporate Governance at PepsiCo

Compensation Committee Met four times in 2023 Current Committee Members Cesar Conde CHAIR Dina Dublon David C. Page Robert C. Pohlad Daniel Vasella

Primary Responsibilities

■Overseeing policies relating to compensation of the Company’s executives and making recommendations to the Board with respect to such policies
■Overseeing engagement with shareholders on executive compensation matters
■Overseeing the design of all material employee benefit plans and programs of the Company, its subsidiaries and divisions
■Meeting at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate performance goals and objectives
■Evaluating and discussing with the independent directors the performance of the CEO and recommending the CEO’s compensation to the independent directors based on the CEO’s performance
■Overseeing the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee’s purview, and evaluating and determining the individual elements of total compensation for such officers
■Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors
■Reviewing and reporting to the Board with respect to director compensation and stock ownership guidelines

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 50 of this Proxy Statement.

Independence

The Compensation Committee is comprised entirely of directors who are independent under the SEC and Nasdaq rules for directors and compensation committee members.

Report

The Compensation Committee Report is set forth on page 80 of this Proxy Statement.

Compensation Advisor

The Compensation Committee has engaged FW Cook as its independent external advisor. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and Nasdaq rules regarding compensation advisor conflicts of interest and independence.

Compensation Committee Interlocks and Insider Participation

Shona L. Brown, Cesar Conde, Dina Dublon, David C. Page, Robert C. Pohlad and Daniel Vasella served on the Company’s Compensation Committee during all or a portion of fiscal year 2023. No member of the Compensation Committee is now, or has been, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2023 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons, other than Mr. Pohlad, as described on page 29 of this Proxy Statement. None of the executive officers of the Company currently serves or served during 2023 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on PepsiCo’s Board of Directors or Compensation Committee.

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Corporate Governance at PepsiCo

Nominating and Corporate Governance Committee Met four times in 2023 Current Committee Members Robert C. Pohlad CHAIR Cesar Conde Ian Cook Daniel Vasella Darren Walker

Primary Responsibilities

■Developing criteria and qualifications, including criteria to assess independence, for selecting director candidates and identifying qualified candidates for membership on the Board and its Committees
■Developing and recommending to the Board corporate governance guidelines and other corporate policies and otherwise performing a leadership role in shaping the Company’s corporate governance policies and practices
■Reviewing Board succession plans and overseeing the development of the process and protocols regarding succession plans for the Company’s CEO
■Making recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees
■Overseeing the process for evaluating the Board and its Committees, including assessing and reporting to the Board on the performance of the Board and its Committees

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements under the Nasdaq rules.

Sustainability, Diversity and Public Policy Committee Met four times in 2023 Current Committee Members Darren Walker CHAIR Dina Dublon Michelle Gass Dave J. Lewis David C. Page

Primary Responsibilities

■Assisting in the Board’s oversight of risks related to matters overseen by the Committee
■Reviewing the Company’s sustainability initiatives and engagement
■Reviewing the Company’s key sustainability programs and related goals it may establish from time to time and monitoring the Company’s progress toward achieving those goals
■Reviewing the Company’s diversity, equity and inclusion policies, programs and initiatives
■Reviewing and monitoring key public policy trends, issues and regulatory matters and the Company’s engagement in the public policy process
■Overseeing the Company’s Political Contributions Policy and reviewing the Company’s political activities and expenditures
Independence
The Sustainability, Diversity and Public Policy Committee is comprised entirely of directors who meet the independence requirements under the Nasdaq rules.

The Board’s Role in Strategy Oversight

One of the Board’s key responsibilities is overseeing the Company’s strategy, and the Board has deep experience and expertise in the area of strategy development and insights into the most important issues facing the Company. Setting the strategic course of the Company involves a high level of constructive engagement between management and the Board. Our entire Board acts as a strategy committee and regularly discusses the key priorities of our Company, taking into consideration and adjusting the Company’s long-term strategy with global economic, consumer and other significant trends, as well as changes in the food and beverage industries and regulatory initiatives.

■Annually, the Board conducts an extensive review of the Company’s long-term strategic plans, its annual operating plan and capital structure.
■Throughout the year and at almost every Board meeting, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s strategy, including the strategic plans for our divisions, the competitive environment, sustainability initiatives and human capital management strategies, including matters related to diversity, equity and inclusion.
■PepsiCo’s independent directors also hold regularly scheduled executive sessions without Company management present, at which strategy is discussed.
■The Board also regularly discusses and reviews feedback on strategy from our shareholders and stakeholders.

The Board also receives regular updates, formally and informally, and participates in discussions with management about any key global events that may impact the Company as they arise.

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The Board’s Oversight of Risk Management

The Board recognizes that the achievement of our strategic and operating objectives involves risks, many of which evolve over time. The Board has oversight responsibility for PepsiCo’s integrated risk management framework, which is designed to identify, assess, prioritize, address, manage, monitor and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation of the Company’s top risks.

The Board receives and provides feedback on regular updates from management regarding the Company’s top risks, including updates from members of management responsible for overseeing impacted areas, governance processes associated with managing these risks, the status of projects to strengthen the Company’s risk mitigation efforts and recent incidents impacting the industry and threat landscape. In evaluating top risks, the Board and management consider short-, medium-, and long-term potential impacts on the Company’s business, financial condition, and results of operations, including looking at the internal and external environment when evaluating risks, risk amplifiers and emerging trends, and considers the risk horizon as part of prioritizing the Company’s risk mitigation efforts. The Board receives updates through presentations, memos and other written materials, teleconferences, and other appropriate means of communication, with numerous opportunities for discussion and feedback, and continuously evaluates its approach in addressing top risks as circumstances evolve. PepsiCo’s risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure.

The Board also receives periodic updates from external experts and advisers on global macroeconomic trends and conditions that may impact the Company’s strategy and financial performance, including geopolitical conflicts, economic instability, labor market trends, changing consumer behavior, retail disruption, and digitalization.

RISK MANAGEMENT FRAMEWORK

BOARD OVERSIGHT

Board of Directors
The Board has oversight responsibility for PepsiCo’s integrated risk management framework. Throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail, including risks related to cybersecurity, food safety, sustainability, human capital management, including diversity, equity and inclusion, and supply chain and commodity inflation.

The Board has tasked designated Committees of the Board with oversight of certain categories of risk management, and the Committees report to the Board regularly on these matters.

Audit Committee
Reviews and assesses the guidelines and policies governing the Company’s risk management and oversight processes, and assists with the Board’s oversight of financial, compliance and employee safety risks facing the Company.

The Audit Committee also assists the Board’s oversight of the Company’s compliance with legal and regulatory requirements, and the General Counsel and the Chief Compliance & Ethics Officer, who reports to the General Counsel, each meets regularly with the Audit Committee, including in executive session without management present.

Compensation Committee
Reviews the Company’s employee compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior.

Nominating and Corporate Governance Committee
Assists the Board in its oversight of the Company’s governance structure and other corporate governance matters, including succession planning.

Sustainability, Diversity and Public Policy Committee
Assists the Board in its oversight of the Company’s policies, programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters, including climate change.

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Sources of Risk Identification & Mitigation

PepsiCo Risk Committee (PRC)
■Comprised of a cross-functional, geographically diverse, senior management group, including PepsiCo’s Chairman of the Board of Directors and Chief Executive Officer, Chief Financial Officer, General Counsel, Sector Chief Executive Officers and the heads of Corporate Affairs, Human Resources, Research & Development, Information Technology, Sustainability, Strategy, Transformation, International Beverages, Commercial, Global Operations, Marketing, and Financial Planning & Analysis
■Meets regularly to identify, assess, prioritize and address top strategic, financial, operating, compliance, safety, reputational, and other risks
■Responsible for reporting progress on risk mitigation efforts to the Board

Division/Key Country Risk Committees ■Comprised of cross-functional senior management teams ■Meet regularly to identify, assess, prioritize and address division and country-specific business risks

Risk Management Office (RMO)
■Manages the overall risk management process
■Provides ongoing guidance, tools and analytical support to the PRC and division and key country risk committees
■Identifies and assesses potential risks and facilitates ongoing communication between the parties, as well as the Board and Committees of the Board

Internal Audit Department ■Evaluates the ongoing effectiveness of key internal controls through periodic audit and review procedures
Disclosure Committee
■Comprised of the General Counsel, Controller and heads of Internal Audit, Financial Planning & Analysis and Investor Relations
■Evaluates information from PepsiCo’s integrated risk management framework as part of the Disclosure Committee’s monitoring of the integrity and effectiveness of the Company’s disclosure controls and procedures

Law and Compliance & Ethics ■Lead and coordinate compliance policies and practices

OVERSIGHT OF CERTAIN KEY RISKS
Oversight of Food Safety Risks	Due to the critical nature of food safety to our business, the full Board oversees and regularly interacts with senior management, including the Company’s Chief Science Officer, on food safety matters, such as evolving regulations, changes to the Company’s product portfolio and supply chain infrastructure, key food safety risk areas and mitigation strategies. The Board is also appropriately advised of any notable food safety incidents.
Oversight of Supply Chain and Commodity Inflation Risks	During 2023, the Board received information from, and actively engaged with, management on the impact of external factors on our transportation, labor and commodity availability and costs as well as our manufacturing operations and supply chain, including geopolitical events, the inflationary cost environment, supply chain disruptions (including raw material shortages) and labor shortages, and the Company’s efforts to mitigate the potential impact of such factors.
Oversight of Cybersecurity Related Risks	Given that cybersecurity risks can impact various areas of responsibility of the Committees of the Board, the Board believes it is useful and effective for the full Board to maintain direct oversight over cybersecurity matters. The Board receives and provides feedback on regular updates from management, including from the Company’s Chief Strategy and Transformation Officer and the Company’s Chief Information Security Officer, regarding cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, results from third party assessments and also discusses any significant cyber incidents, including recent incidents throughout the industry and the emerging threat landscape.

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Oversight of Climate Change Related Risks	The Sustainability, Diversity and Public Policy Committee assists the Board in overseeing the management of long-term risks posed by climate change, including specific actions performed in order to protect the Company from the negative effects of climate change. In addition, the Committee reviews PepsiCo’s sustainability programs and goals related to reducing our climate impact in our operations throughout our value chain and monitors our progress toward achieving such goals.
Oversight of Human Capital Management Related Risks	The Board is actively engaged in overseeing senior management development and succession as well as key human capital management strategies and potential related risks. The Compensation Committee oversees the design of all material employee benefit plans and programs, the Nominating and Corporate Governance Committee oversees CEO and director succession plans, and the Sustainability, Diversity and Public Policy Committee oversees initiatives and progress related to diversity, equity and inclusion. Each of the Committees provide reports and feedback to the full Board for its collective review and discussion. For more information, please see “The Board’s Role in Human Capital Management and Talent Development” beginning on page 36 of this Proxy Statement.
Oversight of Human Rights Related Risks	The Sustainability, Diversity and Public Policy Committee assists the Board in overseeing PepsiCo’s policies, practices and related risks that concern human rights matters. The Committee receives and provides feedback on regular updates from management, including the Company’s General Counsel and Chief Human Rights Officer, regarding emerging business and human rights trends, the Company’s human rights due diligence programs, and actions that have been taken to advance our vision for human rights at PepsiCo and across our broader value chain. In addition, the Board reviews and approves PepsiCo’s annual statement detailing the actions we have taken to prevent modern slavery and human trafficking in our business and supply chain.

At its February 2024 meeting, the Compensation Committee reviewed the results of the 2023 annual compensation risk assessment and concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

The Company believes that the Board’s leadership structure, discussed in detail under “Board Leadership Structure” on pages 25-27 of this Proxy Statement, supports the risk oversight function of the Board, with the Chairman and CEO uniquely positioned to identify emerging risks while the independent Presiding Director and Chairs of the Board’s four Committees provide independent oversight of the Company’s risk management programs.

The Board’s Role in Human Capital Management and Talent Development

The Board believes that human capital management and talent development are vital to PepsiCo’s continued success. They are integral elements of our strategic framework and we strive to create a diverse and inclusive workplace with meaningful opportunities that will attract and retain the best and brightest in a competitive talent landscape.

Our Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. The Nominating and Corporate Governance Committee oversees the development of the process and protocols regarding succession plans for the CEO, and annually reviews these protocols. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Presiding Director and the Chair of the Nominating and Corporate Governance Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings. The Board has overseen appointments of current direct reports of the CEO, who include seven executives globally who are racially/ethnically diverse and/or female, demonstrating our focus on building a highly skilled and diverse executive team that brings a broad array of opinions and perspectives that are reflective of our global businesses. This includes the appointment of Becky Schmitt as the new Chief Human Resources Officer of PepsiCo in 2023, to lead the global Human Resources organization, including all aspects of people management and advancing our efforts to attract world-class talent and future-proof our workforce.

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With respect to the broader organization, our Board is actively engaged in the oversight of our corporate culture and is continuously focused on developing a culture that is aligned with our long-term strategy. This includes reinforcing a set of behaviors throughout the Company that we think are critical to empower performance, which we call The PepsiCo Way, including voicing opinions fearlessly, raising the bar on talent and diversity and acting with integrity.

PepsiCo is focused on developing a culture that is aligned with our long-term strategy, including reinforcing a set of behaviors throughout the Company that we think are critical to empower performance, which we call The PepsiCo Way:

THE PEPSICO WAY	BE CONSUMER CENTRIC	ACT AS OWNERS	FOCUS & GET THINGS DONE FAST	VOICE OPINIONS FEARLESSLY	RAISE THE BAR ON TALENT & DIVERSITY	CELEBRATE SUCCESS	ACT WITH INTEGRITY

In addition, the Board and its applicable Committees regularly engage with employees at all levels of the organization to provide oversight on a broad range of other human capital management topics, including talent attraction and retention, diversity, equity and inclusion, pay equity, health and safety, training and development and compensation and benefits. Employee feedback is considered in designing and evaluating employee programs and benefits and in monitoring current practices for potential areas of improvement.

The Board’s Sustainability, Diversity and Public Policy Committee, established in 2017, assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters and to ensure that such topics remain central to the success of our business strategy.

Human Capital Management Highlights

PepsiCo, under the Board’s oversight and guidance, has taken significant actions to enhance our diverse and inclusive culture, protect and train our associates and maintain our reputation as a great place to work.

APPROACH	RECENT ACTIONS AND HIGHLIGHTS	ADDITIONAL INFORMATION
Diversity, Equity and Inclusion	We believe that our culture of diversity, equity and inclusion is a competitive advantage that fuels innovation, enhances our ability to attract and retain talent and strengthens our reputation. We continually strive to improve the attraction, retention, and advancement of our associates to ensure we sustain a high-caliber pipeline of talent that also represents the communities we serve.	In 2020, PepsiCo launched our more than $570 million Racial Equality Journey in the U.S., an effort to break down systemic barriers to opportunity, starting with a set of initiatives in the United States focused on increasing Black and Hispanic managerial representation at PepsiCo to mirror workforce availability in the U.S., supporting Black- and Hispanic-owned businesses and lifting up Black and Hispanic American communities over five years.
We are also continuing our efforts to recruit, develop and retain women globally through intentional efforts like our Transformational Leadership Program, Million Women Mentors and our Women’s Inclusion Network and Women of Color Employee Resource Groups.
We are committed to being transparent about our actions and provide a workforce demographics report on our website, which is updated every six months, to show how we are progressing against our goals.

More information on our Racial Equality Journey and initiatives to advance diversity can be found on our website at www.pepsico.com/our-impact/esg-topics-a-z/diversity-equity-and-inclusion.
Our U.S. 2022 Consolidated EEO-1 Report, as submitted to the U.S. Equal Employment Opportunity Commission, can be found on our  website at www.pepsico.com/our-impact/esg-topics-a-z/employee-demographics.

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	APPROACH	RECENT ACTIONS AND HIGHLIGHTS	ADDITIONAL INFORMATION
Training and Development	PepsiCo supports and develops its associates through a variety of global training and development programs that build and strengthen employees’ leadership and professional skills, including career development plans, mentoring programs and in-house learning opportunities, such as PEP U Degreed, our internal global online learning resource.

Through PEP U Degreed, we offer learning solutions, such as industry magazines, TED talks and podcasts. PEP U Degreed also leverages artificial intelligence and machine learning to suggest personalized learning resources.

In 2022, PepsiCo increased its investment in upskilling and reskilling by offering eligible U.S. associates—both frontline and professional—access to more than 100 degrees, certificates and trades programs, all tuition-free. PepsiCo also continued to offer tuition reimbursement annually up to $5,250 for an undergraduate course or $8,000 for a graduate course.

In addition, PepsiCo launched SMILES, a global employee recognition program, in 2020 to provide an opportunity for managers and peers to celebrate their team members for The PepsiCo Way behaviors or a milestone. Since launch, more than one million SMILES have been generated on the platform.

More information on how we are supporting the growth and development of our associates can be found on our website at www.pepsico.com/our-impact/esg-topics-a-z/employee-learning-and-development.

Health and Safety	Protecting the safety, health, and well-being of our associates around the world is PepsiCo’s top priority. We strive to achieve an injury-free work environment.
In addition, we offer a variety of programs, both in the U.S. and outside the U.S., designed to help employees and their families improve their physical, financial and emotional health.

We provide training on how to mitigate potential safety risks and continue to invest in emerging technologies to protect our employees from injuries, including leveraging fleet telematics and distracted driving prevention technology, resulting in reductions in road traffic accidents, and deploying wearable ergonomic risk reduction devices.

PepsiCo offers our employees comprehensive and competitive health and wellness benefits. Medical benefits that PepsiCo provides include support for complex and chronic medical conditions, including consultation services and care management programs. For example, PepsiCo’s self-funded medical plans provide access to Health ACE, a confidential health advocate to help employees navigate their health benefits, including questions regarding plan coverage, resolving issues with claims and connecting employees to resources and programs that help meet their medical needs.
In the U.S., PepsiCo’s benefits programs help foster inclusion through flexible benefits and policies, including offering on-site childcare facilities in certain locations and market competitive parental leave policies that extend beyond federal guidelines, as well as piloting new programs, such as job sharing and part-time work arrangements.
More information on our commitment to the health and safety of our associates can be found on our website at www.pepsico.com/our-impact/esg-topics-a-z/environment-health-and-safety.
Additional information on PepsiCo’s employee well-being program can be found on our website at www.pepsico.com/our-impact/esg-topics-a-z/employee-well-being.

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Shareholder and Stakeholder Engagement

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to PepsiCo’s long-term success.

We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices. Through these engagements, we seek to ensure that corporate governance at PepsiCo is a dynamic framework that can both accommodate the demands of a rapidly changing business environment and remain responsive to the priorities of our shareholders and other stakeholders.

We engage with our shareholders and other stakeholders year-round in a variety of ways:

■	Our investor relations team regularly meets with shareholders, prospective shareholders and investment analysts. As appropriate, these meetings include our Chairman of the Board and CEO and Chief Financial Officer. These meetings are generally focused on our portfolio strategy, financial and operating performance, and capital allocation.
■	Members of our management team also regularly engage with shareholders and other stakeholders to discuss our sustainability strategy and initiatives, human capital management, Company culture, diversity, equity and inclusion, corporate governance and executive compensation practices and to solicit feedback on these and a variety of other topics of interest.
■	We frequently seek feedback from stakeholders in developing key sustainability programs and goals. For example, we engaged more than 50 stakeholders across several geographic areas during the development of the PepsiCo Positive (pep+) framework, including multilateral organizations, non-profit organizations and members of the academia.
■	Every year, during the two-month period before the Annual Meeting of Shareholders, we generally contact our 75 largest shareholders, who in 2023 represented approximately 49% of our outstanding shares of Common Stock, offering to discuss a broad range of topics.
■	Subsequent to the Annual Meeting of Shareholders, we continue our outreach efforts to develop a better understanding of the feedback received from shareholders and issues important to our shareholders.

As reflected in our Corporate Governance Guidelines, our Presiding Director is available for consultation and direct communication, if requested by major shareholders. Our engagement program also involves directors, as well as senior executives and associates from many different parts of the Company, including from PepsiCo’s communications, investor relations, executive compensation, compliance and ethics, legal, public policy and government affairs, and sustainability teams.

In addition, we have had an ongoing dialogue with various other shareholders and stakeholders and regularly meet with diverse stakeholders often in collaboration with leading non-profit groups that bring together investors, non-governmental organizations and businesses in support of sustainability. During these meetings, our shareholders and other stakeholders engage with us on such topics as climate change, packaging, nutrition, water scarcity, public health, human capital management, diversity, equity and inclusion (including racial equality and gender pay parity), human rights and environmental matters related to PepsiCo’s supply chain, nature and biodiversity, sustainable agriculture, sustainability reporting, and various other issues. We are also engaged with other key stakeholders through our active participation and membership in leading corporate governance organizations, such as the Harvard Law School Program on Corporate Governance, the Council of Institutional Investors, Society for Corporate Governance and the Stanford Institutional Investors’ Forum.

Feedback Informs Our Board’s Decisions. The Board and its Committees regularly receive updates on our engagement and a summary of communications is sent to the Board with each regularly scheduled Board meeting to provide insights into feedback from shareholders and other stakeholders and the scope of topics important to them. During Board meetings, PepsiCo’s directors are also provided with the opportunity to discuss and ask questions on shareholder feedback. Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

For example, as a result, in part, of the dialogue and collaboration with our shareholders and other stakeholders in recent years:

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Governance
■The Board amended our Corporate Governance Guidelines over the last several years to:
–specifically state that the Board will consider a director’s past shareholder vote in director elections when determining whether to accept a resignation offer of a director who does not receive majority vote support;
–specifically mention food safety and cybersecurity as areas of Board oversight to reflect current practices;
–decrease the total number of public company boards that a non-executive director can serve on from 5 to 4 and establish a limit of 2 total public company boards for directors who are public company executive officers; and
–highlight the Board’s focus on diversity, by explicitly stating its commitment to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen.
■We published a global workforce demographics data report and our U.S. 2022 Consolidated EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission, available at www.pepsico.com/our-impact/esg-topics-a-z/employee-demographics.
■We amended our Articles of Incorporation in 2019 to eliminate supermajority voting standards, as approved by our shareholders.
■The Board refined the roles of its Committees by establishing a Sustainability, Diversity and Public Policy Committee in 2017. The Committee assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.
■The Board implemented a proxy access right for shareholders in 2016.

Sustainability
■We ensure that the regular engagement team includes a member with sustainability or public policy expertise, who is available for a dialogue with shareholders about sustainability matters.
■We continue to integrate purpose into our business strategy and brands by advancing our PepsiCo Positive (pep+) agenda, which drives action and progress across three key pillars — Positive Agriculture, Positive Value Chain and Positive Choices — bringing together a number of industry-leading goals under a comprehensive framework as we continue to implement a set of focused initiatives around regenerative agriculture, water stewardship, sustainable packaging, products, climate change, and people, to help build a more sustainable food system. More information on pep+ can be accessed on www.pepsico.com/pepsicopositive.
■We also continue to enhance the Company’s sustainability reporting suite and provide our annual sustainability updates in a streamlined ESG Summary, available at www.pepsico.com/our-impact/sustainability/esg-summary, which links seamlessly with more detailed and evergreen reporting in our ESG Topics A-Z platform available at www.pepsico.com/our-impact/esg-topics-a-z. In addition, we continue to publish annual ESG performance metrics and align our public disclosures with key reporting frameworks including the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD).
■We published our first Human Rights Report in 2020, which provides comprehensive information on our efforts to advance human rights throughout our full value chain, and an update on our salient human rights issues in 2022, which are available at www.pepsico.com/our-impact/esg-topics-a-z/human-rights.
■We publish a report of the PepsiCo Foundation’s charitable contributions for the prior fiscal year, which is available at www.pepsico.com/our-impact/esg-topics-a-z/philanthropy, to provide information that will be provided in its U.S. tax returns in a reader-friendly format.
■We also publish a global list of contributions to scientific organizations of which PepsiCo is a member, which is available at www.pepsico.com/our-impact/esg-topics-a-z/public-policy-engagement-political-activities-and-contribution-guidelines.

Compensation
■The Compensation Committee adopted a cash severance policy under which the Company will seek shareholder ratification of new severance agreements with an executive officer that provides for certain cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary and target annual incentive award (or average of prior three years of actual annual incentive awards, if greater).
■We perform comprehensive reviews of feedback from shareholders. In 2023, the Compensation Committee updated the compensation peer group to ensure it remains appropriate in light of changes in business profile and relative size. We will maintain the current compensation program established in 2020 as it aligns to our business strategy, as well as our core principles, and will continue to take shareholder feedback into consideration.

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Our Commitment to Sustainable Business Practices

We are focused on making our Company Faster, Stronger and Better at meeting the needs of our shareholders, customers, consumers, partners and communities, while caring for our planet and inspiring our associates around the world.

Our long-term sustainability goals have been woven into our business since we first articulated our purpose agenda over fifteen years ago, and we continue to believe our strong pep+ agenda will enable PepsiCo to run a successful global company that creates long-term value for society and our shareholders.

Throughout the year, the Board and the relevant Committees receive updates from and discuss with management sustainability, human capital management, including diversity, equity and inclusion, and public policy matters, including the Company's key programs and related goals on these topics and progress toward achieving those goals.

To assist our Board in its oversight and to align with our pep+ agenda, the Board also refined the roles of its Committees by establishing a Sustainability, Diversity and Public Policy Committee in 2017. This Committee, which is comprised entirely of independent directors, assists the Board in providing more focused oversight over the Company’s policies, programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.

pep+ Progress

PepsiCo is pleased to share the progress we are making in our sustainability journey. In 2021, we introduced PepsiCo Positive (pep+), a strategic end-to-end transformation with sustainability and human capital at the center of how the company will create growth and value by operating within planetary boundaries and inspiring positive change for the planet and people. pep+ guides how PepsiCo is transforming its business operations: from sourcing ingredients and making and selling its products in a more sustainable way, to leveraging its more than one billion connections with consumers each day to take sustainability mainstream and engage people to make choices that are better for themselves and the planet. pep+ drives action and progress across three key pillars — Positive Agriculture, Positive Value Chain and Positive Choices — bringing together our numerous industry-leading goals for 2025, 2030 and beyond under a comprehensive framework. In pursuit of our pep+ agenda, we continue to implement a set of focused initiatives around regenerative agriculture, water stewardship, sustainable packaging, products, climate change and people to help build a more sustainable food system. Our sustainability performance goals broaden our efforts in a way that responds to changing consumer and societal needs and focus on building a healthier future for all of our stakeholders.

PEP+ HIGHLIGHTS
Positive Agriculture We’re working to source our crops & ingredients in ways that help restore the earth and strengthen farming communities
SUSTAINABLY SOURCED INGREDIENTS
100% of our grower-sourced crops (potatoes, whole corn and oats) are sustainably sourced in 27 countries, and more than 90% of these crops are sustainably sourced globally as of 2023(1).

REGENERATIVE AGRICULTURE
PepsiCo and Walmart announced a seven-year collaboration to pursue up to $120 million worth of investments to help improve soil and water health across U.S. and Canadian farmland – helping to lower carbon emissions while supporting the pep+ goal of spreading the adoption of regenerative agriculture practices across 7 million acres by 2030.

Positive Value Chain We’re helping to build a circular and inclusive value chain	CLIMATE In 2023, we continued to work toward our goal of 100% renewable electricity in our direct operations, and approximately 80% of the electricity we used globally was from renewable sources(2).
PACKAGING
In 2023, 31 markets had at least one PepsiCo product with 100% recycled PET plastic (rPET) in its packaging, including India, where Pepsi Black was the first carbonated beverage to market with a 100% rPET bottle after the country’s decision to permit its use in food and beverage applications.

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Positive Value Chain We’re helping to build a circular and inclusive value chain (continued)	WATER In 2023, we achieved our goal of 25% improvement in operational water-use efficiency in high water-risk areas vs. 2015 baseline, two years ahead of schedule(3).

PEOPLE

As of 2023, women hold 45% of our global manager roles and continue to be paid within 1% of men(4).
We also increased our Black and Hispanic managerial populations in the U.S. to 9.2% and 10.3%, respectively(5).

Positive Choices We’re inspiring people through our brands to make choices that create more smiles for them and the planet
EXPANDED PORTFOLIO OFFERINGS
We are more than 83% of the way toward our 2025 targets in reducing added sugars, sodium, and saturated fat across our beverage and convenient foods portfolio(6).
In 2023, we introduced two new nutrition goals:
	By 2030, we aim for at least 75% of our global convenient foods portfolio volume to meet or be below recommended category sodium targets(7).	By 2030, we aim to deliver 145 billion portions of diverse ingredients annually in our global convenient foods portfolio. Each portion will provide approximately 10% of the suggested daily amount of the relevant ingredient.

For more information, please visit www.pepsico.com/PepsiCoPositive.
(1)For grower-sourced crops, sustainable sourcing refers to meeting the independently verified environmental, social and economic principles of PepsiCo’s Sustainable Farming Program (SFP). For more information on PepsiCo’s SFP and the applicable standards, please see www.pepsico.com/esg-topics-a-z/agriculture.
(2)The goal is being accomplished using a diversified portfolio of solutions, including renewable energy certificates.
(3)High water-risk locations defined by World Resources Institute’s Aqueduct tool. Results reflect the exclusion of third-party facilities. Between 2006-2015, water-use efficiency improved by 26% in global legacy operations at the date of target setting.
(4)Based on pay equity program implemented in 71 countries that collectively make up more than 99% of our salaried employee population, after controlling for legitimate drivers of pay such as job level, geographic location, and performance ratings; based on base compensation.
(5)To reflect workforce availability of the communities where we operate.
(6)Based on 2022 data in our Top 26 Beverage markets, which represent 78% of our global beverage volume, and our Top 23 Convenient Foods markets, which represent 86% of our global convenient foods volume. Results reflect exclusion of Hangzhou Haomusi Food Co., Ltd. (“Be & Cheery”) portfolio.
(7)These targets have been set across 30 product categories ranging from hot cereals to potato and vegetable chips to tortilla chips and are approximately 15 – 30% lower than our current target of 1.3mg/kcal.
Please see our website (www.pepsico.com) under “Our Impact” and the following notes for additional information regarding our pep+ goals and progress highlights in this Proxy Statement. Unless otherwise noted, goals and progress reflect the impact of our acquisitions of Be & Cheery, BFY Brands, Inc., Pioneer Food Group Ltd. (“Pioneer Foods”), and SodaStream International Ltd. and our divestiture of Tropicana, Naked and other select juice brands. Organizational changes (e.g., acquisitions, mergers, and divestitures) are evaluated to determine if they have a significant impact on our sustainability performance and, as data becomes available, all reported years for metrics impacted by an organizational change are recast to consistently reflect the impact of the organizational change.

Our annual sustainability updates—the ESG Summary—and web-based interactive environmental, social and governance (“ESG”) Topics A-Z reporting platform on the Company’s website at www.pepsico.com under “Our Impact”—“Sustainability” presents our sustainability goals and provides data, as well as examples of our efforts to achieve these goals.

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Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company, which is amended from time to time. The Political Contributions Policy states, among other things, that details on PepsiCo’s political contributions are posted on our website on an annual basis, and that while the Company generally does not provide contributions from corporate funds to candidates outside the U.S., that it will appropriately post any such contribution along with other political contributions on our website.

The Political Contributions Policy, together with other policies and procedures of the Company, guide PepsiCo’s approach to political contributions. As specified in its Charter, the Sustainability, Diversity and Public Policy Committee oversees this policy and is responsible for reviewing the Company’s key public policy trends, issues and regulatory matters, its engagement in the public policy process and the Company’s political activities and expenditures. In addition, our Board receives information regarding the Company’s public policy initiatives and developments as necessary.

In keeping with our goal of transparency, our Political Contributions Policy and our annual U.S. political contributions are posted at www.pepsico.com under “Our Impact”—“ESG Topics A-Z”—“Ethics & Governance”—“Public Policy Engagement, Political Activities and Contributions Guidelines.” Additionally, over the years, we have significantly enhanced our website disclosure of political spending and lobbying activities by including the following information:

■a link to PepsiCo’s quarterly federal lobbying reports;
■the total annual amount of PepsiCo’s federal lobbying-related expenditures in the United States;
■information about our key lobbying priorities and our Board’s oversight of political spending and lobbying activities;
■criteria to be used in connection with all contributions, including the candidate’s overall character, integrity, personal conduct, record of public service and commitment to supporting diversity, equity and inclusion;
■a global list of key trade associations and policy groups that lobby on behalf of PepsiCo to which PepsiCo contributes over $25,000 annually; and
■the names of the lobbyist firms with which we directly contract.

Communications with the Board

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a Board Committee or that otherwise warrant Board attention. Copies of such communications are also made available to the Board. Directors may at any time discuss the Board communications received by the Company. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal accounting controls or auditing matters are referred directly to members of the Audit Committee. Those items that are unrelated to the duties and responsibilities of the Board or its Committees may not be provided to the Board by the Corporate Law Department, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

Shareholders and other interested parties may send communications directed to the Board, a Committee of the Board, Presiding Director, independent directors as a group or an individual director by any of the following means:

By Phone	By Mail	Online	@
1-866-626-0633	PepsiCo Board of Directors ATTN: Corporate Secretary PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577	Submit a communication through our website www.pepsico.com under “Who We Are”—“Corporate Governance”—“Contacting the Board of Directors”

PEPSICO 2024 Proxy Statement | 43

2023 Director Compensation

Non-employee directors are compensated for their service on the Board as described below. Directors who are employees of the Company receive no additional compensation for serving as directors.

Annual Compensation

Every year, our Board of Directors reviews the competitiveness of our compensation program for non-employee directors. Based on the results of a competitive analysis, supported by the Board’s independent compensation consultant, FW Cook, and upon the recommendation of the Compensation Committee, in 2023, the Board decided to maintain the current annual cash retainer of $120,000 and annual equity retainer of $200,000.

ANNUAL DIRECTOR COMPENSATION	ADDITIONAL COMPENSATION

An additional $30,000 annual cash retainer
■Nominating and Corporate Governance Committee Chair
■Sustainability, Diversity and Public Policy Committee Chair
An additional $40,000 annual cash retainer
■Audit Committee Chair
■Compensation Committee Chair
An additional $50,000 annual cash retainer
■Presiding Director

The $200,000 annual equity retainer is provided in phantom units of PepsiCo Common Stock that are immediately vested and are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors, or as of a later date selected by the director. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2023 was determined by dividing the $200,000 equity retainer value by the closing price of PepsiCo Common Stock on the next business day following the grant date, which was $169.17. As such, each director was granted 1,182 phantom units, each representing the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units. Directors may also elect to defer their cash compensation into phantom units payable at the end of the deferral period selected by the directors.

Directors are reimbursed for expenses incurred to attend Board and Committee meetings and receive business travel and accident insurance coverage. Directors do not receive any meeting fees and do not have a retirement plan or receive any benefits such as life or medical insurance. Directors are eligible for matching of charitable contributions through the PepsiCo Foundation, which is generally available to all PepsiCo employees.

Initial Share Grant

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of PepsiCo Common Stock when they join the Board. These shares are immediately vested, but must be held until the director leaves the Board.

Governance Features

Our compensation program for non-employee directors operates with the following market-leading governance features:

Shareholder-Approved Cap on Pay. The PepsiCo, Inc. Long-Term Incentive (“LTI”) Plan imposes a limit on the awards that may be granted to any non-employee director in a single calendar year in the following amounts: $500,000 for annual equity awards, $500,000 for annual cash retainers, and $250,000 for one-time initial awards to any newly appointed or elected non-employee director.

Stock Ownership Requirements. To reinforce our ownership philosophy, non-employee directors are required to own shares of PepsiCo Common Stock equal to at least $600,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement.

Non-employee directors have five years from their appointment to meet their stock ownership requirement. All of our non-employee directors have met or are on track to meet their ownership requirements within the five-year period.

44 | PEPSICO 2024 Proxy Statement

2023 Director Compensation

Clawback Provision. Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Global Code of Conduct, who violate applicable non-compete provisions, or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to clawback all gains from exercised stock options received within the 12 months preceding the violation.

Prohibition on Hedging and Pledging. Our Insider Trading Policy prohibits all directors (including non-employee directors) from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, directors may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows. Our directors (including non-employee directors) can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

2023 Non-Employee Director Compensation

The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 30, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Segun Agbaje	120,000	200,000	—	320,000
Jennifer Bailey(4)	70,000	475,849	—	545,849
Shona L. Brown(5)	66,667	—	—	66,667
Cesar Conde	143,333	200,000	—	343,333
Ian Cook	170,000	200,000	30,000	400,000
Edith W. Cooper	120,000	200,000	20,080	340,080
Susan M. Diamond(4)	70,000	475,849	30,000	575,849
Dina Dublon	120,000	200,000	30,000	350,000
Michelle Gass	120,000	200,000	—	320,000
Dave J. Lewis	120,000	200,000	—	320,000
David C. Page	120,000	200,000	10,080	330,080
Robert C. Pohlad	150,000	200,000	—	350,000
Daniel Vasella	120,000	200,000	20,000	340,000
Darren Walker	150,000	200,000	—	350,000
Alberto Weisser	160,000	200,000	—	360,000
(1)	The retainer fee reflects a payment of $60,000 made in arrears in June 2023 for service during the period December 1, 2022 through May 31, 2023 and a payment of $60,000 made in arrears in December 2023 for service during the period June 1, 2023 through November 30, 2023. The following directors elected to defer all of their 2022-2023 cash compensation into PepsiCo’s director deferral program: Mr. Agbaje deferred his $120,000 retainer fees into 685 phantom stock units, Ms. Bailey deferred her $70,000 retainer fees into 411 phantom stock units, Ms. Cooper deferred her $120,000 retainer fees into 685 phantom stock units, Ms. Diamond deferred her $70,000 retainer fees into 411 phantom stock units, and Dr. Vasella deferred his $120,000 retainer fees into 685 phantom stock units. The number of phantom units of PepsiCo Common Stock Mr. Agbaje, Mmes. Bailey, Cooper, and Diamond, and Dr. Vasella deferred on June 1, 2023 and December 1, 2023 was determined by dividing the deferred cash compensation by the closing price of PepsiCo Common Stock on the grant date (or the next trading day), which was $182.19 and $168.69, respectively.
(2)	The amounts reported for stock awards represent the full grant date fair value of the phantom stock units granted in 2023 calculated in accordance with the accounting guidance on share-based payments.
(3)	The amounts reported in this column represent PepsiCo Foundation matching gifts, other charitable contributions or commitments, and the value of gifts. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations. The PepsiCo Foundation annual contributions are generally capped at a total of $10,000, which was increased by $20,000 in October 2023 during our annual corporate-wide giving campaign that encourages associates to give back, for a maximum of $30,000 for the fiscal year. PepsiCo Foundation matching gift contributions are available to all PepsiCo employees and PepsiCo non-employee directors. With respect to Mr. Cook, Mmes. Cooper, Diamond, and Dublon, and Drs. Page and Vasella, the PepsiCo Foundation made matching contributions of $30,000, $20,000, $30,000, $30,000, $10,000, and $20,000, respectively.
(4)	Upon joining the Board on May 3, 2023, Mmes. Bailey and Diamond each received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. Each also received a pro-rated annual cash retainer of $10,000 for service from May 3, 2023 through May 31, 2023, a pro-rated equity retainer of $83,334 for service from May 3, 2023 through September 30, 2023, the $200,000 annual equity retainer granted on October 1, 2023 for the period of October 1, 2023 through September 30, 2024, and the cash retainer of $60,000 on December 1, 2023 for service from June 1, 2023 to November 30, 2023.
(5)	Dr. Brown retired from the Board effective May 3, 2023; therefore, her cash retainer fee includes a pro-rata amount of $66,667 for service from December 1, 2022 to May 3, 2023.

PEPSICO 2024 Proxy Statement | 45

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has appointed KPMG LLP (“KPMG”) as PepsiCo’s independent registered public accounting firm for fiscal year 2024. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990. While we are not required by our By-Laws or otherwise to seek shareholder ratification of the appointment of KPMG as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will take the vote into consideration when determining whether or not to retain KPMG. The Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of our shareholders. Even if the selection of KPMG is ratified by shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG are expected to be present and available to answer appropriate questions at the 2024 Annual Meeting and will have an opportunity to make statements during the meeting if they desire to do so.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accounting firm for fiscal year 2024.

Audit Committee Report

PepsiCo’s Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised solely of directors who satisfy applicable independence and other requirements of Nasdaq and applicable securities laws. A majority of the members of the Audit Committee are “audit committee financial experts” as defined by SEC rules and regulations.

The Audit Committee’s purpose and responsibilities are set forth in its charter, which is approved and adopted by the Board and is available on PepsiCo’s website at www.pepsico.com under “Who We Are”—“Corporate Governance.” The Audit Committee’s Charter is reviewed at least annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

During 2023, the Audit Committee met eight times and fulfilled each of its duties and responsibilities as outlined in its charter, including reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, overseeing PepsiCo’s compliance with legal and regulatory requirements (including meeting with the Global Chief Compliance & Ethics Officer to discuss PepsiCo’s compliance program), receiving an update on PepsiCo’s Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys and regularly meeting separately with PepsiCo’s General Counsel, Global Chief Compliance & Ethics Officer, General Auditor, Chief Financial Officer and representatives of the independent registered public accounting firm (see page 31 of this Proxy Statement for additional information regarding the Audit Committee’s responsibilities). During 2023, the Audit Committee also reviewed and considered how the deadly conflict in Ukraine continued to impact each of its areas of responsibility, including its oversight of PepsiCo’s independent registered public accounting firm, the quality and integrity of PepsiCo’s financial statements and internal control over financial reporting, PepsiCo’s internal audit function, and enterprise risk management processes.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of PepsiCo’s independent registered public accounting firm’s qualifications and independence. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of PepsiCo’s independent registered public accounting firm, including approving any services provided by the firm, periodically reviewing and evaluating the performance of the lead audit partner, as well as overseeing the required rotation of KPMG’s lead audit partner and, through the Audit Committee Chair as its representative, reviewing and considering the selection of the lead audit partner. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990. KPMG’s current lead audit partner is required to rotate after completion of the fiscal year 2027 audit.

46 | PEPSICO 2024 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

The Audit Committee recognizes the importance of maintaining the independence of PepsiCo’s auditor, both in fact and in appearance. In 2023, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the firm’s independence from PepsiCo and management. These discussions included, among other things, a review of the nature of, and fees paid to, KPMG for non-audit services and the compatibility of such services with maintaining KPMG’s independence (see page 48 of this Proxy Statement for additional information). The Audit Committee concurred with KPMG’s conclusion that they are independent from PepsiCo and its management.

The Audit Committee also periodically considers whether there should be a rotation of PepsiCo’s independent registered public accounting firm. In addition to KPMG’s independence from PepsiCo and management, the Audit Committee also considers several other factors in deciding whether to re-engage KPMG, including: the quality of KPMG’s staff, work and quality control; KPMG’s policies related to independence; KPMG’s global reach; and KPMG’s capability and expertise to perform an audit of PepsiCo’s financial statements and internal control over financial reporting, given the breadth and complexity of PepsiCo’s business and global footprint. The Audit Committee also discussed with KPMG the status or results of the PCAOB’s reports on its inspections of KPMG and discussed with KPMG certain legal and regulatory proceedings, both pending and resolved, against KPMG.

Based on the foregoing, the Audit Committee has retained KPMG as PepsiCo’s independent registered public accounting firm for the fiscal year 2024 and recommends that shareholders ratify this appointment (see page 46 of this Proxy Statement for additional information regarding the shareholder vote).

Review and Recommendation Regarding Financial Statements. PepsiCo’s management is responsible for preparing PepsiCo’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. KPMG is responsible for expressing an opinion on PepsiCo’s financial statements and an opinion on PepsiCo’s internal control over financial reporting based on its audits. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of PepsiCo’s financial statements.

In the performance of its oversight function, the Audit Committee met with management and KPMG to review and discuss PepsiCo’s audited financial statements and internal control over financial reporting, asked management and KPMG questions relating to such matters and discussed with KPMG the matters required to be discussed by applicable PCAOB auditing standards. These meetings and discussions included a review of the critical accounting policies applied by PepsiCo in the preparation of its financial statements and the quality (and not just the acceptability) of the accounting principles utilized, the reasonableness of significant accounting estimates and judgments, the critical audit matters identified by KPMG during the audit, and the disclosures in PepsiCo’s consolidated financial statements. Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC.

The Audit Committee
Alberto Weisser, Chair Segun Agbaje Jennifer Bailey	Edith W. Cooper Susan M. Diamond

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent the Company specifically incorporates such report by reference.

PEPSICO 2024 Proxy Statement | 47

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Audit and Other Fees

The following table presents fees incurred for professional audit services rendered by KPMG, the Company’s independent registered public accounting firm, for the audit of the Company’s annual consolidated financial statements for fiscal years 2023 and 2022, and fees billed for other services rendered by KPMG in fiscal years 2023 and 2022.

	2023	2022
Audit fees(1)	$27,447,000	$26,938,000
Audit-related fees(2)	$1,966,000	$1,656,000
Tax fees(3)	$165,000	$188,000
All other fees(4)	$—	$—
(1)	Audit fees for fiscal years 2023 and 2022 consisted of fees for the audits of the Company’s annual consolidated financial statements, and the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory filings or engagements.
(2)	Audit-related fees for fiscal years 2023 and 2022 consisted primarily of the audits of certain employee benefit plans, the issuance of comfort letters, agreed upon procedures, and other attestation reports.
(3)	Tax fees for fiscal years 2023 and 2022 consisted primarily of international tax compliance services.
(4)	KPMG was not engaged in fiscal years 2023 or 2022 for any services other than those described above.

Pre-Approval Policy and Procedures

We understand the need for the independent registered public accounting firm to maintain its objectivity and independence, both in appearance and in fact, in its audit of PepsiCo’s consolidated financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accounting firm for the audit of PepsiCo’s consolidated financial statements and audit-related, tax and other non-audit services in accordance with the terms of the policy. The policy provides that on an annual basis the independent registered public accounting firm’s global lead audit partner will review with the Audit Committee the services the independent registered public accounting firm expects to provide in the coming year and the related fee estimates, and that the Audit Committee will consider for pre-approval a schedule of such services. The policy further provides that the Audit Committee will specifically pre-approve engagements of the independent registered public accounting firm for services that are not pre-approved through the annual process. The Audit Committee Chair is authorized under the policy to pre-approve any audit, audit-related, tax or other non-audit services between Audit Committee meetings, provided such interim pre-approvals are reviewed with the full Audit Committee at its next meeting. In addition, the Audit Committee receives a status report at each of its regularly scheduled meetings regarding audit, audit-related, tax and other non-audit services that the independent registered public accounting firm has been pre-approved to perform, has been asked to provide or may be expected to provide during the balance of the year. The Audit Committee pre-approved all services provided by KPMG during fiscal years 2023 and 2022 in accordance with the Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services.

48 | PEPSICO 2024 Proxy Statement

Advisory Approval of Executive Compensation (Proxy Item No. 3)

Pursuant to Section 14A of the Exchange Act, the Company asks shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the “Executive Compensation” section beginning on page 50 of this Proxy Statement. While this vote is non-binding, PepsiCo values the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 50 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that PepsiCo’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by linking a significant portion of their compensation to PepsiCo’s performance and by providing a competitive level of compensation designed to recruit, retain, and motivate talented executives critical to PepsiCo’s long-term success.

We are asking our shareholders to vote FOR, in an advisory vote, the following resolution:

“Resolved, the shareholders of PepsiCo approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, the other compensation tables and the related notes and narratives on pages 50-85 of this Proxy Statement for the 2024 Annual Meeting of Shareholders.”

The Board has adopted a policy of providing annual advisory approvals of the compensation of our Named Executive Officers. The next advisory approval of executive compensation will occur at the 2025 Annual Meeting of Shareholders.

Our Board of Directors recommends that shareholders vote “FOR” the compensation of our Named Executive Officers.

PEPSICO 2024 Proxy Statement | 49

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a description of PepsiCo’s executive compensation philosophy and programs, and more specifically, discusses the process in determining the compensation of our NEOs.

Ramon L. Laguarta	James “Jamie” Caulfield(1)	Steven Williams	Kirk Tanner(2)	Silviu Popovici	Hugh F. Johnston(3)
Chairman of the Board and CEO, PepsiCo	Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), PepsiCo	CEO, PepsiCo Foods North America (“PFNA”)	CEO, PepsiCo Beverages North America (“PBNA”)	CEO, Europe	Former Vice Chairman, EVP and CFO, PepsiCo
(1)	Mr. Caulfield was promoted to EVP and CFO, PepsiCo effective November 30, 2023.
(2)	Mr. Tanner served as CEO, PBNA through February 2, 2024 when he retired from the Company.
(3)	Mr. Johnston served as Vice Chairman, EVP and CFO, PepsiCo until November 30, 2023 when he retired from the Company.

PepsiCo Strategy and Vision

Our journey to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+ has led us to once again deliver strong performance and financial results in 2023 while placing sustainability and human capital at the center of how we create value and growth. This vision has been guided by our strategic aspiration to be an even Faster, Stronger and Better organization.

FASTER	STRONGER	BETTER
Winning in the marketplace, being (even) more consumer-centric and expanding our investments	Transforming our capabilities and costs and using new technologies to our advantage	Doing even more for our planet and communities by integrating a sense of purpose into our business strategy

Our businesses remain committed to leveraging the substantial investments made in our people, brands, supply chain, go-to-market systems, and technology to build competitive advantages and to enable us to deliver on our aspirations, resulting in strong marketplace performance and positive returns for our shareholders.

Since our strategic vision was rolled out in 2019, we have continued to fortify our businesses, delivering the strongest five consecutive years of reported revenue growth over the last decade. Our total Net Revenue and Core EPS have risen more than 35% since 2019 to the record levels achieved in 2023. This is a testament to the robust agenda we set out to accelerate growth and to effectuate our mission to create more smiles with every sip and every bite.

50 | PEPSICO 2024 Proxy Statement

Executive Compensation

2023 PepsiCo Performance Highlights

PepsiCo exceeded most of its performance goals in 2023 despite operating in a complex macroeconomic environment and facing high inflationary pressure on operating expenses and commodities. Our sustained results highlight the determination of our associates, strength of our diversified portfolio, flexible go-to-market systems, and progress towards our Faster, Stronger and Better business aspirations, as we continued to demonstrate resiliency.

To incentivize executive officers to deliver sustainable long-term value to shareholders, compensation is measured against key metrics which are critical for the execution of the Company’s strategy. Highlights of our 2023 performance include:

Organic Revenue Growth[4]	Core Constant Currency EPS Growth[4]	Free Cash Flow Excluding Certain Items[4]

9.5%	14%	$9.1 Billion

TSR	Cash Returned to Shareholders

-3.3%	$7.7 Billion

PepsiCo Compensation Principles

Our executive compensation programs are designed to align the interests of our executive officers with our shareholders, underpinned by the following core principles.

Pay for Performance
■Put the majority of executive officer pay at-risk, where both short-term and long-term incentives depend on performance relative to predetermined goals
■Annual awards granted to executive officers never vest exclusively on continued employment
■Payout at target when PepsiCo achieves its internal performance targets

Alignment with Business Strategy
■Tie performance objectives directly to each Faster, Stronger and Better aspiration to drive forward our vision
■Top-line and market share metrics reinforce our need to be Faster, bottom-line and capital management metrics provide a balance to help us be Stronger, and integrating purpose into strategic business imperatives allows us to be Better

Shareholder Value Creation
■Directly link pay to the achievement of performance goals designed to foster the creation of sustainable long-term shareholder value
■Maintain stock ownership requirements for senior leadership which extend beyond employment with PepsiCo

Market Pay Competitiveness	■Provide market-competitive programs that enable PepsiCo to attract and retain highly qualified and talented individuals ■Reward overachievement allowing for differentiation in talent
Delivering Individual and ESG Objectives
■Recognize the achievement of individual and ESG goals, tailored to each executive officer’s role and responsibilities, that advance PepsiCo’s strategic business imperatives
■Embed goals into individual objectives which are tied to one or more of agriculture, climate, water, packaging, people, expanded portfolio offerings, and/or positive brands for the planet and people

____________________
[4]	To evaluate performance in a manner consistent with how management evaluates our performance results and trends, the Compensation Committee applies certain Business Performance metrics that are measured on a non-GAAP basis as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.

PEPSICO 2024 Proxy Statement | 51

Executive Compensation

Impact of 2023 PepsiCo Performance on CEO Pay

Chairman and CEO Performance Summary

The Board of Directors evaluates the performance of Mr. Laguarta through a rigorous assessment of achievements relative to predetermined operational measures established by the Compensation Committee, with adjustments for individual performance. The annual incentive is fully at-risk based on performance and can range from 0% to 200% of target.

For 2023, Mr. Laguarta’s annual incentive was determined by reference to the Business Performance metrics and Business Results under the “2023 Annual Incentive Award” section beginning on page 56 of this Proxy Statement, with primary focus on achievement of predetermined goals for each of the following measures:

■Organic Revenue Growth[5]
■Free Cash Flow Excluding Certain Items[5]
■Relative Competitive Performance
■Core Constant Currency Net Income Growth[5][6]

In addition to the Business Performance metrics, the Compensation Committee considered Mr. Laguarta’s individual performance by assessing his progress relative to PepsiCo’s short- and long-term business strategy with an emphasis on the delivery of our aspirations to be Faster, Stronger and Better for our associates, communities, consumers, customers, planet, and shareholders.

In 2023, Mr. Laguarta provided strong strategic leadership in an ongoing challenging environment to drive PepsiCo to exceed most of its performance goals, while remaining focused on long-term value creation for its shareholders and navigating a dynamic operating environment. Financial, operational, and individual performance highlights under Mr. Laguarta’s leadership in 2023 include:

Faster	■Took decisive actions in certain categories and geographies to elevate our focus on selling profitable volume

■Delivered Organic Revenue Growth[5] of 9.5% in 2023, emphasized by eleven consecutive quarters of at least mid-single-digit Organic Revenue Growth[5]
■Generated Organic Revenue Growth[5] of 8% for the North America divisions, 12% for the International divisions, 8% for the Global Beverages business, and 10% for the Global Convenient Foods business, reflecting the geographical and category diversity of our portfolio
■Grew Core Constant Currency EPS[5] by 14%, delivering the third consecutive year of double-digit Core Constant Currency EPS Growth[5], exceeding initial external guidance for the fiscal year and delivering value to shareholders
■Gained savory snack market share in the U.S., Canada, and many of our international markets, including China, Brazil, India, Netherlands, Pakistan, Belgium, and Puerto Rico
■Gained beverages market share in Turkey, Brazil, South Korea, Thailand, Pakistan, and Saudi Arabia, reinforcing our strategy to win in the marketplace
■Elevated our global presence and reach across both developed and developing and emerging markets within the at-home, away-from-home, and online channels

____________________
[5]	To evaluate performance in a manner consistent with how management evaluates our performance results and trends, the Compensation Committee applies certain Business Performance metrics that are measured on a non-GAAP basis as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.
[6]	Refers to Core Constant Currency Net Income attributable to PepsiCo growth.

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Executive Compensation

Stronger
■Expanded the depth and breadth of our product portfolio in both beverages and convenient foods to capture evolving preferences of our consumers across a broad spectrum of occasions from make-your-own to ready-to-drink beverages, and from snacks and mini-meals to meals, spanning breakfast through dinner

■Achieved profitable growth internationally by taking actions to further build and expand our international presence, deliver more flavor and texture combinations that address local preferences, and adapt our price pack architectures to offer consumers more value and convenience
■Advanced our long-term cost transformation roadmap that focuses on driving operational excellence across our value chain while scaling advantaged capabilities, including revamping our North America supply chain
■Sharpened our holistic cost management initiatives through the expansion of Global Business Services, increased automation within our plants, and waste reduction across our value chain, supporting the delivery of more than $1 billion of productivity savings in 2023
■Accelerated the implementation of our digital strategy including advancing the building and automation of infrastructure for current and future digital business priorities
■Announced a collaboration with the Stanford Institute for Human-Centered Artificial Intelligence to shape responsible AI standards. Our goal is to become the global corporate leader in industrialized AI applications and responsible AI and gain insights that advance research, education, policy, and practice throughout the industry
■Rolled out learning solutions to support career advancement for our associates across all markets
■Instituted a systematic approach to assess facility condition assessments with a centralized budget to invest in improving facility conditions

Better
■Placed pep+ at the center of virtually everything we do. PepsiCo associates around the world embraced pep+ and integrated it into their daily work by driving changes in our operations, our culture, our workforce, across our value chain, and in our communities

■Continued to spread regenerative agriculture practices that restore the earth and sustainably source our key ingredients. We formed a groundbreaking long-term partnership with Walmart to jointly scale 2+ million regenerative agriculture acres across our shared supply chains. We also committed $216 million to a multi-year, strategic partnership with three of the most well-respected farmer-facing organizations – Practical Farmers of Iowa, Soil and Water Outcomes Fund, and the Illinois Corn Growers Association to drive adoption of regenerative agriculture practices across the United States
■Continued to work against decoupling business growth and greenhouse gas emissions with investments in our supply chain, including new electric vehicle deployments across North America
■Increased use of sustainable packaging and helped drive a circular economy for plastics, including launching 100% recycled polyethylene terephthalate (“rPET”) carbonated soft drinks in all sectors’ beverage portfolios, with 31 markets having at least one product with 100% rPET
■Advanced our water agenda progress, accelerating water stewardship across the industry by open sourcing the online PepsiCo Water Academy through Coursera and launching innovative programs to improve the overall health of stressed watersheds in areas such as India and Mexico
■Advanced sodium reduction efforts with renovations of our largest brands and stock keeping units across the globe, including Lay’s Classic, Doritos Nacho Cheese, and Cheetos Crunchy in the U.S., Sabritas Adobadas in Mexico, and Walkers in the U.K.
■Facilitated important progress toward our diversity, equity, and inclusion goals by improving diversity of representation at the managerial level, maintaining pay equity, and developing inclusive leaders. We achieved 45% women in management roles globally. In the U.S., we achieved 9.2% Black managerial representation and 10.3% Hispanic managerial representation. In 2020, we announced our aspirational representation goals to increase the U.S. Black and Hispanic managerial population to 10% by 2025 to mirror the workforce availability of the communities where we work. We remain on track to meet this goal with respect to U.S. Black managerial representation, and we will strive to maintain our U.S. Hispanic managerial representation to mirror workforce availability
■Continued to progress our efforts to expand opportunity in building a more inclusive supply chain, including investing in diverse-owned enterprises

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Executive Compensation

Chairman and CEO Pay Decisions

As disclosed in the 2023 Proxy Statement, in recognition of Mr. Laguarta’s 2022 strong achievements and to ensure appropriate market pay competitiveness, the Board of Directors approved a 4.6% increase to his base salary effective February 2023. To further recognize Mr. Laguarta’s sustained performance and leadership since becoming CEO in 2018 while continuing to reinforce a strong pay-for-performance philosophy by ensuring the majority of compensation remains performance-based, the Board approved an annual salary of $1,775,000 for 2024, a 4.4% increase over 2023, a 2023 annual cash incentive of $6,750,000, and a 2024 LTI award with a grant date value of $16,675,000. The actual payout Mr. Laguarta will realize on his 2024 LTI award will depend upon achievement of Core Constant Currency EPS Growth, Organic Revenue Growth, and Relative TSR Performance targets established by the Compensation Committee for the 2024-2026 performance period. Other than Mr. Laguarta’s salary, the entirety of his total direct compensation opportunity is performance-based.

Strong Compensation Governance

The Compensation Committee oversees the executive compensation programs and evaluates the programs against competitive practices, legal and regulatory developments, and corporate governance trends. The Compensation Committee has incorporated the following market-leading governance features into our programs.

What We Do
  Stringent clawback provisions: PepsiCo has robust clawback provisions, providing the right to cancel and recoup granted, earned, and vested awards, wholly or partly, with a look-back period in certain circumstances such as an act of gross misconduct. Clawback provisions apply to annual incentive, LTI, executive deferral programs, and non-qualified defined benefit pension programs
  Double trigger vesting: LTI awards provide for accelerated vesting only if an executive is involuntarily terminated without cause or resigns for good reason within two years of a change in control or if the awards are not assumed by the acquirer
  Responsible share usage: Share utilization remains below our peer group median due to our responsible usage of shares under the LTI Plan
  Rigorous stock ownership requirements: Executive officers are required to own PepsiCo stock worth two to eight times their base salary (depending on position), with holding requirements extending for 12 months beyond employment with PepsiCo
  Challenging incentive targets: Targets for incentive awards are set at the beginning of the performance period taking into consideration our business strategy, operating goals, and external guidance
  Risk mitigation: Our compensation programs include balanced performance metrics, clawback provisions, and an oversight process to identify risk

What We Don’t Do
  No employment agreements: None of our executive officers have an employment agreement, separation, or cash change in control agreement
  No supplemental executive retirement plans: We do not have any supplemental executive retirement plans, as our NEOs participate in the same pension programs as other similarly situated employees
  No tax gross-ups: We do not provide tax gross-ups on perks or benefits except in the case of standard expatriate tax equalization benefits available to all similarly situated employees
  No hedging and pledging: Under our Insider Trading Policy, executive officers are prohibited from hedging and pledging Company stock
  No resetting of financial targets: We do not reset internal incentive goals used to determine performance-based award payouts for executive officers once established at the beginning of the performance period
  No repricing: We do not reprice stock option awards and our plans expressly forbid exchanging underwater options for cash
  No cash severance above cap without seeking shareholder ratification: We do not enter into new arrangements with executive officers that would pay cash severance benefits in excess of 2.99 times the sum of an executive officer’s base salary plus annual incentive, without seeking shareholder ratification

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Executive Compensation

Engagement with Our Shareholders

PepsiCo has a longstanding practice of regularly engaging with shareholders year-round. Every year, during the two-month period before the Annual Meeting of Shareholders, we generally contact our 75 largest shareholders, who represented approximately 49% of our outstanding shares of Common Stock in 2023, offering to discuss a broad range of topics, including executive compensation. Subsequent to the Annual Meeting of Shareholders, we continue our outreach efforts to develop a better understanding of the feedback received from shareholders and issues important to our shareholders.

Our Compensation Committee considered shareholder feedback in its annual review of program components, targets, and payouts to maintain awareness of emerging executive compensation practices, ensure the continued strength of our pay-for-performance alignment, and sustain strong shareholder support.

At our 2023 Annual Meeting, shareholders again showed support for our executive compensation programs with 89% of the votes cast approving our advisory resolution.
The Compensation Committee decided to maintain the core construct of our executive compensation programs for 2023, taking into account support demonstrated by our shareholders on our advisory resolution, feedback received during individual engagement with shareholders, and the significant changes made to our programs effective with the 2020 performance year.

Components of Our Executive Compensation Program

Primary components of our executive compensation programs, summarized below, ensure that pay is directly linked to the creation of sustainable long-term shareholder value.

Base Salary

Objective:
- Provide market-competitive fixed pay reflective of an executive officer's role, responsibilities, and individual performance in order to attract and retain top talent
- Ensure appropriate balance between internal pay equity and external market practice for executives with a comparable scope of responsibilities

Performance Metrics:
- Subject to annual adjustment based on market data, internal equity, job responsibilities, and individual performance
- Increases not automatic or guaranteed

Terms:
- Paid per local practice

Fixed
Performance-based

Annual Incentive

Objective:
- Drive Company and business unit performance, including revenue growth, year-over-year market share change, profitability, and free cash flow
- Deliver individual performance against specific business imperatives

Performance Metrics:
- Performance measures linked to Company-wide performance or business unit performance depending on the NEO's position and scope of responsibilities
- Individual performance tied to PepsiCo's strategic imperatives within the scope of the executive officer's responsibilities

Terms:
- Paid in cash in the 1st quarter of the year following the performance period
- Must be employed by the Company as of the end of the fiscal year to be eligible for a payout, unless retirement eligible, capped at 200% of target for the Chairman and CEO and 300% of target for all other NEOs

Long-Term Incentive

Objective:
- Align executive officers' rewards with returns delivered to PepsiCo's shareholders via sustained financial results and shareholder returns
- Incentivize achievement of long-term value creation through stock performance objectives and critical financial and operating performance objectives over a three-year period

Performance Metrics:
- Performance measures linked to three-year goals (for 2023-2025, measures were Core Constant Currency EPS Growth, Organic Revenue Growth, and TSR relative to proxy peers)

Terms:
- Annual awards are granted on or around March 1
- Awards generally vest after three years if the executive is still employed by the Company, or upon retirement if retirement eligible, and always subject to the achievement of performance criteria, capped at 200% of target

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Executive Compensation

2023 Target Pay Mix for Named Executive Officers

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives.

CHAIRMAN AND CEO TARGET PAY MIX	NEO AVERAGE TARGET PAY MIX (EXCLUDING CHAIRMAN AND CEO)

Base Salary

The Compensation Committee annually reviews the salaries of our NEOs, as annual salary increases are not automatic or guaranteed.

The base salaries paid to our NEOs in fiscal year 2023 are presented in the 2023 Summary Compensation Table on page 68 of this Proxy Statement. The base salary increase that Mr. Caulfield received in 2023 was in connection with his promotion to EVP and CFO, PepsiCo, effective November 30, 2023 following Mr. Johnston’s retirement from the Company.

Name	Base Salary as of 2022 Fiscal Year-End ($000)	Base Salary as of 2023 Fiscal Year-End ($000)	Percentage Increase
Ramon L. Laguarta	1,625	1,700	5%
Jamie Caulfield	480	700	46%
Steven Williams	800	850	6%
Kirk Tanner	800	850	6%
Silviu Popovici	750	800	7%
Hugh F. Johnston	1,000	1,000	0%

In the first quarter of 2024, Mr. Williams’ base salary was increased to $900,000 to maintain competitiveness with external peers.

2023 Annual Incentive Award

We provide annual cash incentive opportunities to our NEOs under the PepsiCo, Inc. Executive Incentive Compensation Plan (“EICP”). Awards granted under the EICP are designed to drive Company, business unit, and individual performance.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. The graphic below illustrates the calculation of the annual incentive award for each NEO, apart from the Chairman and CEO, whose compensation is discussed earlier.

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Executive Compensation

Business Performance Metrics. Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. Compensation performance measures are selected taking our strategy and how shareholders evaluate the success of our business into consideration to drive effective execution and delivery of our performance goals. The Compensation Committee may make adjustments from time to time to facilitate year-over-year comparability of historical business performance and trends, which is consistent with how management evaluates performance results. The 2023 performance metrics which make up the Business Performance component of the annual incentive award are listed in the table below for each NEO:

	Ramon L. Laguarta PepsiCo	Jamie Caulfield PepsiCo(1)	Steven Williams PFNA(2)	Kirk Tanner PBNA	Silviu Popovici Europe	Hugh F. Johnston PepsiCo
Organic Revenue Growth
Free Cash Flow Excluding Certain Items
Core Constant Currency EPS Growth
Relative Competitive Performance
Core Constant Currency Net Income Growth[7]
Core Constant Currency Operating Profit Growth
(1)	Annual incentive award for Mr. Caulfield was based on Frito-Lay North America (“FLNA”) and Quaker Foods North America (“QFNA”) compensation performance measures prior to his promotion to EVP and CFO, PepsiCo on November 30, 2023.
(2)	Annual incentive award for Mr. Williams is based on FLNA and QFNA compensation performance measures.

To determine Mr. Laguarta’s annual incentive, the Board of Directors reviews the above Business Performance metrics against predetermined targets as previously discussed in the “Chairman and CEO Performance Summary” section of this Proxy Statement. Business Performance for all other NEOs is calculated using a weighting established at the beginning of the performance period of 30% Organic Revenue Growth, 30% Core Constant Currency Net Income Growth[7]/Core Constant Currency Operating Profit Growth, 30% Relative Competitive Performance, and 10% Free Cash Flow Excluding Certain Items, with bonus scores capped at target if certain performance targets are not achieved.

Business Results. In determining annual incentive awards for 2023, the Compensation Committee assessed actual Company performance against the pre-established performance targets noted in the table below. Performance targets are set taking external guidance into consideration, the likelihood of achievement based on industry and macro trends, and expected performance relative to peers. Performance targets are designed to be rigorous, requiring commitment from our NEOs to ensure they deliver on our performance goals communicated to shareholders.

Performance Metrics[8]	Performance Targets	Actual Results
Organic Revenue Growth	6.0%	9.5%
Free Cash Flow Excluding Certain Items	$7.9 billion	$9.1 billion
Core Constant Currency EPS Growth	8%	14%
Core Constant Currency Net Income Growth[7]	8%	14%

Business unit performance targets and Relative Competitive Performance expectations, which were intended to be challenging, are not disclosed because such disclosure would result in competitive harm to the Company. These targets were set at levels necessary to deliver our consolidated performance goals and generate value for shareholders.

In determining final annual incentive award payouts, the Compensation Committee considers actual business results relative to the performance targets outlined in the previous table, in addition to other quantitative and qualitative factors. The Compensation Committee engages in a robust and rigorous review of any exclusions made from results of operations for compensation purposes. If exercised, these adjustments may be positive or negative to ensure that executives are neither rewarded nor penalized for extraordinary factors outside of their control.

____________________
[7]	Refers to Core Constant Currency Net Income attributable to PepsiCo growth.
[8]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.

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Executive Compensation

Relative Competitive Performance (“RCP”). In addition to the financial performance measures outlined above, RCP is also used to determine annual incentive award payouts. RCP is a measure that assesses year-over-year market share change in applicable food and beverage categories such as savory, liquid refreshment beverages, cereals, and/or modern dairy, based on market share data reported by independent market research leaders and our analysis of other relevant factors, including data availability, data quality, strategic importance to a category, consumer perception, and brand equity.

Individual Performance Metrics. The Compensation Committee evaluates individual performance based on objectives related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving performance efficiencies, driving innovation, increasing customer satisfaction, enhancing environmental sustainability, and managing and developing a diverse and talented workforce. The strategic business imperatives are intended to be challenging. They can be both quantitative and qualitative and vary for each executive officer.

As pep+ is integrated into our core business strategy, executive officers are held accountable for strategic imperatives which drive action and progress towards our long-term sustainability goals. As such, all executive officers have ESG goals incorporated into their individual performance objectives, generally tailored to the scope of their respective responsibilities.

The Compensation Committee thoroughly reviews all accomplishments for the performance year, evaluating each executive officer’s progress towards the achievement of our broader sustainability goals as described in PepsiCo’s ESG Summary, accessible through www.pepsico.com. Holistic accomplishments pertaining to each stage of our value chain are considered including, but not limited to: agriculture, climate, water, packaging, people, expanded portfolio offerings, and/or positive brands for the planet and people.

These outcomes are taken into consideration by the Compensation Committee, in conjunction with the executive officer’s broader contributions to PepsiCo’s business imperatives, translating into their Individual Performance Multiplier, which ranges from 0% to 150% to allow for enhanced differentiation in payouts.

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Executive Compensation

NEO Performance Summary. In determining annual incentive awards for 2023, the Compensation Committee considered the following accomplishments by NEOs, other than the Chairman and CEO, who is discussed earlier.

	NEO Performance	2023 Compensation ($000)
Jamie Caulfield EVP and CFO, PepsiCo
■Supported delivery of FLNA and QFNA top- and bottom-line results, driving cost agenda to offset inflationary pressures, continuing to hold accountability for sustained performance of business units
■Enabled and led large scale modernization, setting the foundation for digital transformation and implementation of harmonized business processes in FLNA, including disciplined capital allocation and updating information technology systems to allow better data-driven decision making

Steven Williams CEO, PFNA
■Delivered Organic Revenue Growth[9] of 9% and 1% for FLNA and QFNA, respectively, and Core Constant Currency Operating Profit Growth[9] of 9% and 3% for FLNA and QFNA, respectively
■Continued to offer more choices to meet changing needs and preferences of consumers in an evolving marketplace
■Maintained focus on consumer-centric innovation within convenient foods while also targeting new occasions
■Deployed over 700 electric delivery vehicles to lower emissions and advance our pep+ goals

Kirk Tanner CEO, PBNA
■Delivered Organic Revenue Growth[9] of 7% and Core Constant Currency Operating Profit Growth[9] of 11% for PBNA
■Enabled a third consecutive year of improvement in Core Operating Margin, reflecting commitment to deliver profitable growth
■Began transitioning our multipacks from plastic rings to recyclable paperboard designs in the U.S. and Canada to drive toward our pep+ goal of reducing virgin plastic from non-renewable sources per serving
■Invested further in advancing positive choices across our portfolio with our zero sugar variants

Silviu Popovici CEO, Europe
■Continued to deliver Organic Revenue Growth, remaining resilient in a volatile economy and precarious geopolitical environment
■Gained savory snack share in Belgium and Netherlands, as well as beverage share in Turkey
■Supported a £58 million investment in the Leicester, United Kingdom factory to help meet increased demand for our snacks as well as delivering on our pep+ ambitions including reducing greenhouse gas emission as well as upgrading workplace facilities and building a talent pipeline

Hugh F. Johnston Former Vice Chairman, EVP and CFO, PepsiCo
■Enabled PepsiCo to increase its dividend for the 51st consecutive year in 2023, returning $7.7 billion in cash to shareholders through $6.7 billion of dividends and $1 billion in share repurchases, prioritizing investor returns
■Modernized and harmonized our information technology systems across certain businesses and countries
■Continued managing the net proceeds of the second Green Bond to eligible projects supporting sustainable plastics and packaging, decarbonization of our operations and supply chain, water replenishment, and regenerative agriculture

_____________________
[9]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.

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Executive Compensation

Long-Term Incentive Awards

PepsiCo’s LTI program is 100% performance-based. The design helps ensure an appropriate level of focus on successfully attaining critical performance goals and sustained appreciation in shareholder value relative to our peers.

The vesting of LTI awards is 100% performance-based, subject to the achievement of ambitious three-year financial targets aligned with the terms and conditions of PepsiCo’s LTI program. The three-year cliff vesting provision also serves as a critical retention tool in an environment of competition for key talent.

Awards granted include two distinct components: PSUs and LTC awards. Each executive’s target grant value is based on their role.

Performance Stock Units

The PSUs incentivize our executive officers to focus on critical performance objectives that we believe translate to sustainable shareholder returns over the long term. The PSUs pay out in PepsiCo shares, plus dividends accrued over the vesting period on earned shares.

50% weighting
Earnings Per Share Growth
3-year average of annual Core Constant Currency EPS Growth rates
A metric followed by shareholders that incorporates key elements of financial success, including top-line growth in revenue, expense control, the effectiveness of investments made in the business over time, and bottom-line profitability.

Organic Revenue Growth 3-year average of annual Organic Revenue Growth rates A metric followed by shareholders that focuses on accelerated top-line growth and enhanced shareholder returns.
50% weighting
0 - 200% of Target
Payout

Long-Term Cash Award

The LTC award focuses on relative TSR performance, strengthening alignment with long-term shareholder value creation. The LTC award is denominated and pays out in cash, reflecting PepsiCo’s responsible use of shares under our LTI program.

100% weighting	Relative TSR Performance TSR performance relative to our proxy peer group set at the time of grant over a 3-year performance period.
Above target payout requires us to deliver positive 3-year TSR. Linear interpolation is used when ranking falls between percentages shown.
Payout	0 - 200% of Target

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Long-Term Incentive Award Payouts

2021 PSU Payout

As a result of strong three-year performance, the 2021 PSUs paid out at 200% of target.

3-YEAR AVERAGE OF ANNUAL CORE CONSTANT CURRENCY EPS GROWTH[10]	3-YEAR AVERAGE OF ANNUAL ORGANIC REVENUE GROWTH[10]

■PepsiCo’s three-year (2021-2023) average Core Constant Currency EPS Growth[10] compensation performance measure of 12.2% was above the maximum of 10.3% set by the Compensation Committee in 2021	■PepsiCo’s three-year (2021-2023) average Organic Revenue Growth[10] compensation performance measure of 11.1% was above the maximum of 5.5% set by the Compensation Committee in 2021

Name	PSUs Granted	PSUs Earned	Payout of Target
Ramon L. Laguarta	66,629	133,258	200%
Jamie Caulfield(1)	0	0	N/A
Steven Williams	15,086	30,172	200%
Kirk Tanner(2)	14,701	29,402	200%
Silviu Popovici	15,086	30,172	200%
Hugh F. Johnston	35,200	70,400	200%
(1)	Mr. Caulfield was not eligible for any PSUs granted in 2021 as he was not an executive officer at the time.
(2)	Mr. Tanner’s 2021 PSU award was pro-rated as a result of his retirement on February 2, 2024.

2021 Long-Term Cash Award Payout

The 2021 LTC award paid out at 148% of target in light of our total return to shareholders, including dividends, outperforming the median of our proxy peer group over the three-year performance period.

3-YEAR RELATIVE TSR PERCENTILE VS. PROXY PEER GROUP
■Based on PepsiCo’s TSR of 24.4% for the three-year performance period ended on December 31, 2023, PepsiCo ranked at the 74th percentile relative to our proxy peer group

Name	LTC Granted ($000)	LTC Earned ($000)	Payout of Target
Ramon L. Laguarta	4,505	6,667	148%
Jamie Caulfield(1)	0	0	N/A
Steven Williams	1,020	1,510	148%
Kirk Tanner(2)	994	1,471	148%
Silviu Popovici	1,020	1,510	148%
Hugh F. Johnston	2,380	3,522	148%
(1)	Mr. Caulfield was not eligible for any LTC award granted in 2021 as he was not an executive officer at the time.
(2)	Mr. Tanner’s 2021 LTC award was pro-rated as a result of his retirement on February 2, 2024.

Special Long-Term Incentive Awards

Special PSU Award Grants

No special PSU awards were granted to NEOs in 2023, and no special PSU awards remain outstanding for our NEOs.

_____________________
[10]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP compensation performance measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.

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Executive Compensation

Retirement and Benefit Programs

Retirement and Post-Retiree Medical	Health and Mobility Benefits

■Our NEOs participate in the same retirement programs as other similarly situated employees and receive no enhancements in determining their benefits versus other employees
■PepsiCo maintains defined benefit pension plans for the majority of U.S. salaried employees hired before January 1, 2011 and defined contribution plans for U.S. salaried employees hired in 2011 or later
■A separate retirement plan is also maintained for certain employees working outside the U.S. who are unable to participate in their home country plans
■Effective December 31, 2025, accruals for salaried employees under the defined benefit pension plans in which NEOs participate will be frozen and employees will participate in the defined contribution plans going forward with details described in the “2023 Retirement Benefits” section beginning on page 73
■Our NEOs are also eligible for retiree medical coverage on the same terms as other similarly situated employees
■No NEOs were provided enhanced coverage, such as executive life insurance

■Executive officers receive the same healthcare benefits as other similarly situated employees
■U.S.-based medical benefits are generally the same for all participants in the Company’s healthcare program; however, our executive officers are required to pay two to three times as much as non-executive employees for their coverage
■International medical benefit plans vary, but executives typically receive the benefits offered in the relevant broad-based program
■PepsiCo’s global mobility program facilitates the assignment of global talent to positions in other countries by minimizing any financial detriment or gain to the employee from an international assignment
■Executive officers who relocate are supported under the mobility program available to all PepsiCo salaried employees, eligible for reimbursement of relocation expenses, such as household goods shipment and applicable taxes associated with moving

Perquisites	Executive Income Deferral

■Consistent with our pay-for-performance philosophy, we limit executive perquisites to a Company car allowance, an annual physical, and personal use of Company aircraft
■Certain executive officers may also be required to use Company ground transportation
■Based on an independent security study, the Compensation Committee generally requires the CEO to use Company aircraft to enhance personal safety and to increase time available for business purposes
■Certain exceptions allow the use of commercial aviation by the CEO provided that the PepsiCo Global Security Team has assessed the risk and trip itinerary in advance, establishing a travel security protocol
■Executives are fully responsible for their personal income tax liability associated with personal use of Company aircraft
■A select few executive officers who are permitted to use Company aircraft, other than the CEO, must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee
■Personal use of Company aircraft above a predetermined hour threshold for executive officers other than the CEO must be approved by the CEO on a case-by-case basis

■Under the PepsiCo Executive Income Deferral Program (the “EIDP”), eligible U.S.-based executives can elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds on a tax-deferred basis
■Executives may elect to have their deferral accounts notionally invested in market-based funds, including the PepsiCo Common Stock Fund
■The EIDP does not guarantee a rate of return, does not match deferrals, and none of the funds provide “above market” earnings
■The EIDP is a non-qualified and unfunded program in which account balances are unsecured and at-risk, with its material features described in the “2023 Non-Qualified Deferred Compensation” section beginning on page 77

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Executive Compensation

Peer Group

The Compensation Committee assesses the composition of the proxy peer group annually.

How the Compensation Peer Group is Selected
■Comparable size (based on revenue and market capitalization)
■Strong consumer brands
■Innovative culture
■PepsiCo’s competitors for executive talent
■Primary focus on business-to-consumer model
■Significant international operations

How Compensation Peer Group is Used
■To help evaluate whether executive officer pay levels are aligned with Company performance on a relative basis
■To calculate our relative TSR performance over a three-year performance period and determine payout of the LTC award
■To assess competitiveness of executive compensation plan design and benefit prevalence

PEPSICO 2023 COMPENSATION PEER GROUP

3M Company	Johnson & Johnson	The Procter & Gamble Company
Anheuser-Busch InBev SA/NV	The Kraft Heinz Company	Starbucks Corporation
The Coca-Cola Company	McDonald’s Corporation	Unilever PLC
Colgate-Palmolive Company	Mondelēz International, Inc.	United Parcel Service, Inc.
Danone S.A.	Nestlé S.A.	Verizon Communications Inc.
FedEx Corporation	NIKE, Inc.	Walmart Inc.
General Mills, Inc.	Pfizer Inc.	The Walt Disney Company

PEPSICO VS. 2023 PEER GROUP

*	Based on the four fiscal quarters ended prior to December 30, 2023 and publicly available as of March 1, 2024
**	Based on 2023 year-end

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Executive Compensation

Governance Features of Our Executive Compensation Programs

We believe that PepsiCo’s compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with this objective, our Board has incorporated strong governance features into our executive compensation programs.

Risk Mitigation

PepsiCo’s executive compensation programs include features intended to discourage employees from taking unnecessary and excessive risks that could threaten the financial health and viability of the Company.

Balanced Performance Metrics	Accountability for Prior Business Unit Results	Emphasis on Long-Term Shareholder Value Creation	Stringent Clawback Provisions
The annual incentive program utilizes balanced financial measures consisting of top-line metrics (such as organic revenue), bottom-line metrics (such as operating profit), and metrics designed to enhance capital management (such as cash flow).

All or a portion of the annual incentive award for any executive officer who assumes a new leadership position in a different business unit is generally determined based on the prior business unit’s results to hold the executive officer accountable for sustained performance.

LTI awards are the most significant element of executive officer pay and focus executives on creating long-term shareholder value, measured in terms of delivering exceptional long-term performance results and stock price performance relative to a peer group.

Under PepsiCo’s programs, the Company has the right to cancel and recoup awards and gains from an executive in certain circumstances, such as an act of gross misconduct. Recovery may be initiated even if there was no misconduct or failure of oversight on the part of an executive.

Stock Ownership Requirements

Under PepsiCo’s stock ownership guidelines, executive officers are required to own shares of PepsiCo Common Stock equal in value to a specified multiple of their annual base salary, as set forth below:

CEO
CFO and Business Unit CEOs
All Other Executive Officers

Shares of PepsiCo Common Stock or equivalents held by the executive officer (or immediate family members) in a 401(k) plan, in a deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options and unvested PSUs and Restricted Stock Units (“RSUs”) granted under the LTI Plan do not count towards satisfying the applicable stock ownership requirement.

Executive officers have five years from the date they first become subject to a particular level of stock ownership to meet the stock ownership requirement. All of PepsiCo’s executive officers have met or are on track to meet their ownership requirements within the five-year period.

Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold at least 50% of the shares needed to meet the applicable level of stock ownership until at least twelve months after termination or retirement.

Share Retention Policy

To ensure that our executive officers exhibit a strong commitment to PepsiCo stock ownership, the Board adopted a Share Retention Policy. The policy limits the sale proceeds that an executive officer may receive in cash upon exercise of stock options during each calendar year to 20% of the aggregate value of all of the executive officer’s in-the-money vested stock options.

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Any sale proceeds in excess of this 20% limit must be held in shares of PepsiCo Common Stock for at least one year after the date of exercise. In addition, executive officers are required to hold at least 50% of the shares, net of applicable tax withholding, received upon the vesting and payout of PSUs in furtherance of PepsiCo’s stock ownership guidelines.

Executive officers who maintain the required level of stock ownership are exempt from the Share Retention Policy.

No Employment Contracts

None of our NEOs have an employment contract or separation agreement, and we do not maintain formal programs or policies that guarantee cash severance or continued access to health and welfare benefits in the event of an involuntary termination of employment. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Compensation Committee or the Board may agree to provide separation payments and benefits to departing executives upon their termination. Such terminations are addressed on a case-by-case basis, taking into consideration the nature of the termination and a variety of other factors.

Cash Severance Policy

The Compensation Committee adopted the PepsiCo, Inc. Executive Officer Cash Severance Policy under which the Company will seek shareholder ratification of any new employment, severance or separation agreement with an executive officer, or any new severance plan or policy covering an executive officer, that provides for “cash severance benefits” (as defined in such policy) exceeding 2.99 times the sum of the executive officer’s base salary and target annual incentive award (or average of prior three years of actual annual incentive awards, if greater). Under this policy, “cash severance benefits” include cash payments such as those made in connection with the termination of an executive officer’s employment or to secure an agreement with an executive officer to not compete with the Company. Certain payments are excluded from this policy, including those made in accordance with the terms of the shareholder-approved LTI Plan, settlements of claims asserted against the Company by an executive officer, payments for services provided following termination, and distributions made from the Company’s benefit programs.

Clawback Provisions

Compliance with our Global Code of Conduct, as well as Acting with Integrity, one of the seven guiding behaviors of The PepsiCo Way, are fundamental to doing business the right way. To reinforce the importance of this, PepsiCo’s executive compensation programs have stringent clawback provisions which allow the Company to cancel outstanding awards from the EICP and LTI Plan, to enforce the repayment of gains from the exercise of any stock options granted under the terms of the LTI Plan and to recoup the value of awards, regardless of whether they are performance- or time-based, that have vested and/or paid out from the EICP and LTI Plan.

Clawback provisions are triggered in the event an executive engages in behavior that may be detrimental to the Company, such as the breaching of non-competition, non-solicitation or non-disclosure clauses, or an act of gross misconduct.

In addition, the Compensation Committee adopted the PepsiCo, Inc. Compensation Recovery Policy for Covered Executives, effective October 2, 2023, which requires recovery of incentive-based compensation erroneously received by current and former executive officers, in the event of an accounting adjustment to the Company’s financial results, over the three years prior to an accounting restatement. This policy supplements the clawback provisions described above. In the case of erroneous payments, recovery is initiated even if there was no misconduct or failure of oversight on the part of an individual executive.

Change in Control Provisions

PepsiCo does not maintain formal policies for our NEOs that provide for predetermined cash severance, continued health and welfare benefits, pension service credit, tax gross-ups, or any other change in control benefits other than change in control protections under the shareholder-approved LTI Plan.

The LTI Plan provides non-employee directors and all employees, including executive officers, change in control protection for their LTI awards. Outstanding unvested awards vest and performance-based awards are payable in accordance with their terms as if performance metrics have been achieved at the target performance level in the event that the participant is

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terminated without cause or resigns for good reason within two years following a change in control of PepsiCo (i.e., “double trigger” vesting) or if the acquiring entity fails to assume or replace the awards. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices.

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits employees, including executive officers, from engaging in activities that are designed to hedge or offset any decrease in the market value of PepsiCo stock (including purchasing financial instruments such as prepaid variable forward contracts, collars, exchange funds or equity swaps, or engaging in short sales). In addition, employees, including executive officers, may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan or otherwise.

Limited Trading Windows

Executive officers can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

Responsible Equity Grant Practices

PepsiCo’s equity grant practices ensure all grants are made on fixed pre-established grant dates and at exercise prices or grant prices equal to the “fair market value” of PepsiCo Common Stock on such dates.

■	Stock option, PSU, and RSU grants are awarded under our shareholder-approved LTI Plan at “fair market value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. These formulas mitigate the impact of our stock price’s intra-day volatility when setting the grant price of equity awards.
■	PepsiCo does not backdate, reprice, or grant stock options retroactively. Our shareholder-approved LTI Plan prohibits repricing of awards or exchanges of underwater options for cash or other securities without shareholder approval.
■	Under our shareholder-approved LTI Plan, stock options, RSUs, PSUs, and LTC awards generally require a three-year minimum vesting period.
■	PepsiCo is responsible in the use of shares under our LTI Plan, with share utilization below our peer group median.
■	Equity award grants to executive officers are approved by a subcommittee of the Compensation Committee consisting entirely of non-employee directors, as that term is defined in Rule 16b-3 of the Exchange Act.

Tax Considerations

Historically, the Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code in establishing compensation for our executive officers, with a primary objective of supporting PepsiCo’s business needs and workforce strategy.

Effective with the January 1, 2018 taxation year, the Section 162(m) performance-based exception is no longer applicable and the $1 million deduction limit applies to the CEO, CFO, and the top three other highest compensated executive officers in the year. The deduction limit also applies to all those who were subject to the limit in any prior year after 2016, and it continues to apply to compensation paid at any time, including after termination or retirement and after death.

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Our Decision-Making Process

Compensation Committee

The Compensation Committee oversees and evaluates PepsiCo’s executive compensation programs against competitive practices, regulatory developments, and corporate governance trends.

JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

February Meeting			March Meeting			September Meeting			November Meeting
■Certifies performance-based incentive payouts
■Recommends CEO compensation to independent members of the Board without management input
■Approves performance goals and other objectives of the Chairman and CEO
■Approves executive officer compensation based on Company performance, market data, responsibilities, and other factors
■Sets specific performance targets for executive officer incentive awards ■Reviews compensation-related disclosures for Proxy Statement
■Reports to the Board regarding director compensation and stock ownership guidelines
■Establishes peer group companies used to benchmark Company performance and executive officer compensation
■Reviews trends and best practices in executive compensation

■Reviews Committee Charter, Committee’s assessment results and work plan for the following year
■Reviews and approves executive compensation policies, such as stock ownership and clawback provisions, as needed

Compensation Committee meetings may occur on a more frequent basis in the event of ad hoc matters for discussion or approval.

Independent Advisor	PepsiCo Management
The Compensation Committee has engaged FW Cook as its independent external advisor, and considers analysis and advice from FW Cook when making compensation decisions	PepsiCo’s management team is responsible for providing input to the Compensation Committee with respect to compensation decisions for PepsiCo’s executive officers (other than the Chairman and CEO)

■Provides recommendations on Chairman and CEO compensation directly to the Compensation Committee
■Regularly reviews the Company’s executive compensation programs, in cooperation with management, and advises the Committee of changes that may be made to better reflect evolving best practices and improve effectiveness
■Regularly reviews the Company’s compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness
■All services performed by FW Cook have been limited to executive and director compensation consulting
■FW Cook is prohibited from undertaking any other work with PepsiCo management or employees and has direct access to Compensation Committee members without management involvement
■The Compensation Committee assessed FW Cook’s independence under SEC regulations and Nasdaq listing standards, and concluded that there is no conflict of interest

■Provides input regarding PepsiCo’s business strategy and performance
■Regularly reviews shareholder feedback which is taken into consideration when reevaluating and/or designing the Company’s executive compensation programs
■The Chairman and CEO provides the Compensation Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments
■The Chairman and CEO provides the Compensation Committee with performance evaluations and pay recommendations for other executive officers

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2023 Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal year ended December 30, 2023 in accordance with SEC rules. We encourage you to also review a summary of the Chairman and CEO’s performance and pay decisions beginning on page 52 for a description of how compensation is viewed by PepsiCo’s Board.

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
					Subtotal for Annual Payouts ($)(4)	Subtotal for Long- Term Payouts ($)(5)	Total for Annual and Long-Term Payouts ($)(6)
Ramon L. Laguarta Chairman of the Board and Chief Executive Officer	2023	1,688,462	—	10,230,075	6,750,000	6,667,400	13,417,400	7,746,199	824,076	33,906,212
	2022	1,644,712	—	9,404,937	6,320,000	6,164,200	12,484,200	4,251,779	602,600	28,388,228
	2021	1,542,308	—	8,745,056	6,006,640	4,216,000	10,222,640	4,415,239	581,364	25,506,607
Jamie Caulfield EVP and CFO	2023	498,615	—	1,261,467	612,100	210,540	822,640	638,757	125,770	3,347,249
Steven Williams CEO, PFNA	2023	842,308	—	2,640,069	2,013,690	1,509,600	3,523,290	2,791,721	189,341	9,986,729
	2022	815,385	—	2,310,036	2,594,880	1,761,200	4,356,080	484,099	146,890	8,112,490
	2021	784,615	—	1,980,038	1,406,240	411,060	1,817,300	1,583,633	149,035	6,314,621
Kirk Tanner CEO, PBNA	2023	842,308	—	2,640,069	1,430,410	1,471,068	2,901,478	1,474,557	89,650	7,948,062
	2022	815,385	—	2,310,036	1,240,800	2,264,400	3,505,200	—	117,885	6,748,506
	2021	800,000	—	1,980,038	2,535,000	1,328,040	3,863,040	1,589,710	157,918	8,390,706
Silviu Popovici CEO, Europe	2023	791,667	—	2,112,021	2,434,380	1,509,600	3,943,980	385,513	414,260	7,647,441
	2022	764,423	—	2,111,991	2,059,430	2,264,400	4,323,830	297,469	1,886,345	9,384,058
	2021	750,000	—	1,980,038	1,584,000	1,264,800	2,848,800	264,701	2,632,231	8,475,770
Hugh F. Johnston Former Vice Chairman, EVP and CFO	2023	919,231	—	4,620,078	2,598,750	3,522,400	6,121,150	3,952,559	160,870	15,773,888
	2022	1,019,231	—	4,620,072	2,891,700	3,522,400	6,414,100	1,210,440	131,461	13,395,304
	2021	1,000,000	—	4,620,000	2,958,380	2,635,000	5,593,380	1,849,787	141,198	13,204,365
(1)	Mr. Caulfield was not an NEO prior to 2023 and, as a result, only his 2023 compensation information is being disclosed in the Summary Compensation Table.
(2)	In 2022, the salary amounts reflect the actual base salary payments made to the NEOs during the fiscal year, which included a 53rd week.
(3)	The amounts reported for stock awards represent the aggregate grant date fair value of stock awards calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.
For 2023, the amounts reported in this column represent the grant date fair value of PSU and RSU awards. If PepsiCo were to exceed its performance targets, grant recipients may earn up to 200% of the target number of PSUs granted. The following table reflects the grant date fair value of the PSU awards at below-threshold, target, and maximum performance earn-out levels.

	Value of 2023 PSU Awards
Name	Below Threshold	At Target Level ($)	At Maximum 200% Level ($)
Ramon L. Laguarta	—	10,230,075	20,460,150
Jamie Caulfield	—	—	—
Steven Williams	—	2,640,069	5,280,138
Kirk Tanner	—	2,640,069	5,280,138
Silviu Popovici	—	2,112,021	4,224,042
Hugh F. Johnston	—	4,620,078	9,240,156

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(4)	As described in the “2023 Annual Incentive Award” section of the Compensation Discussion and Analysis beginning on page 56 of this Proxy Statement, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year, paid in March of the subsequent year.
(5)	As described in the “Long-Term Incentive Award Payouts” section of the Compensation Discussion and Analysis on page 61 of this Proxy Statement, the Long-Term Payout amounts reported for 2023 reflect compensation earned for performance over a three-year period (2021-2023) under the LTC award granted in 2021 and paid in March 2024. The amount reported for Mr. Caulfield represents the aggregate amount which he earned under the Premium Bonus program for the 2023 performance period prior to his promotion to EVP and CFO, which is paid in equal thirds over three years, beginning in the first quarter following the performance year.
(6)	Represents the total of the Annual Payouts and Long-Term Payouts of Non-Equity Incentive Plan Compensation.
(7)
The amounts reported reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the defined benefit pension plans in which they participate. As PepsiCo does not provide above market or preferential rates on non-qualified deferred compensation, notional earnings are not included in this column for any NEOs who may participate in a non-qualified deferred compensation plan.
The change in pension value reflects changes in age, service, earnings, and market-based assumptions used to determine present value in each year. These factors contributed to a negative change of $(243,204) in pension value for Mr. Tanner in 2022, and pursuant to SEC reporting rules, a negative change in pension value is reported in the Summary Compensation Table as a zero.

(8)	The following table provides the details for the amounts reported for 2023 for each NEO:

Name	Personal Use of Company Aircraft ($)(A)	Car Allowance and Personal Use of Ground Transportation ($)(B)	Global Mobility ($)(C)	Tax Equalization ($)(D)	Charitable Contributions ($)(E)	Total All Other Compensation ($)
Ramon L. Laguarta(F)	650,775	25,350	69,731	40,770	30,000	824,076
Jamie Caulfield	—	22,970	102,800	—	—	125,770
Steven Williams	133,991	25,350	—	—	30,000	189,341
Kirk Tanner	61,800	25,350	—	—	2,500	89,650
Silviu Popovici(G)	—	40,616	368,644	—	5,000	414,260
Hugh F. Johnston	120,767	23,303	—	—	16,800	160,870
(A)	Personal use of Company aircraft is valued based on the aggregate incremental cost to the Company, which is generally allocated based on variable operating costs (such as fuel, maintenance, landing fees, crew expenses, catering, and en route charges) or the cost associated with the use of a charter aircraft. Infrequently, an executive’s spouse or other family member may fly on Company aircraft. The NEOs are fully responsible for all personal income taxes associated with any personal use of Company aircraft.
(B)	Car allowance and personal use of ground transportation includes cash allowance for car usage, cost associated with personal use of a Company-provided vehicle, or the aggregate incremental cost to the Company for Company-provided ground transportation (such as fuel and the driver’s compensation). The NEOs are fully responsible for all personal income taxes associated with any personal use of Company-provided ground transportation. The value shown for Mr. Popovici is the annual lease for his Company-provided vehicle as well as fuel used in 2023, converted into U.S. dollars based on an average monthly exchange rate of 1 CHF = 1.1152 USD for 2023.
(C)	The amounts reported reflect the expense for benefits provided pursuant to PepsiCo’s standard global mobility program as a result of Mr. Laguarta’s relocation to the United States, Mr. Caulfield’s relocation to New York, and Mr. Popovici’s global mobility benefits in Switzerland. These benefits include tax preparation assistance, housing, cost-of-living and home-leave allowances, and household goods storage. The global mobility program facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.
(D)	For Mr. Laguarta, this reflects the total net amount of tax equalization designed to cover taxes on his compensation in excess of the taxes he would have incurred in his home country.
(E)	The amounts reported in this column represent PepsiCo Foundation matching gifts, and other charitable contributions or commitments. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations. The PepsiCo Foundation annual contributions are generally capped at a total of $10,000, which was increased by $20,000 in October 2023 during our annual corporate-wide giving campaign that encourages associates to give back, for a maximum of $30,000 for the fiscal year. PepsiCo Foundation matching gift contributions are available to all PepsiCo employees and PepsiCo non-employee directors. With respect to Messrs. Laguarta, Williams, Tanner, Popovici, and Johnston, the PepsiCo Foundation made matching contributions of $30,000, $30,000, $2,500, $5,000, and $16,800, respectively.
(F)	The total also includes the cost of an annual physical exam for Mr. Laguarta.
(G)	A portion of global mobility benefits provided to Mr. Popovici while in Switzerland was paid in Swiss Francs and converted into U.S. dollars based on an average monthly exchange rate of 1 CHF = 1.1152 USD for 2023.

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2023 Grants of Plan-Based Awards

The following table summarizes grants of annual incentive awards, LTC awards, PSUs, and RSUs provided to NEOs in 2023. The material terms of PepsiCo’s annual and LTI programs are described in the Compensation Discussion and Analysis beginning on page 50 of this Proxy Statement.

Name	Grant Date(1)	Approval Date(1)	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ramon L. Laguarta	—	2/1/2023	Annual Incentive(3)(4)	—	3,375,000	6,750,000
	3/1/2023	2/1/2023	Long-Term Cash(5)	—	5,270,000	10,540,000
	3/1/2023	2/1/2023	PSUs(6)				—	59,825	119,650		10,230,075
Jamie Caulfield	—	2/1/2023	Annual Incentive(3)(7)	—	312,000	936,000
	—	2/1/2023	Premium Bonus(7)(8)	—	144,000	432,000
	3/1/2023	2/1/2023	RSUs(9)							7,377	1,261,467
Steven Williams	—	2/1/2023	Annual Incentive(3)(4)	—	1,262,500	3,787,500
	3/1/2023	2/1/2023	Long-Term Cash(5)	—	1,360,000	2,720,000
	3/1/2023	2/1/2023	PSUs(6)				—	15,439	30,878		2,640,069
Kirk Tanner	—	2/1/2023	Annual Incentive(3)(4)	—	1,262,500	3,787,500
	3/1/2023	2/1/2023	Long-Term Cash(5)	—	1,360,000	2,720,000
	3/1/2023	2/1/2023	PSUs(6)				—	15,439	30,878		2,640,069
Silviu Popovici	—	2/1/2023	Annual Incentive(3)(4)	—	1,187,500	3,562,500
	3/1/2023	2/1/2023	Long-Term Cash(5)	—	1,088,000	2,176,000
	3/1/2023	2/1/2023	PSUs(6)				—	12,351	24,702		2,112,021
Hugh F. Johnston	—	2/1/2023	Annual Incentive(3)(7)	—	1,750,000	5,250,000
	3/1/2023	2/1/2023	Long-Term Cash(5)	—	2,380,000	4,760,000
	3/1/2023	2/1/2023	PSUs(6)				—	27,018	54,036		4,620,078
(1)	Consistent with prior years, 2023 PSUs and LTC awards were approved by the Compensation Committee at its regularly scheduled meeting in February. The approval date for the awards was February 1, 2023 and the grant date was March 1, 2023.
(2)	The amounts reported represent the aggregate grant date fair value of all PSUs and RSUs granted to NEOs in 2023 calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs and RSUs reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
(3)	The amounts reported reflect the potential range of 2023 annual cash incentive awards under the EICP, as described in the “2023 Annual Incentive Award” section of the Compensation Discussion and Analysis beginning on page 56 of this Proxy Statement.
(4)	The target and maximum annual incentive for Messrs. Laguarta, Williams, Tanner, and Popovici reflect pro-rated increases due to base salary adjustments received in February 2023.
(5)	The amounts reported reflect the potential range of 2023 LTC award payouts under the shareholder-approved LTI Plan. The actual LTC award earned is determined based on the level of achievement attained with respect to the pre-established performance targets based on PepsiCo’s TSR relative to the proxy peer group over the three-year performance period and will be paid out on the third anniversary of the grant date.
(6)	The actual number of shares of PepsiCo Common Stock that are earned for the 2023 PSUs will be determined based on the level of achievement attained with respect to Core Constant Currency EPS Growth and Organic Revenue Growth consistent with the pre-established payout scale determined for the three-year performance period. If PepsiCo performs below the pre-established performance targets, the number of PSUs earned will be reduced below the target number. The amounts reported in the “target” column reflect the number of PSUs that may be paid out if the performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PSUs that may be paid out if the performance targets are exceeded.
The PSUs earned by NEOs will vest and be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date subject to pro-rata vesting upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and full vesting upon retirement at age 62 or older with at least 10 years of service, in each case subject to achievement of the applicable performance targets over the full three-year performance period. As of 2023 fiscal year-end, Messrs. Laguarta, Williams, Tanner, and Popovici are eligible for pro-rata vesting. Mr. Johnston’s PSUs are fully vested due to his retirement, and continue to be subject to achievement of applicable performance targets. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2023 PSU awards.

(7)	The amounts disclosed are with respect to the Compensation Committee’s February 1, 2023 approval. Subsequent to this approval, Mr. Caulfield’s amounts changed in connection with his promotion to EVP and CFO, and Mr. Johnston’s amounts changed due to his retirement from the Company.
(8)	Mr. Caulfield was eligible for the Premium Bonus program prior to his promotion to his senior executive officer role and associated pay structure. The Premium Bonus payout is based on Mr. Caulfield’s target bonus amount and pre-established business and individual performance goals.
(9)	The RSUs granted to Mr. Caulfield were awarded prior to his promotion to his senior executive officer role and associated pay structure. These RSUs will vest in full on the earlier of March 1, 2024 and Mr. Caulfield’s retirement from the Company.

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2023 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding stock option, PSU, and RSU awards as of December 30, 2023 for the NEOs. The material terms and conditions of the equity awards reported in this table are described in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis beginning on page 60 of this Proxy Statement. No LTI award granted to an NEO has been transferred to any other person, trust, or entity.

	Option Awards						Stock Awards(1)(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Vesting Date	Option Expiration Date	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ramon L. Laguarta							3/1/2023	3/1/2026	—	—	59,825	10,160,678
							3/1/2022	3/1/2025	—	—	57,699	9,799,598
							3/1/2021	3/1/2024	—	—	66,629	11,316,269
Jamie Caulfield	—	14,581(4)	131.25	3/1/2021	3/1/2024	2/28/2031
	11,600	—	131.25	3/1/2020	3/1/2023	2/28/2030
							3/1/2023	3/1/2024	7,377(4)	1,252,910	—	—
Steven Williams							3/1/2023	3/1/2026	—	—	15,439	2,622,160
							3/1/2022	3/1/2025	—	—	14,172	2,406,972
							3/1/2021	3/1/2024	—	—	15,086	2,562,206
Kirk Tanner							3/1/2023	3/1/2026	—	—	15,439	2,622,160
							3/1/2022	3/1/2025	—	—	14,172	2,406,972
							3/1/2021	3/1/2024	—	—	15,086	2,562,206
Silviu Popovici							3/1/2023	3/1/2026	—	—	12,351	2,097,694
							3/1/2022	3/1/2025	—	—	12,957	2,200,617
							3/1/2021	3/1/2024	—	—	15,086	2,562,206
Hugh F. Johnston							3/1/2023	3/1/2026	—	—	27,018	4,588,737
							3/1/2022	3/1/2025	—	—	28,344	4,813,945
							3/1/2021	3/1/2024	—	—	35,200	5,978,368
(1)	Each of the PSU awards listed in the table vests three years after the grant date, subject to continued service with PepsiCo through the vesting date and achievement of applicable performance targets during a three-year performance period. Each of the awards will vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and will vest in full upon retirement at age 62 or older with at least 10 years of service, subject to achievement of applicable performance targets. As of 2023 fiscal year-end, Messrs. Laguarta, Williams, Tanner, and Popovici are eligible for pro-rata vesting. Mr. Johnston’s PSUs are fully vested due to his retirement, and continue to be subject to achievement of applicable performance targets.
(2)	The market value of unvested PSUs and RSUs reflected in the table have been calculated by multiplying the number of unvested PSUs and RSUs by $169.84, PepsiCo’s closing stock price on December 29, 2023, the last trading day of the 2023 fiscal year.
(3)	The numbers displayed in this column reflect the target number of PSUs awarded. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.
(4)	The RSUs and stock options granted to Mr. Caulfield were awarded prior to his promotion to his senior executive officer role and associated pay structure. These RSUs and stock options will vest in full on the earlier of March 1, 2024 and Mr. Caulfield’s retirement from the Company.

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2023 Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
Ramon L. Laguarta	—	—	123,200	21,041,328
Jamie Caulfield	—	—	8,538	1,458,205
Steven Williams	—	—	35,200	6,011,808
Kirk Tanner	—	—	45,258	7,729,614
Silviu Popovici	—	—	45,258	7,729,614
Hugh F. Johnston	—	—	70,400	12,023,616
(1)	Stock option exercises are executed in a manner consistent with PepsiCo’s Share Retention Policy, which is described in the “Governance Features of Our Executive Compensation Programs” section of the Compensation Discussion and Analysis beginning on page 64 of this Proxy Statement.
(2)	The following table lists PSU and RSU awards that vested in 2023 for the NEOs.

Name	Type	Grant Date	Payout Date	Number of Shares Granted (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Dividend Equivalents Paid ($)
Ramon L. Laguarta	PSUs	3/1/2020	3/1/2023	61,600	123,200	21,041,328	1,576,344
Jamie Caulfield	PSUs(A)	3/1/2020	3/1/2023	1,933	3,866	660,274	49,466
Jamie Caulfield	RSUs(A)(B)	3/1/2022	3/1/2023	4,672	4,672	797,931	21,141
Steven Williams	PSUs	3/1/2020	3/1/2023	17,600	35,200	6,011,808	450,384
Kirk Tanner	PSUs	3/1/2020	3/1/2023	22,629	45,258	7,729,614	579,076
Silviu Popovici	PSUs	3/1/2020	3/1/2023	22,629	45,258	7,729,614	579,076
Hugh F. Johnston	PSUs	3/1/2020	3/1/2023	35,200	70,400	12,023,616	900,768
(A)	The awards granted to Mr. Caulfield were awarded prior to his promotion to his senior executive officer role and associated pay structure.
(B)	The RSU award granted on March 1, 2022 vested on March 1, 2023 as Mr. Caulfield was eligible for full vesting having reached age 62 with at least 10 years of service.

(3)	The value realized on exercise of stock options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise), minus the exercise price of the stock options, times the number of shares acquired on exercise of the options. The number of shares and value realized on exercise include shares that were withheld at the time of exercise to satisfy tax withholding requirements.
(4)	The value realized on vesting of stock awards is equal to the average of the high and low market prices of PepsiCo Common Stock on the date of vesting, times the number of shares acquired upon vesting. The number of shares and value realized on vesting include shares that were withheld at the time of vesting to satisfy tax withholding requirements.

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2023 Retirement Benefits

A summary of defined benefit and defined contribution plans sponsored by PepsiCo that our NEOs participated in during 2023 are described in the tables below. Benefits for the NEOs who participate in these plans are generally determined using the same formula as for other eligible employees. NEOs receive no enhancements that are not available to other eligible employees in each plan.

As disclosed in prior year Proxy Statements, in December 2020, PepsiCo announced that future service accruals for salaried employees would cease under the defined benefit pension plans outlined below, effective December 31, 2025, and going forward all salaried employees would participate in the defined contribution plans, which are also summarized below.

	PepsiCo Employees Retirement Plan I (“PERP-I”)	PepsiCo Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)

Eligible NEOs
■Ramon L. Laguarta (early retirement eligible)
■Jamie Caulfield (retirement eligible)
■Steven Williams (early retirement eligible)
■Kirk Tanner (early retirement eligible)
■Hugh F. Johnston (retired from the Company)
■Ramon L. Laguarta (frozen)

Type of Plan	Qualified defined benefit pension plan	Non-qualified defined benefit pension plan	Non-qualified defined benefit pension plan

Eligibility	U.S. salaried employees hired prior to January 1, 2011	Employees eligible to participate in the PERP-I whose benefits under the PERP-I are affected by limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits	Generally covers non-U.S. citizens hired prior to January 1, 2011 who were active participants in a defined benefit retirement plan sponsored by their home country and were unable to remain in that plan during their assignment outside their home country, designated for participation by PepsiCo

Form of Payment Upon Retirement	Benefits generally payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity, or a combination of a partial lump sum and an annuity
■Benefits accrued and vested by December 31, 2004 are generally paid in the same form and at the same time the PERP-I benefits are paid
■Benefits accrued or vested after December 31, 2004 are payable at termination (subject to a six-month delay under Section 409A of the Internal Revenue Code), in the form of a lump sum
Benefits payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity, or a combination of a partial lump sum and an annuity

Benefit Timing
■Normal retirement benefits payable at age 65 with 5 years of service
■Unreduced early retirement benefits payable as early as age 62 with 10 years of service
■Reduced early retirement benefit payable at age 55 with 10 years of service, determined by reducing the normal retirement benefit by 4% for each year benefits begin prior to age 62

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	PepsiCo Employees Retirement Plan I (“PERP-I”)	PepsiCo Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)

Retirement Benefit Formula	A single life annuity beginning at normal retirement age generally determined as follows:
■3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings (base salary and annual bonus compensation, limited by Internal Revenue Code regulations), based on service and earnings up to December 31, 2025
■Reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to applicable monthly Social Security covered compensation, multiplied by the executive’s years of service up to 35, based on service and earnings up to December 31, 2025
■Same terms and conditions as the PERP-I as determined without regard to the Internal Revenue Code limitations on compensation and benefits ■Offset by the actual benefit payable under the PERP-I
■Substantially the same as the formula under the PERP-I and the PEP, without the Social Security offset
■Offset by retirement benefits paid under any other Company plan or government mandated retirement program

Disability/ Death Benefits
■All participants who become disabled after 10 years of service and remain disabled until retirement generally receive continued service for the duration of their disability, but not past December 31, 2025
■If an employee dies, the spouse or domestic partner of an employee who is retirement eligible is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option. The surviving spouse, domestic partner, or estate of an active retirement-eligible participant is also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the lump sum value of any surviving spouse’s or domestic partner’s benefit that might be payable. This special death benefit is paid by the Company and not from the plan
If the participant dies, the spouse or domestic partner of an employee is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option

Deferred Vested Benefits
■For a participant with five or more years of service who terminates employment prior to attaining either age 55 with 10 years of service or age 65 with 5 years of service
■Benefit is equal to the retirement benefit formula amount calculated using the potential years of credited service had the participant remained employed to age 65 pro-rated by a fraction, the numerator of which is the participant’s years of credited service at termination and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65
■Deferred vested benefits under the PERP-I and PIRP-DB are payable as an annuity commencing at age 65; however, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period. A participant who terminates from the PERP-I is eligible for a one-time lump sum benefit within 365 days of termination, provided that the participant does not have a PEP benefit that vested prior to 2005. A participant who terminates from the PIRP-DB is also eligible for a one-time lump sum benefit within 365 days of termination. Deferred vested benefits under PEP are payable at the later of age 55 or termination (subject to a six-month delay and form of payment restrictions under Section 409A of the Internal Revenue Code)

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	PepsiCo Savings Plan - Automatic Retirement Contribution Program (“ARC”)	PepsiCo International Retirement Plan - Defined Contribution Program (“PIRP-DC”)

Eligible NEOs	■None of the NEOs participate in the ARC	■Silviu Popovici

Type of Plan	Qualified defined contribution plan	Non-qualified defined contribution plan

Eligibility	Generally covers U.S. salaried employees hired on or after January 1, 2011	Generally covers non-U.S. citizens hired on or after January 1, 2011 who are unable to remain in their home country retirement plan during their assignment outside their home country and are designated for participation by PepsiCo

Form of Payment Upon Retirement	Benefits are payable as a single lump sum distribution or in installments	Benefits are payable as a single lump sum distribution

Benefit Timing	Vested account balance payable following retirement/termination

Retirement Benefit Formula
■Contributions are determined by multiplying a percentage (range of 2% to 9% based on age and years of service) by eligible pay, subject to Internal Revenue Code limitations
■PepsiCo provides a matching contribution of 50% up to either 4% or 6% of eligible pay, based on years of service

■Pay Credits are determined by multiplying the eligible pay credit percentage (ranging from 5% to 12%) by the eligible annualized pay
■Interest Credits are allocated based on the U.S. 30-year Treasury rate
■Offset by retirement benefits paid under any other Company plan or government mandated retirement program

Disability/Death Benefits	If the participant dies, the spouse, domestic partner, or beneficiary is entitled to receive the vested account balance

Deferred Vested Benefits	Vested account balance payable following retirement/termination

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The Present Value of Accumulated Benefit reported in the 2023 Pension Benefits Table below represents the accumulated benefit obligation for benefits earned to date, based on age, service, and earnings through the measurement date of December 30, 2023.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ramon L. Laguarta(2)	PepsiCo International Retirement Plan - DB	21.0	4,026,244	—
	PepsiCo Employees Retirement Plan I	6.3	178,239	—
	PepsiCo Pension Equalization Plan		25,806,032	—
Jamie Caulfield	PepsiCo Employees Retirement Plan I	30.1	1,643,281	—
	PepsiCo Pension Equalization Plan		3,475,772	—
Steven Williams	PepsiCo Employees Retirement Plan I	27.0	1,269,917	—
	PepsiCo Pension Equalization Plan		7,444,000	—
Kirk Tanner	PepsiCo Employees Retirement Plan I	31.5	1,210,075	—
	PepsiCo Pension Equalization Plan		8,992,930	—
Silviu Popovici	PepsiCo International Retirement Plan - DC	6.3	1,579,332	—
Hugh F. Johnston	PepsiCo Employees Retirement Plan I	33.7	1,894,508	—
	PepsiCo Pension Equalization Plan		21,519,357	—
(1)	The amounts with respect to the defined benefit plan provisions have been calculated using actuarial methods and assumptions shown below in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by SEC disclosure rules, that each NEO remains in service until retirement at the earliest date when unreduced retirement benefits would be available (i.e., age 62 or older); discount rate of 5.15% for the PepsiCo Employees Retirement Plan I, 5.12% for the PepsiCo Pension Equalization Plan, and 5.16% for the PepsiCo International Retirement Plan; and benefits were converted to lump sums based on a 5.75% lump sum conversion rate at retirement.
(2)	The amounts reported for Mr. Laguarta above reflect his transition to the U.S. on September 1, 2017. In 2017, Mr. Laguarta was credited service under the PepsiCo International Retirement Plan - DB commencing on his hire date in lieu of end-of-service benefits under his prior Spanish employment terms that he ceased to be eligible for upon his relocation to the U.S.

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Executive Compensation

2023 Non-Qualified Deferred Compensation

Executive Income Deferral Program

Eligible NEOs	■Jamie Caulfield ■Steven Williams ■Kirk Tanner ■Hugh F. Johnston

Description	Non-qualified and unfunded program that allows certain U.S.-based eligible employees to defer a portion of their annual compensation to a later date. The participants’ balances are unsecured, subject to the claims of PepsiCo’s creditors and may be forfeited in the event of the Company’s bankruptcy

Deferral Limits	Eligible PepsiCo executives may defer up to 75% of base salary and 100% of annual cash incentive compensation. The Company does not provide a matching contribution on any deferrals

Return on Plan Balance	Executives earn a return on their notional accounts based on investments in the phantom funds selected by the executives (listed in footnote 3 of the table below) from a list of phantom funds made available by the Company. The EIDP does not guarantee a rate of return and none of the funds provide above market earnings

Distributions
■At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service
■Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of separation from service in cases in which separation (other than retirement) occurs prior to the elected payment date
■Payments of deferrals made after 2004 to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation

Form of Payment	Made in cash and received as a lump sum or in installments (quarterly, semi-annually, or annually) over a period of up to 20 years and up to age 80

For additional detail on PepsiCo’s EIDP, refer to the “Executive Income Deferral” section of the Compensation Discussion and Analysis on page 62 of this Proxy Statement.

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Supplemental Savings Program

Eligible NEOs	■None of the NEOs participate in the PepsiCo Automatic Retirement Contribution Equalization Program (the “ARC-E”)

Description	The ARC-E is a non-qualified, non-elective defined contribution deferred compensation plan sponsored by PepsiCo to provide benefits to employees whose benefits under the ARC portion of the PepsiCo Savings Plan are limited due to Internal Revenue Code limitations on qualified plan compensation and contributions

Eligibility	U.S. salaried employees hired on or after January 1, 2011

Form of Payment Upon Retirement	Benefits are payable as a single lump sum distribution

Benefits Timing
■Vested account balance payable following retirement/separation from service
■Payments made to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation

Retirement Benefits Formula	Contributions have the same terms and conditions as ARC described in the “2023 Retirement Benefits” section beginning on page 73 without regard to the Internal Revenue Code limitations on compensation and contributions, offset by actual contributions to the ARC

Disability/Death Benefits	A participant’s account balance vests upon long-term disability, and if the participant dies, the account balance vests and the spouse, domestic partner, or beneficiary is entitled to receive the vested account balance

The following table provides information regarding participation by NEOs in our non-qualified deferred compensation programs during 2023 and at fiscal year-end.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Jamie Caulfield	—	—	89,706	109,311	469,887
Steven Williams	—	—	452,183	—	2,875,145
Kirk Tanner	—	—	78,188	285,791	91,891
Hugh F. Johnston	—	—	(119,645)	—	3,483,170
(1)	PepsiCo does not provide above market or preferential rates and, as a result, the notional earnings are not included in the 2023 Summary Compensation Table.
(2)	The amount reported for Mr. Caulfield represents the distribution of his previously deferred 2018 annual incentive compensation. The amount reported for Mr. Tanner represents the distribution of his previously deferred 2004 annual incentive compensation.
(3)	None of the amounts reported in this column are reflected in the 2023 Summary Compensation Table with respect to Messrs. Caulfield, Williams, Tanner, and Johnston. Deferral balances of NEOs under the EIDP were notionally invested in the following phantom funds and earned the following rates of return in 2023: PepsiCo Common Stock Fund: -3.20%, BlackRock LifePath Retirement Fund: +11.13%, BlackRock International Equity Index Fund: +18.21%, BlackRock Small Cap Equity Index Fund: +16.78%, BlackRock Mid Cap Equity Index Fund: +16.37%, BlackRock Large Cap Equity Index Fund: +26.28%, BlackRock Total U.S. Equity Index Fund: +25.99%, Security Plus Fund: +2.59%, Dodge & Cox Bond Separate Account: +8.07%, and Defined Applicable Federal Rate (AFR) Fund: +4.96%.

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Potential Payments on Termination or Change in Control

Termination of Employment/Retirement

None of our NEOs have any arrangement that provides for severance payments or severance benefits.

In the event an NEO retires, terminates, or resigns from PepsiCo for any reason as of fiscal year-end, they would be entitled to a retirement benefit and any outstanding balance calculated in accordance with the terms and conditions disclosed in the “2023 Retirement Benefits” section beginning on page 73 of this Proxy Statement and in the “2023 Non-Qualified Deferred Compensation” section beginning on page 77 of this Proxy Statement.

Our NEOs’ unvested annual LTI awards vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, and fully vest upon death, disability, or retirement on or after age 62. In order to be retirement eligible, an executive must be at least age 55 with 10 or more years of service. For special awards, no accelerated vesting occurs upon retirement. In the event of death or long-term disability, special awards fully vest. Even after vesting, PSUs and LTC awards remain subject to the achievement of pre-established performance targets.

The following table sets forth, for each NEO, the value of the unvested stock options, PSUs, RSUs, and LTC awards, and accrued dividend equivalents on PSUs and RSUs that would vest or be forfeited if the NEO’s employment terminated on December 30, 2023, the last day of the 2023 fiscal year, due to termination without cause, retirement, death, or long-term disability:

	Termination/Retirement ($ in millions)(1)		Death/Long-Term Disability ($ in millions)(1)
Name	Vest	Forfeit	Vest	Forfeit
Ramon L. Laguarta	29.4	18.2	18.2	—
Jamie Caulfield	1.3	—	—	—
Steven Williams	7.0	4.6	4.6	—
Kirk Tanner	7.0	4.6	4.6	—
Silviu Popovici	6.6	3.9	3.9	—
Hugh F. Johnston	23.4	—	—	—
(1)	The PSUs and RSUs were valued at a price of $169.84, PepsiCo’s closing stock price on December 29, 2023, the last trading day of the 2023 fiscal year. Death and Long-Term Disability vesting amounts do not include the value of vested stock options that have already been earned or unvested PSUs, RSUs, and LTC awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2023 fiscal year-end, Messrs. Laguarta, Williams, Tanner, and Popovici are eligible for pro-rata vesting of annual LTI awards, and Messrs. Caulfield and Johnston are eligible for full vesting of annual LTI awards.

Change in Control

PepsiCo has a long history of maintaining a “double trigger” vesting policy. This means that unvested stock options, PSUs, RSUs, and LTC awards only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

For each NEO, the following table illustrates:

■	the value of the stock options, PSUs, RSUs, LTC awards, and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment; and
■	the value of the stock options, PSUs, RSUs, LTC awards, and accrued dividend equivalents on PSUs and RSUs that would vest upon an NEO’s termination without cause or resignation for good reason or if the acquirer does not assume or replace the outstanding awards at the time of the change in control.

	Change in Control ($ in millions)
Name	Total Benefit: Change in Control Only	Total Benefit: Qualifying Termination upon Change in Control(1)
Ramon L. Laguarta	—	18.2
Jamie Caulfield	—	—
Steven Williams	—	4.6
Kirk Tanner	—	4.6
Silviu Popovici	—	3.9
Hugh F. Johnston	—	—
(1)	The amounts reported in this column assume that both the change in control and termination occurred on December 30, 2023, the last day of the 2023 fiscal year. The stock options, PSUs, and RSUs were valued based on PepsiCo’s $169.84 closing stock price on December 29, 2023, the last trading day of the 2023 fiscal year. Amounts do not include vested options that have already been earned due to continued service or unvested PSUs, RSUs, and LTC awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2023 fiscal year-end, Messrs. Laguarta, Williams, Tanner, and Popovici are eligible for pro-rata vesting of annual LTI awards, and Messrs. Caulfield and Johnston are eligible for full vesting of annual LTI awards.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

The Compensation Committee
Cesar Conde, Chair David C. Page	Dina Dublon Daniel Vasella	Robert C. Pohlad

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of our CEO to that of our median employee. As a global organization, we have employees operating in 79 countries serving customers and consumers in more than 200 countries and territories. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance.

To provide context for this disclosure, it is important to understand the scope of our operations.

■	Globally Diverse Workforce. More than half of our employees are located outside the United States in locations where the cost of living is significantly below the U.S., including developing and emerging markets such as Brazil, China, Mexico, Russia, and South Africa. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact the median employee compensation and the resulting ratio.
■	Frontline is a Strategic Advantage. PepsiCo has a large global frontline employee population driven by our direct-store-delivery model and in-house manufacturing and supply chain in many markets. We believe our frontline employees who make, merchandise, move, and sell our products represent a strategic advantage for PepsiCo. PepsiCo’s integrated approach enables us to bring innovative products to market faster, allows us to react more quickly to changes in the marketplace, and builds unmatched customer relationships at the store level.

Calculating Methodology

In 2023, to identify our median employee and calculate such employee’s annual total compensation, we used consistent methodologies, estimates, and assumptions that were used prior to 2023 to identify any previous median employees.

Gathering Data on our Worldwide Employee Population. Due to the complexity of collecting compensation information across all the countries in which we have employees and the limited employee headcount in some of those countries, we used the de minimis exemption permitted under applicable SEC rules to exclude approximately 5,667 employees from 42 countries and territories as detailed below, bifurcated into our reportable segments in effect for 2023.

■	Africa, Middle East and South Asia - 860: Bangladesh, Ethiopia, Lebanon, Nigeria, United Arab Emirates
■	Asia Pacific, Australia and New Zealand and China Region - 1,587: Hong Kong, Indonesia, Japan, Malaysia, New Zealand, Philippines, Singapore, South Korea, Taiwan, Vietnam
■	Europe - 2,085: Austria, Azerbaijan, Belarus, Bosnia and Herzegovina, Cyprus, Czech Republic, Denmark, Estonia, Finland, Georgia, Hungary, Italy, Kazakhstan, Kyrgyzstan, Lithuania, Luxembourg, Norway, Sweden, Switzerland, Uzbekistan
■	Latin America - 1,135: Bermuda, Bolivia, Costa Rica, El Salvador, Panama, Paraguay, Uruguay

The excluded employees represented less than 5% of our total global population of 321,923 as of October 3, 2023. In certain countries, our employment levels are subject to seasonal variations. After our use of the de minimis exemption, our employee population from which we determined our median employee consisted of 316,256 individuals from 37 countries.

We collected full-year 2022 compensation data for the October 3, 2023 employee population, relying on our internal payroll and tax records, rather than using statistical sampling.

Consistently Applied Compensation Measure. Our employees are compensated through multiple compensation elements that are highly dependent on the role, market practices, and statutory requirements within each country where our employees are located. Because of the differences in compensation elements globally, we identified all cash-based compensation plus equity-based compensation that was realized in the measurement period as an appropriate representation of the annual total compensation for our employees in accordance with SEC rules.

■	Compensation was annualized on a straight-line basis for full-time and part-time new hire employees who did not work a full fiscal year.
■	We used the 12-month average exchange rate to convert each non-U.S. employee’s total compensation to U.S. dollars, enabling the median to be identified.
■	We calculated the total compensation for the median employee in the same manner in which we determine the compensation shown for our NEOs in the Summary Compensation Table, including the value of retirement benefits.

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The Ratio

The following ratio of Mr. Laguarta’s annual total compensation to the median employee’s for our last completed fiscal year is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

■	The median employee’s total compensation was $52,356.
■	The total compensation was calculated in the same manner in which we determine the compensation shown for our NEOs in the Summary Compensation Table, including the value of retirement benefits.
■	As reported in the Summary Compensation Table on page 68, our CEO’s compensation was $33,906,212.

Based on this information, the ratio of Mr. Laguarta’s annual total compensation to the median employee compensation for 2023 was estimated to be 648 to 1.

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Pay Versus Performance

The following table and graphs below summarize the relationship between executive compensation “actually paid” (referred to as “Compensation Actually Paid” or the “CAP Amounts”) to the Principal Executive Officer (“PEO”) and the Non-PEO Named Executive Officers (“Non-PEO NEOs”), and the financial performance of the Company over the time horizon set forth below in accordance with SEC rules. The Compensation Committee does not use the CAP Amounts as a basis for making compensation decisions. For a discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 50 of this Proxy Statement.

The financial performance measures used are the Company’s TSR, the peer group TSR (as disclosed under Item 201(e) of Regulation S-K), and the Company’s Net Income, each of which are required financial performance measures under the SEC rules. The SEC rules also require an issuer to select its most important other financial performance measure that is used to link the CAP Amounts paid to these officers to the Company’s performance, which is Core Constant Currency EPS Growth, as reflected in the SEC-required table below.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income ($ Millions)	Company Selected Measure: Core Constant Currency EPS Growth(4)
Year					TSR ($)	Peer Group TSR ($)(3)
2023	33,906,212	36,541,470	8,940,674	9,643,270	139.01	125.66	9,155	14%
2022	28,388,228	39,459,410	9,410,089	13,789,185	143.76	132.87	8,978	11%
2021	25,506,607	42,875,825	9,096,366	15,171,885	134.65	122.05	7,679	12%
2020	21,486,982	22,842,981	8,459,321	9,727,328	111.71	106.77	7,175	10%
(1)	The PEO was Ramon L. Laguarta for all years in the table. The Non-PEO NEOs were Kirk Tanner (all years), Silviu Popovici (all years), Hugh F. Johnston (all years), Steven Williams (2023, 2022, and 2021), Jamie Caulfield (2023), and David Yawman (2020).
(2)	The following table describes the adjustments for 2023, each of which is prescribed by SEC rules, to calculate the CAP Amounts from the Summary Compensation Table (“SCT”) Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Pursuant to the applicable rules, the amounts in the “Stock Awards” and “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” columns from the Summary Compensation Table are subtracted from the SCT Amounts and the values reflected in the table below are added or subtracted as applicable:

	2023
Adjustments ($)	PEO	Non-PEO NEOs*
SCT Amounts	33,906,212	8,940,674
Adjustments for defined benefit and actuarial pension plans
Aggregate change in actuarial present value included in “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in SCT	(7,746,199)	(1,848,621)
Service cost for the covered fiscal year	932,487	295,364
Prior service cost for the covered fiscal year	—	—
Adjustments for stock awards
Aggregate value for stock awards included in “Stock Awards” column in SCT	(10,230,075)	(2,654,741)
Fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year-end	17,608,867	4,385,877
Year-over-year change in fair value at covered fiscal year-end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year-end	1,709,818	412,722
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(1,215,984)	(403,987)
Dividends or other earnings paid on stock awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	1,576,344	515,982
Compensation Actually Paid (as calculated)	36,541,470	9,643,270
*	Amounts presented are averages for the entire group of Non-PEO NEOs.
The valuation assumptions used to calculate the fair values of stock awards for Compensation Actually Paid differ from those used to calculate the fair values at the time of grant as reflected in the SCT Amounts. Instead of using the target value for stock-settled compensation, Compensation Actually Paid reflects the fiscal year-end performance forecast for each outstanding award. Performance forecasts are not disclosed because such disclosure would result in competitive harm to the Company; however, as of fiscal year-end 2023, all outstanding stock awards are forecasted to pay out above target. In addition, instead of using the grant price for stock-settled compensation, Compensation Actually Paid reflects the stock price of $169.84 on December 29, 2023, the last trading day of the 2023 fiscal year.
(3)	The peer group is the S&P Average of Industry Groups, which is derived by weighting the returns of two applicable S&P Industry Groups (the S&P 500 Soft Drinks & Non-alcoholic Beverages and S&P 500 Packaged Foods and Meats indices) based on PepsiCo’s sales in its beverage and foods businesses. The returns for PepsiCo and the S&P Average of Industry Groups are calculated through December 30, 2023.
(4)	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of this non-GAAP compensation performance measure relative to the reported GAAP financial measure. In calculating this compensation performance measure, PepsiCo’s 2020 Core Constant Currency EPS Growth was adjusted to exclude certain charges taken as a result of COVID-19 in 2020.

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Executive Compensation

The following table lists the seven performance measures that, in our assessment, represent the most important performance measures we used to link compensation for our Named Executive Officers in 2023 to Company performance.

Most Important Performance Measures
Core Constant Currency EPS Growth(5)	Organic Revenue Growth(5)
Core Constant Currency Net Income Growth(5)(6)	Relative Competitive Performance
Core Constant Currency Operating Profit Growth(5)	Relative Total Shareholder Return
Free Cash Flow Excluding Certain Items(5)

The following charts show graphically the relationships over the past four years of the CAP Amounts for our PEO and Non-PEO NEOs as compared to our cumulative TSR, Peer Group TSR, GAAP Net Income, and Core Constant Currency EPS Growth(5), as well as the relationship between TSR and Peer Group TSR:

CAP VERSUS CORE CONSTANT CURRENCY EPS GROWTH(5) (2020 - 2023)

CAP VERSUS GAAP NET INCOME (2020 - 2023)

CAP VERSUS TSR AND PEER GROUP TSR

(5)	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 46-51 and 53 of PepsiCo’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a more detailed description of the items excluded from these measures.
(6)	Refers to Core Constant Currency Net Income attributable to PepsiCo growth.

Our executive compensation program is aligned with our business strategy and with creating long-term shareholder value by paying for performance, with a significant portion of NEOs’ pay subject to risk and performance. Reflecting our strong pay-for-performance compensation philosophy, our results delivered to shareholders generally translated into above-target payouts of annual and long-term incentive awards as shown above.

It is important to note that the CAP Amounts paid to our executive officers do not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of PSUs that an executive will receive will ultimately depend on the stock price at the time of vesting along with the financial performance metrics achieved during the applicable three-year performance cycle and, therefore, remain at risk of forfeiture or reduction until the time of vesting.

The information contained in this Pay Versus Performance section will not be incorporated into any filings under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

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Executive Compensation

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 30, 2023 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders(1)	17,093,994	(2)	$136.10	(3)	28,058,122	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	17,093,994		$136.10	(3)	28,058,122
(1)	Includes the LTI Plan.
(2)	This amount includes 5,597,827 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock. This amount also includes 329,652 phantom units under the PepsiCo Director Deferral Program that will be settled in shares of Common Stock pursuant to the LTI Plan at the end of the applicable deferral period. For PSUs for which the performance period has ended as of December 30, 2023, the amounts reported in the table reflect the actual number of PSUs earned above and below target levels based on actual performance measured at the end of the performance period. The amounts reported in the table assume target level performance for PSUs which have not vested as of December 30, 2023. If maximum earn-out levels are assumed for such PSUs, the total number of shares of PepsiCo Common Stock to be issued upon exercise and/or settlement of outstanding awards as of December 30, 2023 is 17,765,885.
(3)	Weighted-average exercise price of outstanding options only.
(4)	The shareholder-approved LTI Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the LTI Plan superseded the Company’s prior plan, the shareholder-approved 2003 Long-Term Incentive Plan, and no further awards were made under the 2003 plan. The LTI Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The LTI Plan authorizes a number of shares for issuance equal to 195,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are canceled or expired after May 2, 2007 without delivery of shares. Under the LTI Plan, any stock option granted reduces the available number of shares on a one-to-one basis, any RSU or other full value award granted before May 5, 2010 reduces the available number of shares on a one-to-one basis and any RSU or other full value award granted on or after May 5, 2010 reduces the available number of shares on a one-to-three basis.

PEPSICO 2024 Proxy Statement | 85

Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

The Board of Directors is asking shareholders to approve the amendment and restatement of PepsiCo’s Long-Term Incentive Plan (the “Plan”). The Board and our shareholders initially approved the Plan in 2007 and subsequently re-approved the Plan in 2010 and 2016. On February 7, 2024, on the recommendation of the Compensation Committee, the Board of Directors approved the Plan, as amended and restated, subject to shareholder approval.

The Plan, as amended and restated, reflects the following material amendments:

Extend the term of the Plan until May 1, 2034	Renewing the 10-year term of the Plan will allow PepsiCo to continue granting awards beyond the Plan’s May 4, 2026 expiration
Increase the maximum total number of shares of PepsiCo Common Stock available for issuance by 75,000,000
Increasing the authorized shares will secure adequate shares to fund future awards under the Company’s long-term incentive program to continue to attract, retain, and motivate talented employees critical to the Company’s long-term success and growth and to align the interests of our employees with those of our shareholders

Change the minimum vesting requirement from 3 years to 1 year
Revising the minimum vesting requirement will strengthen the Company’s competitive advantage in the market by aligning with peer practices and will provide the Compensation Committee with greater flexibility to design compensation programs

Increase the limit of the one-time initial award value for newly appointed or elected non-employee directors to $500,000
Increasing the limit of the one-time initial award will ensure the value of the 1,000 shares awarded to a new non-employee director at the time of appointment does not exceed the dollar value limit due to stock price appreciation

Eliminate obsolete tax law provisions
Eliminating obsolete provisions required by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) will provide the Company with additional flexibility in structuring awards

Long-term incentive awards granted under the Plan are an important part of the Company’s overall compensation program. The ability to grant these awards is essential to the Company’s success in attracting, retaining, and motivating talented employees and directors. The long-term incentive awards align the interest of our employees and directors with those of our shareholders and help ensure a pay-for-performance linkage. The Plan is the only plan under which the Company awards equity-based compensation. In the event shareholders do not approve the amended and restated Plan, the Company will not be able to grant long-term incentive awards after the May 4, 2026 expiration date.

PepsiCo’s Low Overhang and Run Rate

While the use of equity awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards. The following table illustrates the historic overhang and run rate of our equity compensation program over the past three fiscal years:

	2021	2022	2023
Overhang(1)	4.2%	3.7%	3.2%
Run Rate(2)	0.3%	0.3%	0.3%
(1)	Overhang represents the number of shares subject to outstanding awards plus shares available for grant under the Plan (the numerator), divided by the total number of common shares outstanding at the end of that fiscal year, plus the number of shares in the numerator.
(2)	Run rate represents all awards granted in a fiscal year, divided by the number of common shares outstanding at the end of that fiscal year.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

The Plan includes a fungible share pool whereby full value awards reduce shares available under the Plan by three shares. As such, a basic overhang calculation may be artificially high because it assumes all shares in the fungible share pool are awarded as stock options. Our historical grants have generally been evenly balanced between stock options and RSUs. Assuming approval of the amended and restated Plan, the estimated overhang would have been 7.6% as of March 1, 2024 based on the assumption that future awards continue to be provided evenly between stock options and RSUs. We anticipate that PepsiCo’s annual run rate will continue to be approximately 0.3%. These estimates of future overhang and run rate are based on the continuation of current grant levels and exercise patterns.

As of March 1, 2024, and prior to the requested increase, 19 million shares remain available for issuance of future awards pursuant to the Plan. The following table provides information as of March 1, 2024 and after with respect to the shares of PepsiCo Common Stock that may be issued under the Plan including the additional shares that will be made available after the amendment.

Number of shares (in millions)
Shares available for future awards as of March 1, 2024	19
Requested increase to shares available under the Plan pursuant to this amendment	75
Total shares available for future awards assuming approval of the amendment	94

The shares available for issuance under the Plan, assuming shareholder approval is obtained, are expected to last for the term of the Plan. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, rate at which shares are returned to Plan’s reserve upon awards’ expiration or forfeiture, future performance of our stock price, impacts of acquiring other companies, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Key Provisions of the Plan

The Plan includes a number of provisions that the Board believes serve the interests of shareholders, facilitate effective corporate governance, and demonstrate reasonable use of shares:

■
Fungible Share Pool. Shares issued in connection with PSUs, RSUs, and other “full value” stock awards count against the number of shares authorized for issuance under the Plan at a higher rate than shares issued upon exercise of stock options and Stock Appreciation Rights (“SARs”).

■	No Annual “Evergreen” Provision. The Plan authorizes a fixed number of shares of PepsiCo Common Stock for grants and requires shareholder approval of any increase to that fixed number.
■
No Liberal Share Recycling. The Plan prohibits “net share counting”, meaning that any shares of PepsiCo Common Stock tendered or withheld to pay taxes for any award or an option’s exercise price are not available for re-issuance. Likewise, upon exercise of a stock-settled SAR, none of the shares associated with the SAR grant are available for re-issuance.

■
No Repricing of Stock Options or SARs. The Plan prohibits the repricing of stock options or SARs without shareholder approval either by amending an award agreement, by substitution of a new award at a lower exercise price, or by cancelling awards in exchange for cash or other securities.

■	No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of PepsiCo Common Stock on the date of grant.
■	No Reload Rights. No stock option granted under the Plan can entitle a participant to the automatic grant of additional stock options in connection with any exercise of the original stock option.
■	No Loans. The Plan prohibits loans from the Company to any participant.
■
Double Trigger Change in Control Requirement. In connection with a change in control of PepsiCo, a participant’s equity awards will be subject to accelerated vesting only if the participant is terminated without cause or resigns for good reason within two years following the change in control or if the acquiring entity fails to assume or replace the awards.

■
Minimum One-Year Vesting Period. All awards require a minimum of one year of service from the date of grant to vest. Only in the following limited circumstances are awards with a vesting period of less than one year permitted to be granted: (i) awards granted in the aggregate for up to five percent (5%) of the total shares of PepsiCo Common Stock available for issuance under the Plan, (ii) any rights to accelerated vesting in connection with a change of control of PepsiCo, the death, total disability, or retirement of a participant, and (iii) non-employee director phantom stock deferrals.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

■
No Dividend Payouts on Unvested PSUs and RSUs; No Dividend Equivalents on Options or SARs. Participants who hold PSUs or RSUs will have dividends accrued during the restriction period that will be distributed (without interest) only if and when the PSUs or RSUs vest. Accrued dividends are forfeited if the associated PSU or RSU is forfeited. No dividend equivalents may be paid under the Plan with respect to options or SARs.

■
Compensation Clawback. Awards under the Plan are subject to any clawback policy that the Company has in effect or may adopt in the future, including without limitation the PepsiCo, Inc. Compensation Recovery Policy for Covered Executives adopted in accordance with stock exchange listing requirements (or any successor policy). If an employee violates PepsiCo’s Global Code of Conduct, breaches our non-compete, non-solicitation or non-disclosure policies, or engages in gross misconduct, any award granted under the Plan (including any dividends, unvested dividends or dividend equivalents paid with respect thereto), any shares of PepsiCo Common Stock issued upon exercise or settlement thereof (including securities or other property received therefor), or any other proceeds from the exercise or settlement of awards or the sale of shares of PepsiCo Common Stock must be forfeited or reimbursed to the Company.

■
Independent Committee. The Plan is administered by the Compensation Committee, except as it relates to non-employee director awards, which the full Board administers. All of the members of the Compensation Committee qualify as independent under the SEC and Nasdaq rules. Equity award grants to executive officers are approved by a subcommittee of the Compensation Committee consisting entirely of non-employee directors, as that term is defined in Rule 16b-3 of the Exchange Act.

■	Limit on Non-Employee Director Awards. The Plan establishes a maximum amount of equity awards and cash retainers that may be granted to a non-employee director in any calendar year.
■
No transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless the transfer is approved by the Compensation Committee and is for no consideration.

Summary of the Plan

The principal features of the Plan, as amended and restated, are summarized below. This summary is qualified by reference to the complete text of the Plan set forth in Appendix B to this Proxy Statement.

Plan Administration. The Compensation Committee administers all aspects of the Plan, except for awards made to non-employee directors. The amount and terms of awards to non-employee directors are administered by the full Board. Each member of the Compensation Committee also meets the director independence criteria under the SEC and Nasdaq rules.

The Compensation Committee has the authority to, among other things:

■	construe and interpret the Plan;
■	make rules and regulations relating to the administration of the Plan;
■	select participants and make awards; and
■	establish the terms and conditions of awards.

The Compensation Committee may delegate its authority to employees of the Company, including the authority to grant awards to employees who are not officers subject to Section 16 of the Securities and Exchange Act of 1934.

Awards. The Plan provides for the grant of non-qualified stock options, incentive stock options (“ISOs”) that qualify under Section 422 of the Code, SARs, restricted shares, RSUs, performance shares, performance units, and stock awards, each as defined in the Plan.

Eligibility. Any officer, employee, consultant, or advisor of PepsiCo or any of its subsidiaries or affiliated businesses is eligible for any type of award provided for under the Plan except that employees are not eligible for unrestricted stock awards. As of December 30, 2023, we had approximately 318,000 employees worldwide, 9 executive officers, 14 directors, and 0 consultant and advisor eligible to receive awards. The selection of participants and the nature and size of grants and awards are within the discretion of the Compensation Committee, subject to the limitations in the Plan.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

Authorized Shares. The Plan maintains authority for the issuance of 270 million shares of PepsiCo Common Stock, plus any shares of PepsiCo Common Stock underlying awards previously granted under any prior plans that are cancelled or expired without the issuance of shares after the Plan first became effective on May 2, 2007. As of March 1, 2024, approximately 19 million shares remain available for future awards.

Each share subject to a stock option or SAR award would reduce the number of shares available for issuance under the Plan by one share, and each share subject to a full value award would reduce the number of shares available for issuance by three shares. Full value awards consist of restricted or unrestricted stock or stock unit awards, including performance shares and performance units.

If any award is forfeited or the award otherwise terminates without the issuance of shares of PepsiCo Common Stock, the shares associated with the award will no longer be charged against the maximum share limitation and will again be available for future grants. These shares will return to the available share pool at the same ratio at which they were granted. Notwithstanding the foregoing, shares withheld by or delivered to PepsiCo to satisfy the exercise or conversion price of an award or in payment of taxes will not again be available for future grants, and upon the exercise of a stock-settled SAR, the number of shares subject to the SAR will not again be available for future grants regardless of the actual number of shares of PepsiCo Common Stock used to settle such SAR. In addition, awards that are settled in cash rather than shares of PepsiCo Common Stock and awards that may be granted in connection with the assumption or substitution of outstanding grants from an acquired or merged company do not count towards the total share limit.

Award Limitations. The maximum number of shares of PepsiCo Common Stock subject to stock options and SARs that can be granted to any individual during a calendar year cannot exceed 2 million shares. The maximum amount of awards other than stock options and SARs that can be granted to any individual, in the aggregate, during a calendar year cannot exceed $15 million (converted into a number of shares of PepsiCo Common Stock based on the fair market value (the average of the high and low market prices) on the date of grant); provided that the maximum value of an award that may be granted to any individual for a performance period that is longer than one calendar or fiscal year shall not exceed the foregoing limit multiplied by the number of full calendar or fiscal years in the performance period. The shares of PepsiCo Common Stock issued may consist of authorized but unissued shares.

Options. A stock option permits the participant to purchase shares of PepsiCo Common Stock at a specified price. Options may be granted alone or together with SARs. A stock option may be granted in the form of a non-qualified stock option or an ISO. No more than 270 million shares are available for the grant of ISOs. The price at which a share may be purchased under an option (the exercise price) may not be less than 100% of the fair market value (the average of the high and low market prices) of a share of PepsiCo Common Stock on the date the option is granted. The average of the high and low market prices of a share of PepsiCo Common Stock on March 1, 2024 was $164.25 per share. Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price or in exchange for cash or other securities without shareholder approval. No dividends or dividend equivalents will be paid on stock options.

The Compensation Committee may establish the term of each option, but no option will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years.

The amount of ISOs that become exercisable for the first time in a particular year by an individual participant cannot exceed $100,000 or such other amount as may subsequently be specified by the Code, determined using the fair market value of the shares on the date of grant. Non-employees are not eligible for ISOs.

SARs. A SAR entitles the participant to receive a payment in shares of PepsiCo Common Stock and/or cash equal to the excess of the fair market value of PepsiCo Common Stock on the date the SAR is exercised over the SAR exercise price. SARs may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than 100% of the fair market value of PepsiCo Common Stock on the date of grant. The Compensation Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years. Except in the case of an adjustment related to a corporate transaction, the exercise price of a SAR may not be decreased after the date of grant and no outstanding SAR may be surrendered as consideration for the grant of a new SAR with a lower exercise price or in exchange for cash or other securities without shareholder approval. No dividends or dividend equivalents will be paid on SARs.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

Restricted Shares and RSUs. A restricted share is a share of PepsiCo Common Stock that is issued to a participant subject to vesting requirements. An RSU is the right granted to a participant to receive a share of PepsiCo Common Stock and/or a cash payment based on the value of a share of PepsiCo Common Stock subject to vesting requirements. The restrictions on such awards are determined by the Compensation Committee and may include service-based or performance-based restrictions. The Compensation Committee may condition the vesting of any restricted share or RSU grant on the achievement of one or more performance goals specified below under Performance Awards and Performance Goals. RSUs may be settled in cash, shares of PepsiCo Common Stock, or a combination thereof, as determined by the Compensation Committee. Holders of RSUs will have no ownership interest in the shares of PepsiCo Common Stock to which such RSUs relate unless and until payment with respect to such RSUs is actually made in shares of PepsiCo Common Stock. Except as otherwise determined by the Compensation Committee, participants who hold restricted shares will have voting rights and dividends accrued during the restriction period that will be distributed (without interest) only if and when the restricted shares vest. Except as otherwise determined by the Compensation Committee, RSUs will accrue dividend equivalents during the restriction period that will be distributed (without interest) only if and when the RSUs vest.

Performance Awards and Performance Goals. Performance awards are awards conditioned on the achievement of performance goals set for a performance period. The Compensation Committee determines the performance goal and the length of the performance period. The performance goals may be based on one or more of the following performance measures: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental, and personnel matters), or goals related to corporate initiatives (such as acquisitions, dispositions, or customer satisfaction), and, solely with respect to awards granted on or after May 1, 2024, any other performance metric as determined by the Compensation Committee. The performance measures may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, or business unit of the Company and may be expressed in absolute terms or relative to the performance of other entities. Notwithstanding the attainment of any performance goal, the Compensation Committee has the discretion to reduce any award payment. Performance awards may be paid in cash, shares of PepsiCo Common Stock, or a combination thereof.

Stock Awards. Stock awards consist of vested shares of PepsiCo Common Stock that are not subject to a risk of forfeiture. Stock awards may only be granted to eligible participants who are consultants or advisors (i.e., non-employees) and may be granted to non-employee directors as part of their one-time initial grants.

Minimum Vesting Restriction and Performance Periods. Under the Plan, awards granted on or after May 1, 2024 generally may not vest in full prior to the first anniversary of the grant date (except in certain circumstances such as a change in control, retirement, death or total disability, or non-employee director phantom stock deferrals). Notwithstanding the foregoing, awards covering up to 5% of the total shares available under the Plan may be issued with a restriction period of less than one year. In addition, the performance period for performance awards will be a minimum of one year unless otherwise determined by the Compensation Committee.

Non-Employee Director Awards. Non-employee directors are eligible to receive any type of award available under the Plan, except ISOs. Such awards are administered by the Board of Directors. No non-employee director may be granted (i) any award or awards denominated in shares of PepsiCo Common Stock that exceed in the aggregate $500,000 in value in any calendar year plus an additional $500,000 for one-time awards to newly appointed or elected non-employee directors, or (ii) any award or awards denominated in cash, even if paid in shares of PepsiCo Common Stock, that exceed in the aggregate $500,000 in value in any calendar year. For purposes of awards denominated in shares of PepsiCo Common Stock, the value shall be computed based on the grant date fair value in accordance with applicable financial accounting rules.

Adjustments. In the event of a corporate transaction that affects PepsiCo Common Stock, the Compensation Committee will make adjustments to the number of authorized shares and the individual limitations set forth above and to the outstanding awards as it deems appropriate and equitable.

Change in Control. In the event of a change in control of PepsiCo, all outstanding awards under the Plan that are assumed or replaced with equivalent awards by the successor corporation will remain outstanding and continue to be governed by their terms. If, within two years following a change in control, a participant is terminated without cause or the participant resigns for good reason, then all such assumed or replaced awards held by the participant will immediately vest, any performance goals

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

will be deemed 100% achieved, the RSUs will become immediately payable, and the options and SARs will remain outstanding for their full term. If the surviving corporation fails to assume the outstanding awards under the Plan or substitute equivalent awards, then all such outstanding awards will vest, all restrictions will lapse and any performance goals will be deemed 100% achieved upon the change in control, and the Board may provide for the cancellation of such awards in exchange for a payment to the participants that is at least equal to the excess (if any) of the consideration that would be received in the change in control by the holders of PepsiCo Common Stock over the exercise or purchase price (if any) for such awards. “Change in control,” “cause,” and “good reason” are defined in Section 11(b) of the Plan. Award agreements may provide different change in control treatment for awards.

Clawback. The Plan permits the clawback of awards in the event it is determined that the participant has (i) made unauthorized use or disclosure of confidential information or trade secrets of the Company, (ii) breached any contract with or violated any obligation to the Company, (iii) engaged in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of employment or relationship with the Company, (iv) committed a felony or other serious crime or engaged in any activity which constitutes gross misconduct, (v) breached the non-compete, non-solicitation, or other restrictive covenants as provided in applicable award agreements, on the part of an individual participant, or (vi) violated any Company compensation clawback policy applicable.

In the event clawback is triggered, any award granted under the Plan (including any dividends, unvested dividends or dividend equivalents paid with respect thereto), any shares of PepsiCo Common Stock issued upon exercise or settlement thereof (including securities or other property received therefor), or any other proceeds from the exercise or settlement of awards or the sale of shares of PepsiCo Common Stock must be forfeited or reimbursed to the Company.

In addition, current and former executive officers are subject to the terms of the PepsiCo, Inc. Compensation Recovery Policy for Covered Executives, which requires recovery of incentive-based compensation erroneously received in the event of an accounting adjustment to the Company’s financial results received in the three years prior to the accounting restatement. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part of the individual executive.

Effective Date, Term, Amendment, and Termination. The Plan, as amended and restated, was adopted by the Board of Directors on February 7, 2024 subject to shareholder approval at the May 1, 2024 Annual Meeting of Shareholders of the Company and has a term of ten years expiring on May 1, 2034. The Board or Compensation Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Without the prior approval of PepsiCo’s shareholders, no amendment may (i) increase the number of authorized shares or the maximum individual award limitations (except to the extent such amendment is made pursuant to the equitable adjustment provisions of the Plan), (ii) extend the maximum period during which awards may be granted, (iii) add to the types of awards that can be made, (iv) to the extent permitted by the Plan, change the performance measures pursuant to which performance awards are earned, (v) modify the requirements as to eligibility for participation, (vi) decrease the exercise price of any option or SAR to less than the fair market value on the grant date, or (vii) amend the Plan in a manner that requires shareholder approval pursuant to the Plan, applicable law, or the rules of Nasdaq.

Limitations on Transfer. Unless otherwise determined by the Compensation Committee, awards granted under the Plan are nontransferable other than, upon a participant’s death, by will, or the laws of descent and distribution. The Compensation Committee has the discretion to permit the transfer of an award only to a participant’s immediate family member without the payment of any consideration.

Other Provisions. The Compensation Committee may determine that an award, whether made in cash, shares of PepsiCo Common Stock, or a combination thereof, may be deferred and may approve deferral elections made by participants in compliance with Section 409A of the Code. No loans from PepsiCo to participants will be permitted under the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of awards made under the Plan, based upon the laws in effect on the date hereof, and is intended for the information of shareholders considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the Plan. The discussion does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable foreign, state, and local tax laws may not be the same as under U.S. federal income tax laws.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

Non-Qualified Stock Options (“NQSOs”) and SARs. A participant will not recognize taxable income at the time of grant of a NQSO or SAR, and PepsiCo will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a NQSO, equal to the excess of the fair market value of the shares of PepsiCo Common Stock purchased over their exercise price and, upon exercise of a SAR, equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income.

ISOs. A participant will not recognize taxable income at the time of grant of an ISO or (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares of PepsiCo Common Stock acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and PepsiCo will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or one year from the date the option was exercised, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and PepsiCo generally will be entitled to a corresponding U.S. federal income tax deduction.

Other Awards. For other awards authorized under the Plan, a participant will generally recognize compensation taxable as ordinary income (i) at the time restrictions on restricted shares lapse in an amount equal to the excess of the fair market value of the shares of PepsiCo Common Stock at such time over the amount, if any, paid for the shares; (ii) at the time of settlement of RSUs in an amount equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid by PepsiCo, and (iii) at the time of grant of a nonforfeitable stock award, in an amount equal to the fair market value of the shares of PepsiCo Common Stock at such time. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply for awards granted on or before November 2, 2017.

Section 162(m) Limit. Any deduction available to the Company will be subject to the limitations of Code Section 162(m).

Section 409A. Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not exempt from or compliant with Section 409A of the Code. It is intended that awards granted under the Plan will be exempt from, or satisfy the requirements of, Section 409A and any regulations or guidance that may be adopted thereunder from time to time.

Plan Benefits

Future benefits under the Plan are not currently determinable. However, current benefits granted to executive officers, all other employees, and non-employee directors would not have been increased if they had been made following shareholder approval of the amendment to the Plan.

The 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table appearing elsewhere in this Proxy Statement show the awards under the Plan that were made to the Named Executive Officers in 2023. Current executive officers as a group (excluding NEOs) were not awarded any stock options in 2023 while employees other than the executive officers were awarded 2,161,541 stock options in 2023. During 2023, non-employee directors received awards under the Plan described in the “2023 Director Compensation” section beginning on page 44 of this Proxy Statement.

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Approval of the Amended and Restated PepsiCo, Inc. Long-Term Incentive Plan (Proxy Item No. 4)

Shares Underlying Stock Options Granted Since Adoption of Plan Through December 30, 2023
Ramon L. Laguarta, Chairman of the Board and CEO, PepsiCo	50,335
Jamie Caulfield, EVP and CFO, PepsiCo	57,205
Steven Williams, CEO, PFNA	31,005
Kirk Tanner, CEO, PBNA	3,349
Silviu Popovici, CEO, Europe	—
Hugh Johnston, Former Vice Chairman, EVP and CFO, PepsiCo	209,744
Executive officers as a group (excluding NEOs)	146,890
Non-executive officer employees as a group	74,781,643

No stock options have been granted under the Plan to any current directors or nominees who are not executive officers or to any associates of any of such directors, nominees, or executive officers. No person has been granted stock options to receive five percent or more of the shares issuable under the Plan.

Our Board of Directors recommends that shareholders vote “FOR” the amended and restated PepsiCo, Inc. Long-Term Incentive Plan.

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Shareholder Proposals (Proxy Item Nos. 5-12)

Shareholders have submitted the following proposals for the reasons stated. The shareholder proposals will be voted on at our 2024 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. In accordance with federal securities regulations, we have included the shareholder proposals, including any supporting statements, as submitted by the shareholder proponents. We do not believe that certain assertions in these shareholder proposals about PepsiCo are correct. We have not attempted to refute all of these inaccuracies. However, our Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal.

Shareholder Proposal – Shareholder Ratification of Excessive Golden Parachutes (Proxy Item No. 5)

John Chevedden, on behalf of Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the beneficial owner for at least three years of at least 500 shares of PepsiCo Common Stock, has submitted the following proposal:

Proposal 5 – Shareholder Ratification of Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Section 16 Officers.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of this proposal received between 51% and 65% support at:

FedEx
Spirit AeroSystems
Alaska Air
Fiserv

Please vote yes:
Shareholder Ratification of Excessive Golden Parachutes – Proposal 5

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

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The Board has carefully considered this proposal and has determined that the implementation of this policy is unnecessary and unwarranted given the existing governance safeguards embedded in our executive compensation programs, including the Company’s policy to seek shareholder ratification of cash severance payments in certain circumstances, and is not in the best interests of PepsiCo or our shareholders.

The Compensation Committee has adopted a cash severance policy whereby the Company will not enter into any new separation arrangements with Section 16 Officers (“executive officers”) where the value of cash severance benefits exceeds 2.99 times the sum of the executive’s base salary plus target annual incentive, without seeking shareholder ratification.

The cash severance policy adopted by the Compensation Committee already provides for the Company to seek shareholder ratification in appropriate circumstances. The policy generally provides that PepsiCo will not enter into any new separation arrangements with executive officers where the value of cash severance benefits (as defined in the policy) exceeds 2.99 times the sum of the executive’s base salary plus target annual incentive, without seeking non-binding shareholder ratification.

The Board believes that this policy provides appropriate protection against excessive payouts, while providing the Compensation Committee with flexibility to tailor compensation arrangements, which may include severance provisions, allowing PepsiCo to maintain a competitive advantage to attract and retain highly qualified talent.

PepsiCo does not maintain formal programs or policies that guarantee severance to executive officers and over the past decade, no executive officers have received a severance arrangement exceeding 2.99 times the sum of base salary plus target annual incentive.

None of our executive officers has an employment agreement, separation, or cash change in control agreement in place. Executive officers are not guaranteed a severance benefit or eligible for continued access to health and welfare benefits under a formal program in the event of involuntary termination, consistent with our approach of rewarding performance and not guaranteeing employment.

Such benefits, if delivered at all, are determined based on a facts-and-circumstances evaluation by the Compensation Committee at the time of separation from service. Over the past decade, no executive officers have received a severance arrangement valued in excess of 2.99 times the sum of base salary plus target annual incentive.

Shareholders also have the opportunity to express views on PepsiCo’s compensation practices through our annual advisory vote on executive compensation. Over the past decade, shareholders have demonstrated strong support for our executive compensation programs with approximately 92% of votes cast annually on average in favor of our advisory resolution.

The proposal introduces additional restrictions for the Board and its Compensation Committee to structure effective pay programs, elevating the risk of impairing our pay-for-performance philosophy and employee value proposition.

The Board believes that its Compensation Committee, composed entirely of independent directors, is best suited to develop and design executive compensation programs to align executive officers’ interests with those of shareholders in accordance with our core compensation principles outlined on page 51 of this Proxy Statement. Introducing additional restrictions through the proposal may limit the Compensation Committee’s ability to perform its duties and to be agile, undermining the diverse expertise of its directors, each of whom is elected by shareholders.

In the view of the Board, the Compensation Committee should retain the flexibility to evaluate and approve compensation arrangements. This is especially important in the context of operating as a multinational organization with executive officers situated across different geographies, subject to various jurisdictions and regulatory complexities. Furthermore, the inclusion of equity-based compensation in the proposed policy could impair PepsiCo’s ability to successfully make leadership transitions under ordinary course exit situations and could foster substantial management instability or limit the ability to leverage severance agreements as an effective legal risk mitigation tool, when needed.

The proposal conflicts with features of our Long-Term Incentive Plan (LTIP), which has been approved by shareholders. The design of our LTIP is consistent with best market practices, including double trigger change in control vesting for all participants holding outstanding equity awards granted under the LTIP.

In the event that severance triggered by a change in control is subject to the proposed policy, there would be a direct conflict with the shareholder-approved LTIP. As ratified by a majority of shareholders in 2016, PepsiCo’s LTIP expressly

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Shareholder Proposals (Proxy Item Nos. 5-12)

incorporates a double trigger change in control provision. In connection with a change in control of PepsiCo, a participant’s outstanding equity awards will be subject to accelerated vesting only if the participant is terminated without cause or resigns for good reason within two years following the change in control or if the acquirer fails to assume the awards.

This is a widely recognized best practice approach that ensures that executive officers holding LTIP awards are treated fairly, thereby supporting talent retention and performance motivation objectives, and that the implication for shareholders is balanced and appropriate.

Given our historical pay practices and strong governance safeguards already embedded in our executive compensation programs, including the Company’s policy to seek shareholder approval of severance payments in certain circumstances, the Board does not believe the proposed policy would be beneficial to shareholders. PepsiCo provides responsible, appropriate, and market-standard executive compensation programs to ensure best-in-class talent remains motivated to foster the creation of sustainable long-term shareholder value.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Report on Gender-Based Compensation Gaps and Associated Risks (Proxy Item No. 6)

National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, the beneficial owner for at least three years of 33.969 shares of PepsiCo Common Stock, has submitted the following proposal:

Gender-Based Compensation Gaps and Associated Risks

WHEREAS: Compensation and benefits inequities persist across employee gender categories, and pose substantial risk to companies and society at large.

The United States Department of Labor states that “equal pay” is required if persons of different genders “perform equal work in the same workplace,” and that “all forms of compensation are covered, meaning not only pay, but also benefits.”1 The U.S. Equal Employment Opportunity Commission adds:2

It is illegal for an employer to discriminate against an employee in the payment of wages or employee benefits on the bases of race, color, religion, sex (including gender identity, sexual orientation, and pregnancy), national origin, age (40 or older), disability or genetic information. Employee benefits include sick and vacation leave, insurance, access to overtime as well as overtime pay, and retirement programs.

SUPPORTING STATEMENT: PepsiCo, Inc. (“Company”) provides health benefits to employees who suffer gender dysphoria/ confusion, and who seek medical, chemical, and/or surgical treatments to aid their “transition” to their non-biological sex.3 The Company boasts about its 100 percent score on the Human Rights Campaign’s Corporate Equality Index and HRC’s designation as a “Best Places to Work for LGBT Equality,” and has “made a series of benefit coverage enhancements that align with the clinical guidelines outlined in the World Professional Association of Transgender Health Standards of Care.”4

Company policy affirms it is possible for dysphoria sufferers to transition to a different sex. Yet an increasing body of scientific evidence shows no benefits result from such medical treatments.5 In the United States and Europe, the medical community is increasingly cautious about transitioning therapies.6 7

Victims report transition treatments and surgeries are harmful. Examples include long-lasting or permanent outcomes like chronic pain, sexual dysfunction, unwanted hair loss or hair gain, menstrual irregularities, urinary problems, and other complications.8 Rather than resolve health problems, “gender affirming” therapies instead often exacerbate them.9 In such instances, those who desire to “detransition” cannot find medical care or insurance coverage, and are permanently mutilated.10 Many of these sufferers litigate against those who misled and/or harmed them.11 12

HRC contemplates no accommodations for detransitioners or restorative health care for such individuals - instead, it denies there is need for such care.13 Hence, the CEI-perfect Company appears to offer no such insurance coverage in its employee benefits - only for so-called “gender-affirming care.” Detransitioners are protected under “gender identity” and “sexual orientation” EEOC categories and therefore cannot be discriminated against.

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Shareholder Proposals (Proxy Item Nos. 5-12)

RESOLVED: Shareholders request the board of directors issue a report by Dec. 31, 2024 about compensation and health benefit gaps, which should include how they address dysphoria and de-transitioning care across gender classifications, including associated reputational, competitive, operational and litigative risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary and private information, litigation strategy and legal compliance information.

_____________________
[1]	https://www.employer.gov/Employmentlssues/pay-and-benefits/Equal-pay/.
[2]	https://www.eeoc.gov/prohibited-employment-policiespractices.
[3]	https://stories.pepsicojobs.com/blog/2022/03/30/transgender-visibility/.
[4]	https://www.pepsico.com/our-stories/story/how-pepsico-drives-a-culture-of-inclusion-for-lgbtq-associates.
[5]	https://www.foxnews.com/politics/crenshaw-grills-dem-witness-faiIure-name-one-study-citing-benefits-surgeries-trans-kids.
[6]	https://www.wsj.com/articles/second-thoughts-on-gender-affirming-care-american-academy-pediatrics-doctors-review-medicine-a7173276
[7]	https://www.wsj.com/articles/u-s-becomes-transgender-care-outlier-as-more-in-europe-urge-caution-6c70b5e0.
[8]	https://www.dailymail.co.uk/health/article-11629421/Half-trans-surgery-patients-suffer-extreme-pain-sexual-issues-years-later.html.
[9]	https://www.dailymail.co.uk/femail/article-12250695/1-trans-surgery-woman-19-four-years-later-Im-man.html
[10]	https://thefederalist.com/2023/02/10/detransitioners-are-being-abandoned-by-medical-professionals-who-devastated-their-bodies-and-minds/
[11]	https://public.substack.com/p/why-this-detransitioner-is-suing.
[12]	https://www.dailymail.co.uk/news/article-12310887/Young-North-Carolina-woman-sues-doctors-testosterone-age-17-saying-needed-therapy-not-double-mastectomy-latest-blockbuster-detransition-lawsuit.html
[13]	https://www.hrc.org/resources/myths-and-facts-battling-disinformation-about-transgender-rights

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

After careful consideration, the Board has determined that it would not be in the best interests of PepsiCo or our shareholders to conduct an analysis and issue a report on the risks associated with compensation and health benefit gaps, including a specific analysis of how dysphoria and de-transitioning care across gender classifications are addressed. PepsiCo already maintains, and annually reports on, our comprehensive pay equity process for managing pay programs that ensure pay equity across employee groups and we also provide a broad range of health and wellbeing benefits to support our associates and their families.

The future success of PepsiCo depends on our ability to hire and retain the most talented people and we believe that our strong employee compensation and benefits programs improves our ability to meet this goal. We regularly evaluate the design of our compensation and benefits programs to ensure we are addressing our employees’ needs. If, at any point, we determine there is an area of need among employees, we analyze and revise our compensation and benefits policies, as appropriate.

PepsiCo provides comprehensive health and wellbeing benefits to support our employees’ physical, emotional and financial wellbeing.

We offer a comprehensive and highly competitive suite of health, wellbeing and retirement benefits intended to support our employees in both their personal and professional lives, enabling employees and their families to safeguard their physical, emotional and financial health, and to bring their best selves to work. PepsiCo provides benefits programs that are expansive and inclusive to address the needs of that diverse workforce. In the U.S., benefits include, but are not limited to, medical benefits, comprehensive reproductive health benefits, in-person and virtual mental health support, paid vacation, paid sick leave and paid time off for new parents.

PepsiCo has a robust global annual pay equity review process in place, and we already provide annual reporting disclosing the results of such review.

As part of our pep+ (PepsiCo Positive) ambition, we maintain a robust, long-standing and comprehensive global pay equity process for managing pay programs that helps ensure pay equity across employee groups. We implemented this robust global pay equity review process when we signed the White House Equal Pay Pledge in 2016, and we have been reporting on the results from that process annually since then. As of 2023, we had implemented this process in 71 countries

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Shareholder Proposals (Proxy Item Nos. 5-12)

that collectively make up more than 99% of our salaried employee population. Our latest results showed that among this population, women and men are paid within 1% (based on base compensation) of each other and in the U.S. people of color (Hispanic, Black and Asian) are paid within 1% (based on base compensation) of non-minorities, after controlling for legitimate drivers of pay such as job level, geographic location and performance ratings.

We believe the reporting called for in this proposal is unnecessary and not a good use of Company resources.

We believe the requested report about compensation and health benefit gaps, including a specific analysis of how dysphoria and de-transitioning care across gender classifications are addressed, and associated “reputational, competitive, operational and litigative risks, and risks related to recruiting and retaining diverse talent” is unnecessary given we already report annually on pay equity and provide comprehensive health and wellbeing benefits. Furthermore, it is not clear what additional data could be analyzed to assess the risks identified in the requested report as we already have processes in place to evaluate and make changes to our compensation and benefits programs, as necessary.

Given our commitment to hiring and retaining the most talented people, our highly competitive compensation programs, our robust global pay equity review process and our comprehensive healthcare benefits and polices, we believe that the cost of creating and publishing the requested report would not be a worthwhile use of Company resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Director Election Resignation Bylaw (Proxy Item No. 7)

Gary Perinar, as fund trustee of the Mid-America Carpenters Pension Fund, 12 East Erie Street, Chicago, Illinois 60611, the beneficial owner for at least one year of at least 33,126 shares of PepsiCo Common Stock, has submitted the following proposal:

Director Election Resignation Bylaw Proposal:

Resolved: That the shareholders of PepsiCo, Inc. (“Company”) hereby request that the board of directors take the necessary action to adopt a director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director’s failure to receive the required shareholder majority vote support in an uncontested election. The proposed resignation bylaw shall require the Board to accept a tendered resignation absent the finding of a compelling reason or reasons to not accept the resignation. Further, if the Board does not accept a tendered resignation and the director remains as a “holdover” director, the resignation bylaw shall stipulate that should a “holdover” director fail to be re-elected at the next annual election of directors, that director’s new tendered resignation will be automatically effective 30 days after the certification of the election vote. The Board shall report the reasons for its actions to accept or reject a tendered resignation in a Form 8-K filing with the U.S. Securities and Exchange Commission.

Supporting Statement: The Proposal requests that the Board establish a director resignation bylaw to enhance director accountability. The Company has established in its bylaws a majority vote standard for use in an uncontested director election, an election in which the number of nominees equal the number of open board seats. Under applicable state corporate law, a director’s term extends until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Therefore, an incumbent director who fails to receive the required vote for election under a majority vote standard continues to serve as a “holdover” director until the next meeting of shareholders. A Company governance policy currently addresses the continued status of an incumbent director who fails to be re-elected by requiring such director to tender his or her resignation for Board consideration.

The new director resignation bylaw will set a more demanding standard of review for addressing director resignations then that contained in the Company’s resignation governance policy. The resignation bylaw will require the reviewing directors to articulate a compelling reason or reasons for not accepting a tendered resignation and allowing an un-elected director to continue to serve as a “holdover” director. Importantly, if a director’s resignation is not accepted and he or she continues as a “holdover” director but again fails to be elected at the next annual meeting of shareholders, that director’s new tendered resignation will be automatically effective 30 days following the election vote certification. While providing the Board latitude to accept or not accept the initial resignation of an incumbent director that fails to receive majority vote support, the amended bylaw will establish the shareholder

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vote as the final word when a continuing “holdover” director is not re-elected. The Proposal’s enhancement of the director resignation process will establish shareholder voting in director elections as a more consequential governance right.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

After careful consideration, the Board has determined that the action requested by the shareholder proposal is neither necessary nor in the best interests of PepsiCo or our shareholders. The Board believes the existing director resignation policy contained in PepsiCo’s Corporate Governance Guidelines already provides meaningful consequences when a director fails to receive a majority vote and effectively addresses the underlying concerns of the proposal.

Since PepsiCo first adopted its current majority vote and director resignation policy, no director has failed to receive support from a majority of the votes cast. Indeed, as a testament to the caliber of our director slate and the Board’s careful consideration of its nominees, our shareholders elected all members of our Board of Directors by votes greater than 91% of the votes cast in the last ten years.

PepsiCo’s current director resignation policy already provides for an effective process for securing and acting on an irrevocable resignation offer from a director who fails to receive a majority shareholder vote.

The Board values the input of our shareholders and believes that it is essential for shareholders to have a critical role in the election of directors. As described in the “Director Election Requirements and Majority-Vote Policy” section of this Proxy Statement on page 12, all members of PepsiCo’s Board are elected annually by our shareholders by a majority of the votes cast in an uncontested election, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order to elect the director to the Board.

If a director nominee in an uncontested election who is an incumbent director receives more votes “against” than votes “for” election, our director resignation policy set forth in PepsiCo’s Corporate Governance Guidelines provides that he or she must make an irrevocable resignation offer to the Board. The Nominating and Corporate Governance (“NCG”) Committee will make a recommendation to the Board on such resignation offer, and the independent members of the Board must act on the NCG Committee’s recommendation within 90 days following the certification of the shareholder vote.

In deciding the action to be taken with respect to any resignation offer, the policy provides that the independent members of the Board will limit their consideration to determining what is in the best interests of the Company and the shareholders. In doing so, the Board will consider all relevant factors, including, but not limited to:

■	the level of shareholder support the director has received in prior elections;
■	any stated reasons why shareholders voted against such director;
■	any alternatives for curing the underlying cause of the “against” votes;
■	the director’s tenure and qualifications;
■	the director’s past and expected future contributions to the Company; and
■	the overall composition of the Board.

As part of the Board’s careful consideration of the shareholder proposal and to be responsive to the theoretical concern raised in the proposal about directors failing to receive majority support for multiple years, the Board amended the Corporate Governance Guidelines earlier in 2024 to explicitly state that the Board will consider the level of shareholder support the director has received in prior elections.

Our policy allows the Board to consider whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements or impair the effective functioning of the Board due to the sudden loss of a unique qualification or expertise.

The director resignation policy further provides that a director who offers to resign pursuant to this policy may not be present during the deliberations or voting by the NCG Committee or the Board as to whether to recommend or accept the resignation offer, and that the Company will promptly disclose publicly in a document furnished or filed with the U.S. Securities and Exchange Commission the decision on such resignation offer and the basis for the decision.

Accordingly, PepsiCo’s current policy already provides for an irrevocable resignation offer from a director who fails to receive a majority vote and ensures that the independent members of the Board act in a timely and transparent manner in response to that resignation offer, while providing appropriate flexibility for the independent members of the Board to consider the resignation offer in the broader context to arrive at a decision that is in the best interests of PepsiCo and its shareholders.

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The Board has a robust director selection, nomination, and evaluation process, and as a testament to the caliber of our Board, our director nominees have historically received high support from shareholders.

Our Board has a robust director selection, nomination and evaluation process designed to provide for a well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. As stated in the Corporate Governance Guidelines, the Board does not believe that renomination of incumbent board members should be an automatic exercise. That mindset has supported regular Board refreshment, with six new director nominees since 2019.

PepsiCo further has a longstanding practice of regularly engaging with our shareholders year-round and such engagement program serves as a key vehicle through which investor perspectives, including those related to directors, are heard and addressed.

As a testament to the strength of our director slate, our shareholders elected all members of our Board of Directors by votes greater than 91% of the votes cast in the last ten years.

Therefore, given our existing director resignation policy that requires a director who fails to receive a majority shareholder vote to submit an irrevocable resignation offer that the Board must act on in a timely manner, coupled with our strong director nomination and election processes that provide for rigorous review of director candidate attributes and contributions, our Board believes that the adoption of the proposal is unnecessary and is not in the best interests of our shareholders.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Third-Party Assessment on Non-Sugar Sweetener Risks (Proxy Item No. 8)

The Sisters of the Sorrowful Mother International Finance, Inc., 8858 N. 60th Street, Brown Deer, WI 53223, and other co-filers, each the beneficial owner for at least three years of shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

RESOLVED,

Shareholders of PepsiCo, Inc. (“PepsiCo”) request the Board of Directors issue a third party assessment by November 1, 2024, at reasonable expense and excluding proprietary information, on PepsiCo’s efforts to assess and mitigate potential health harms associated with the use of non-sugar sweeteners (“NSS”).

The report should cover how PepsiCo evaluates potential health impacts of NSS in its products, including the safety authorities relied upon for NSS guidance, and PepsiCo’s affiliation with and/or financial support of researchers or research institutions, international agencies, or reporting/regulatory bodies studying or making health or safety recommendations about NSS.

WHEREAS,

The Access to Nutrition Initiative Global Index 2022 ranked PepsiCo’s product profile 7th among 11 food and beverage companies with a Healthy Score Rating of 2.2 out of 5.

The World Health Organization (WHO) recently recommended “against the use of NSS to control body weight or reduce the risk of noncommunicable diseases.”1 Based on a 2022 meta-analysis, this report demonstrated the “use of NSS does not confer any long-term benefit in reducing body fat in adults or children” and suggests that there “may be potential undesirable effects from long-term use of NSS, such as an increased risk of type 2 diabetes, cardiovascular diseases, and mortality in adults”. PepsiCo’s Chief Financial Officer responded to WHO’s 2023 Warning that aspartame is a possible carcinogen by stating there are no intentions to change PepsiCo’s product portfolio.2

The International Agency for Research on Cancer recently classified Aspartame - prominently used as an NSS in PepsiCo low-and no-sugar beverages - as “possibly carcinogenic to humans.”3

A British Medical Journal study warned that NSS “should not be considered a healthy or safe alternative to sugar”.4 A 2021 study noted that the combination of Aspartame and sweetener acesulfame-K, both contained in Pepsi Zero, has been shown to increase DNA damaging activity, the risk of cardiovascular and cerebrovascular diseases.5

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A 2022 Rudd Center Report found that PepsiCo disproportionately targeted Hispanic and Black youth in the United States when marketing high calorie, low nutrient products.

The 2022 report documented that:

●	Out of 19 Food & Beverage companies, PepsiCo spent the most on TV advertising;
●	PepsiCo spent the most on Black-targeted TV channels ($12.1 million) in 2021; and
●	While PepsiCo reduced their overall advertising spend, PepsiCo increased their advertising spend on Spanish language TV channels by 86% in 2021, when compared to 2017.[6]

Black consumers are 60% more likely to be diagnosed with diabetes than non-Hispanic whites, so PepsiCo’s advertising strategy targets a vulnerable population further, by recommending potentially harmful NSS as the healthier choice7.

“pep+ (PepsiCo Positive) is the future of our company,” says PepsiCo Chairman. Positive change for the planet and people requires PepsiCo to assess their use of NSS and its impact on their consumers’ health, to safeguard PepsiCo’s long term sustainability.

_____________________
[1]	https://www.who.int/news/item/15-05-2023-who-advises-not-to-use-non-sugar-sweeteners-for-weight-control-in-newly-released-guideline
[2]	https:/www.reuters.com/business/retail-consumer/pepsico-says-no-plans-change-portfolio-who-set-warn-aspartame-sweeteners-2023-07-13
[3]	https://www.iarc.who.int/news-events/aspartame-hazard-and-risk-assessment-results-released/
[4]	https://www.bmj.com/content/378/bmj-2022-071204
[5]	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC8227014/#
[6]	https://uconnruddcenter.org/wp-content/uploads/sites/2909/2022/11/Rudd-Targeted-Marketing-Report-2022.pdf
[7]	https://minorityhealth.hhs.gov/omh/browse.aspx?Ivl=4&lvlid=18

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

After careful consideration, the Board has determined that issuing a third-party assessment on PepsiCo’s efforts to assess and mitigate potential health harms associated with the use of non-sugar sweeteners is not in the best interests of PepsiCo or our shareholders, as it would be unnecessary and inefficient, particularly in view of the comprehensive safety assessments carried out by regulatory food safety bodies for these ingredients. A third-party assessment would not produce information that would be new or useful for PepsiCo, our employees or our shareholders.

As one of the world’s largest beverages and convenient foods companies, PepsiCo embraces the role it can play in helping to promote a balanced diet that supports health and wellness, and we have long been committed to being a part of the solution to the complex issue of the role of diet in obesity and undernutrition. Reformulation to reduce added sugars in our beverage products has been a core element of our sustainability agenda since its inception.

PepsiCo supports the World Health Organization’s (“WHO”) efforts to promote healthy diets. As a company, our sustainability priorities are aligned with the United Nations Sustainable Development Goals so that our actions can help contribute to a greater collective impact. We believe that the extensive time and resources we invest in sugar reformulation can help contribute to positive public health outcomes. Aspartame and other low-calorie sweeteners are key ingredients in many zero and low-calorie beverages and they play an important role in PepsiCo’s sugar-reduction journey.

The safety of our consumers is our primary concern.

We take the safety of our products and ingredients extremely seriously. This is reflected in our publicly available Global Code of Conduct and Food Safety Policy which include commitments to deliver safe products and follow safety-related regulations. Our Horizon Scanning Program and Scientific Issue Management process provide formal governance to monitor, assess and escalate new science and potential regulations that may warrant action.

PepsiCo employs a team of regulatory professionals, nutrition scientists and toxicologists whose responsibilities include monitoring such developments, reviewing available literature, completing and supplementing existing research, and ultimately ensuring that the ingredients in our products are both safe for consumers and regulatorily compliant.

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We have robust internal processes to ensure we base our decisions on the best and most up-to-date evidence, and are fully compliant with applicable regulations.

We have a Scientific Affairs team comprised of qualified toxicologists with expertise to assess ingredient safety. This team ensures we only use ingredients if we are satisfied that they are safe both during product design/innovation and subsequently through our Horizon Scanning Program. In the case of food additives such as sweeteners, which are highly regulated, we defer to regulatory food safety authorities and risk assessment bodies, including the U.S. Food and Drug Administration (“FDA”), the European Food Safety Authority (“EFSA”), Health Canada, the UK Food Standards Agency (“FSA”) and the FAO/WHO Joint Expert Committee on Food Additives amongst others. We also track and evaluate scientific developments ourselves to ensure that our internal assessments remain robust and current.

Our global Nutrition Science team consists of scientists with advanced qualifications in the areas of nutrition, biochemistry, physiology, epidemiology and related fields, trained to review, assess and conduct relevant scientific research. We evaluate the rigor of emerging research to ensure we put appropriate context to each study based on the weight of evidence and ensure we are providing a critical risk assessment for all research related to ingredients or products in PepsiCo’s portfolio. We conduct research to address any gaps in literature and collaborate with third-party experts to advance our knowledge in the field. Published content from PepsiCo-sponsored research from 2010 to present can be found on the PepsiCo Health & Nutrition Sciences website at www.pepsicohealthandnutritionsciences.com/publications.

Ingredient safety and regulatory compliance are legal requirements everywhere in the world and our global Regulatory Affairs team has responsibility for ensuring every product is compliant with applicable food and beverage regulations in every country where we do business. This team systematically carries out regulatory reviews as part of our product development, innovation and commercial change processes to ensure that only legally authorized ingredients are used in our products. They also monitor developments and activate regulatory change management processes where needed to ensure ongoing compliance.

The WHO recommendation on low- and no-calorie sweeteners is “conditional” and not intended to question the safety of low-calorie sweeteners.

The WHO’s Nutrition Guidance Expert Advisory Group (“NUGAG”) issued guidance for policymakers and other stakeholders on low- and no-calorie sweeteners (“LNCS”) in May 2023. The guidelines recommend that LNCS not be used as a means of achieving weight control or reducing the risk of non-communicable diseases (“NCDs”).

However, the WHO notes this recommendation is based on “low certainty” evidence, and that the recommendation is therefore “conditional,” meaning that the NUGAG panel is “uncertain that the desirable consequences of implementing the recommendation outweigh the undesirable consequences or [that] the anticipated net benefits are small.”1 The WHO also explains that the guidelines are not intended to question the safety of LNCS.

We strongly believe that the totality of the scientific evidence, including emerging data published since the WHO NUGAG review, show that LNCS are an effective tool for reducing added sugar and calorie intake, weight control and diabetes management.

In July 2023, the WHO body responsible for assessing food additive safety classified aspartame as safe.

Aspartame is a key ingredient in many no- and low-calorie beverages and has been safely consumed for more than 40 years. More than 100 studies conducted over this time confirm that aspartame is safe, and it has been authorized for human consumption in many countries following thorough safety assessments by scientific committees around the world. Both the FDA and the EFSA have independently reviewed and affirmed the safety of aspartame in multiple reviews, most recently in 2018 by the FDA.

In July 2023, following a comprehensive safety assessment of all available evidence that included the latest available data, the Joint FAO/WHO Expert Committee on Food Additives (“JECFA”) again reconfirmed the safety of aspartame.

JECFA is an international independent scientific expert committee jointly administered by the Food and Agriculture Organization of the United Nations and the WHO. Its advice underpins global Codex Alimentarius food and beverage standards and many regulators around the world look to JECFA for authoritative advice on the safety of food additives. As part of its evaluation, JECFA examined recent conclusions of the International Agency for Research on Cancer (“IARC”) and found no convincing evidence of any concern for human health including no convincing evidence of increased cancer risk.

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JECFA also re-affirmed the Acceptable Daily Intake (“ADI”)2 of aspartame. The ADI3 is a conservative estimate of the amount of a substance that can be consumed daily over a lifetime without presenting an appreciable risk to health. The ADI for aspartame is such that a 70kg adult would need to consume more than 9-14 cans of a typical aspartame-containing diet soft drink per day for the rest of their life to exceed the ADI. JECFA determined that total dietary intakes of aspartame are significantly below the ADI even at high consumption levels.

Following the aspartame reviews, 29 food safety authorities around the world responded by releasing statements in support of the JECFA finding. For example, the FDA4 confirmed that aspartame is one of the most studied food additives in the human food supply, and that its scientists do not have safety concerns when aspartame is used under the approved conditions.

Based on the substantial body of evidence available on aspartame as well as published reviews and the very comprehensive assessments carried out by authoritative food safety bodies, PepsiCo does not believe that a further study of aspartame’s impact on consumer wellbeing would be necessary at this time.

We are committed to advertising our products responsibly.

We are dedicated to responsibly marketing our products to all consumers, regardless of their race, and we are proud of our legacy of responsible advertising. For example, our marketers only advertise to children under 13 those products that meet robust nutrition criteria. Additionally, PepsiCo does not advertise any products (regardless of nutritional profile) to children who are under the age of 6. In the U.S., we are active participants of Children’s Food and Beverage Advertising Initiative (“CFBAI”), a voluntary, self-regulatory pledge program created to improve the children’s food and beverage advertising landscape. CFBAI is administered by BBB National Programs, which also administers the Children’s Advertising Review Unit. They conduct annual audits of the program and have consistently found PepsiCo to be compliant with our Pledge.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

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[1]	https://iris.who.int/bitstream/handle/10665/367660/9789240073616-eng.pdf?sequence=1
[2]	https://apps.who.int/food-additives-contaminants-jecfa-database/Home/Chemical/62#:~:text=Overall%2C%20JECFA%20concluded%20that%20there,has%20adverse%20effects%20after%20ingestion.
[3]	The ADI is established for the general population, excluding PKU patients. Products containing aspartame must declare they are a source of phenylalanine, which individuals with a disease called phenylketonuria (PKU) need to manage. Other common sources of phenylalanine include high protein foods such as meat, fish, eggs, cheese, nuts and seeds.
[4]	https://www.fda.gov/food/food-additives-petitions/aspartame-and-other-sweeteners-food#:~:text=Aspartame%20is%20one%20of%20the,is%20approved%20in%20many%20countries

Shareholder Proposal – Report on Risks Related to Biodiversity and Nature Loss (Proxy Item No. 9)

Green Century Capital Management, Inc. on behalf of the Green Century Equity Fund, 114 State Street, Suite 200, Boston, MA 02109, the beneficial owner for at least one year of shares of PepsiCo Common Stock worth at least $25,000, has submitted the following proposal:

Report on Risks Related to Biodiversity and Nature Loss

Whereas: Biodiversity loss is a global systemic risk. Investors and governments worldwide are increasingly acting to address the impacts and dependencies of economic activity on natural systems. At the United Nations Biodiversity Conference in 2022, 190 countries agreed to take steps to prevent biodiversity loss. The resulting Global Biodiversity Framework calls on businesses to assess and disclose biodiversity dependencies, impacts and risks, and reduce negative impacts.

Pepsi’s 10-K acknowledges that “any failure to achieve or properly report on our goals with respect to reducing our impact on the environment or perception of a failure to act responsibly with respect to the environment ... can lead to adverse-publicity, which could result in reduced demand for our products, damage to our reputation or increase the risk of litigation.”

Failure to comprehensively assess its natural capital dependencies and ultimately mitigate their impacts on the company may expose PepsiCo to unnecessary risk:

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●	Systemic risk: More than half of the world’s GDP is either moderately or highly dependent on nature’s services, and the Food and Beverages industry depends on natural services for $1.4 trillion of value generation. By some estimates, tens of billions of dollars in assets could be at risk of stranding over the next five to ten years[1].
●	Financial risk: Financial institutions with US $8.7 trillion AUM have committed to eliminate agricultural-commodity-driven deforestation from their portfolios by 2025[2]. As an increasing number of asset managers incorporate such nature-related risk into investment decision making, PepsiCo must assess and mitigate activities leading to biodiversity loss in its supply chain or risk becoming uninvestable.
●	Regulatory risk: The recently adopted European Sustainability Reporting Standards include mandatory reporting of biodiversity and ecosystem impacts and risks,[3] and mandatory biodiversity reporting in line with Taskforce on Nature-related Financial Disclosure (TNFD) is under discussion in the UK4. The International Sustainability Standards Board is reviewing the work of the TNFD as it considers developing natured-based disclosures[5].

While PepsiCo has developed a number of commendable sustainability Initiatives, it has not undertaken a systematic review of its dependencies and impacts on biodiversity and natural capital. Without a comprehensive assessment of the company’s biodiversity impacts, dependencies, risks, and opportunities to inform its policies, PepsiCo may subject itself to unnecessary systemic, regulatory, and financial risk.

Resolved: Shareholders request that PepsiCo complete a material biodiversity dependency and impact assessment and issue a corresponding public report to identify the extent to which the company’s supply chains and operations are vulnerable to risks associated with biodiversity loss.

Supporting Statement: In completing this assessment and report, proponents defer to management’s discretion but recommend considering the guidance of standard-setting bodies such as the Taskforce on Nature-related Financial Disclosures and Science Based Targets for Nature.

_____________________
[1]	https://www3.weforum.org/docs/WEF_New_Nature_Economy_Report_2020.pdf
[2]	https://climatechampions.unfccc.int/wp-content/uploads/2022/11/COP-27-Press-Briefing-FSDA.pdf
[3]	https://ec.europa.eu/commission/presscorner/detail/en/qanda_23_4043
[4]	https://www.environmental-finance.com/content/news/uk-likely-to-make-tnfd-mandatory.html.
[5]	https://www.ifrs.org/news-and-events/news/2022/12/issb-describes-the-concept-of-sustainability/

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

The Board has carefully considered this proposal and has determined that the biodiversity dependency and impact assessment and corresponding report requested by this shareholder proposal is neither necessary nor in the best interests of PepsiCo or our shareholders, given PepsiCo’s robust initiatives to support sustainability and our existing comprehensive reporting.

Agriculture is core to PepsiCo’s business, and we recognize that our supply chain is linked to the health and sustainability of the world’s forests and other natural ecosystems.

PepsiCo recognizes the critical need to protect and enhance the world’s natural resources and has been working to address and help safeguard the health of the world’s ecosystems, including since the launch of Performance with Purpose in 2006. Most recently, under pep+ (PepsiCo Positive), we have set ourselves an end-to-end strategy with sustainability at its core, built to tackle the topics where we believe our ability to influence positive, systemic change is greatest. Through programs like our Sustainable Farming Program, we have been working to help create a more resilient, sustainable agricultural system, in an effort to help safeguard our continued business from disruption due to climate change, water scarcity, and other environmental and social risks.

We have set goals for ourselves and our supply chain that match our ambition for a sustainable agricultural supply chain over the long term.

PepsiCo is committed to doing business the right way. Our 2030 Positive Agriculture ambition includes collaborating with farmers to help spread the adoption of regenerative farming practices globally. The effort builds on a decade of progress in our Sustainable Farming Program, which has helped farmers in 60 countries adopt practices that aim to build resilience and

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improve and restore ecosystems. To this end, we are striving to meet the following goals by 2030 (or other applicable date), and in doing so, mitigating risk for our business and supply chain while helping to build long-term ecosystem health:

■	Spread the adoption of regenerative agriculture practices across 7 million acres of the land used around the world to grow our crops and ingredients for our products.
■	Sustainably source[1] 100% of our key ingredients, expanding to include not only our grower-sourced crops (potatoes, whole corn and oats), but also key crops from third parties, such as vegetable oils and grains.
■	Realize deforestation-free sourcing in our company-owned and -operated activities and global supply chains by 2025 and conversion-free sourcing by 2030.
■	Reduce absolute greenhouse gas (GHG) emissions across our value chain by more than 40%, including a 75% reduction in emissions from our direct operations (vs. a 2015 baseline), with the aim of achieving net-zero emissions by 2040.
■	Advocate for and contribute to a measurable improvement in the health of high water-risk watersheds where we directly source our crops, including an improvement in water-use efficiency of 15% by 2025.
■	Achieve our sustainable packaging vision with a series of packaging goals including cutting virgin plastic from non-renewable sources per serving across our global beverages and convenient foods portfolio by 50%; delivering 20% of all beverage servings we sell through reusable models; and designing 100% of packaging to be recyclable, compostable, biodegradable or reusable by 2025.

In pursuit of these goals, we are taking deliberate and significant steps to address our impact, risks and opportunities that connect our business with nature. For example, our efforts to extend regenerative farming practices are founded on a set of techniques that aim to improve and restore ecosystems with a focus on building soil health and fertility; reducing and sequestering carbon emissions; improving watershed health; protecting and enhancing biodiversity; and helping improve farmer livelihoods. Through these objectives, we aim to optimize crop yields, respect human rights, improve farmer livelihoods and secure our supply of agricultural ingredients.

Our plans to further our pep+ agenda are founded on careful consideration of the nuances of our business and value chain. For nature, and for other key topics such as climate change and water, this means working with internal and external experts to identify key impacts and risks, and to formulate goals and strategies to mitigate these. The nature and focus of these assessments evolve over time in response to the latest science, stakeholder expectations and other developments. PepsiCo continues to monitor and evaluate scientific advances and the needs of the business and its stakeholders; any future adjustments to its assessment approach are anticipated to reflect these.

Our Board of Directors and its Sustainability, Diversity and Public Policy (“SDPP”) Committee view sustainability issues to be an integral part of their business strategy oversight and are actively involved in defining our ambitions and monitoring the progress in advancing the pep+ agenda. Throughout the year, the Board and the SDPP Committee regularly receive updates from and discuss with senior management the Company’s policies, programs and related risks that concern key sustainability matters, as well as progress made towards our sustainability-related goals, including those related to regenerative agriculture, sustainable sourcing, GHG emissions reduction, water-use efficiency and sustainable packaging.

We have been reporting publicly on our strategy and progress for more than a decade and intend to continue our transparent disclosure going forward, in alignment with key frameworks and standards.

Our comprehensive environmental, social and governance (“ESG”) reporting suite provides regular updates on our approach, progress, challenges and key partnerships related to more than 50 topics, including agriculture, deforestation, palm oil, land rights, water, climate change and packaging. PepsiCo has a long-standing practice of engaging in an ongoing dialogue with shareholders and other stakeholders, whose feedback helps shape our disclosures, and has received positive feedback from our shareholders on our ESG reporting. For these pages and more, see ESG Topics A-Z on our website, available at www.pepsico.com/our-impact/esg-topics-a-z. We believe this level of disclosure to be sufficient and do not believe that reporting on biodiversity and nature loss in a stand-alone report is warranted, as it is already incorporated into our broader reporting on ESG matters.

Additionally, reporting on biodiversity will be an element of future regulatory reporting requirements, requiring certain entities to disclose detail on their processes to identify, measure and manage impacts, risks, opportunities, and dependencies related to biodiversity, among other sustainability topics. We are focused on preparations in line with those forthcoming requirements and believe that developing a stand-alone report on biodiversity would add costs, divert resources from, and detract from our preparations.

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Given the meaningful steps PepsiCo has taken, and plans to continue to take, to support sustainability and existing robust public disclosures on ESG matters, we believe the report requested by this proposal would not be an efficient use of Company resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

_____________________
[1]	For grower-sourced crops, sustainable sourcing refers to meeting the independently verified environmental, social and economic principles of PepsiCo’s Sustainable Farming Program (SFP). For more information on PepsiCo’s SFP and the applicable standards, please see www.pepsico.com/esg-topics-a-z/agriculture.

Shareholder Proposal – Third-Party Racial Equity Audit (Proxy Item No. 10)

The Nathan Cummings Foundation, 120 Wall Street, 26th Floor, New York, NY 10005, the beneficial owner for at least one year of shares of PepsiCo Common Stock worth at least $25,000, has submitted the following proposal:

RESOLVED: Shareholders of PepsiCo, Inc. (“PepsiCo”) urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost) that assesses and produces recommendations for improving the racial impacts of its policies, practices, products, and services, above and beyond legal and regulatory matters. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website.

WHEREAS: Racial equity audits engage companies in a process that may unlock value, uncover blind spots, and strengthen external relationships.

Leaders of major racial justice organizations across the United States have called for companies to conduct racial equity audits. The best practices these organizations identified for completing these audits are:

1)	Select an independent person or firm with civil rights and racial justice expertise and adequate resources to complete the audit.
2)	Ensure the audit comprehensively examines how corporate policies, practices, and products can ameliorate or exacerbate racial inequalities. Audit processes should proactively identify and engage in outreach to a wide range of stakeholders such as civil rights organizations, employees, and customers impacted by racial inequity.
3)	Publish audit findings, recommendations, and progress reports with action plans with timelines to address identified issues.[1]

At least 19 corporations have committed to or are in the process of completing racial equity audits.

PepsiCo has a long history of breaking barriers – including naming the first Black officer of a major U.S. multinational corporation in the 1960s. More recent admirable efforts include pledging more than $570 million to increase Black and Hispanic representation at PepsiCo, within its partnerships and supply chain. The company has stated that it is “committed to helping dismantle systemic barriers in Black and Hispanic American communities.”2

PepsiCo has also said diversity, equity, and inclusion “is an imperative to our long-term success and continues to be a competitive advantage at PepsiCo.”3

PepsiCo has also mis stepped at times, with allegations of discriminatory hiring practices,4 advertising low-nutrition products more heavily in communities of color5, and encouraging a hostile work environment.6 This included its advertisement featuring a wealthy White woman giving a police officer a Pepsi during a time when Black Lives Matter protestors were working to bring attention to police brutality against Black Americans. This ad, called “tone-deaf” by Marketing Week, led to extensive social media protests against the PepsiCo brand.7

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A still image from the ad accused of “trivializing Black Lives Matter” as published in the New York Times8

PepsiCo launched a Multicultural Business and Equity Development organization9 in 2022, but its President retired within a year10 and announcements around replacement leadership were not made.

We urge the company to conduct a racial equity audit to examine its total impact and to support the longevity and popularity of its brand via a thoroughly developed understanding of its role in supporting racial equity efforts.

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[1]	https://hiphopcaucus.org/major-u-s-civil-rights-and-racial-justice-organizations-call-on-corporations-to-account-for-racial-equity-and-civil-rights-audits/
[2]	https://www.pepsico.com/our-impact/diversity/racial-equality-journey
[3]	www. pepsico.com/docs/default-source/diversity-equity-inclusion/2023_pepsico_dei_annual_report. pdf?sfvrsn=25b79828_17
[4]	https://www.reuters.com/article/us-pepsico-bias-settlement/pepsico-settles-u-s-charge-of-racial-bias-in-hiring-idUSTRE80A2A720120111
[5]	https://today.uconn.edu/2022/11/new-study-shows-unhealthy-food-advertising-continues-to-disproportionately-target-consumers-of-color/
[6]	https://www. syracuse.com/news/2021/07/a-black-worker-2-white-co-workers-charge-racism-discrimination-at-syracuse-pepsi-facility.html
[7]	https://www.marketingweek.com/pepsi-scandal-prove-lack-diversity-house-work-flawed/
[8]	https://static01.nyt.com/images/2017/04/06/business/06xp-PEPSI/06xp-PEPSI-jumbo.jpg?quality=75&auto=webp
[9]	https://csnews.com/pepsico-creates-new-organization-accelerate-companys-racial-equality-journey
[10]	https://www.linkedin.com/in/dereklewis1/

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

After careful consideration, the Board believes the racial equity audit requested by this shareholder proposal is unnecessary and not in the best interests of PepsiCo or our shareholders.

We have already engaged an independent third party to assess our policies and practices relating to racial equity.

We have engaged an independent third party to assess our policies and practices across the pillars of representation, compensation, workplace culture, business practices, and contributions and investments as it relates to the Black and Hispanic cohorts. Working with Management Leadership for Tomorrow’s (“MLT”) Racial Equity Certification Program will enable us to better understand the experience of Black and Hispanic associates within our organization and in the communities we serve, and identify potential gaps. Our work with MLT has helped us to improve the rigor across measuring progress on the Diversity, Equity and Inclusion (“DEI”) agenda and building a roadmap to further our impact.

We already have a robust pay equity process developed under professional guidance from an independent third party.

We have a long-standing and comprehensive global pay equity process for managing pay programs that is designed to ensure pay equity across employee groups. Our comprehensive global pay equity review process was developed under professional guidance from an independent third party. As of 2022, we had implemented this process in 72 countries

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that collectively make up more than 99% of our salaried employee population. In the salaried U.S. population, people of color (Black, Hispanic and Asian) are paid within 1% (based on base compensation) of non-minorities, after controlling for legitimate drivers of pay such as job level, geographic location and performance ratings.

We already partner with independent, external organizations that provide us with guidance and advice on racial equity.

We actively engage with external stakeholders and advisors who span business, academia, and non-profits and partner with thought leading organizations that give us guidance and advice on racial equity. These organizations include UnidosUS, Hispanic Association for Corporate Responsibility, the National Urban League, and the Asian American Business Development Center (“AABDC”) which, among other things, help advise PepsiCo on where the need is greatest in the communities we serve. For example, in the wake of the Asian community experiencing an uptick in hate crimes, we were able to turn to AABDC and other relevant partners to help advise us on how best to support the Asian community.

PepsiCo also established Community Advisory Committees, a cross-section of external business, community and non-profit leaders, to provide strategic advice as we developed our racial equality goals and initiatives. We have continued to meet with the Community Advisory Committees to provide an update on where we are on our racial equality journey agenda and have in-depth discussions where we gain insights and advice on issues including talent recruitment, barriers to expanding opportunities across a supply chain, and increasing economic inclusion in local communities.

PepsiCo is already executing against numerous ongoing DEI initiatives.

As the proposal recognizes, PepsiCo has a long history of pursuing initiatives that break barriers. PepsiCo is committed to advancing human rights and DEI within our organization, across our value chain, and in the communities we serve because we believe doing so is critical to the long-term success of our business. We are already executing against numerous DEI initiatives across our global operations, including a U.S.-focused strategy designed to prevent discrimination and harassment, address systemic barriers and advance racial equity in the community.

As part of its Racial Equality Journey (“REJ”) Initiative to help dismantle systemic barriers in Black and Hispanic communities, PepsiCo is investing more than $570 million over five years to increase our U.S. Black and Hispanic managerial representation to mirror workforce availability of the communities where we work, support Black and Hispanic businesses, and help empower Black and Hispanic communities. Our progress across our three strategic pillars – people, business, and community – includes, but is not limited to:

People: In 2020, we announced our aspirational representation goals to increase the U.S. Black and Hispanic managerial population to 10% by 2025 to mirror the workforce availability of the communities where we work. As an Equal Employment Opportunity Employer and federal contractor, we strive towards these goals through, among other things, strategic recruiting efforts and expanding the diversity of our applicant pools, while taking steps to ensure that employment decisions are based upon protected category-neutral criteria. As of November 2023, our U.S. Black managerial representation is 9.2% and our U.S. Hispanic managerial representation is 10.3%.

Business: We select suppliers who we believe are best suited to meet our business needs and have focused on expanding the diversity of our supplier pool, in turn creating opportunity to increase spend with diverse suppliers.

■
As part of REJ, we announced a goal to more than double our spend with Black-owned suppliers, with an incremental spend, over five years, of $350 million. We also set a goal to invest $275 million in Hispanic-owned businesses. We have met these goals, having already reached an incremental spend of $392 million with Black-owned businesses, and having spent more than $277 million with Hispanic-owned businesses in 2022 alone.

■
We established an additional goal to support and strengthen Black and Hispanic owned businesses. In 2023, we invested more than $28 million in Juntos Crecemos and additional programming to support Hispanic-owned businesses. In 2022 and 2023 combined, we invested more than $41 million in Pepsi Dig In and a partnership with the National Urban League to support Black-owned restaurants and the communities behind them.

■
In 2023, we continued to strengthen relationships with diverse-owned businesses in the U.S. and hosted our first Supplier Diversity Summit with 100+ supplier partners participating for two days to discuss how we can overcome hurdles to establishing business partnerships, uncover new growth opportunities, and network.

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Community: The PepsiCo Foundation is investing in scholarships to help students, including more than 4,000 Black and Hispanic students, complete certifications and associate and bachelor’s degrees through community college programs, and investing in the communities where we operate to increase access to career resources and tackle food insecurity.

■
Our Food for Good (“FFG”) program has delivered 270 million meals to more than 46 million people worldwide since its launch in 2009. Thanks to our FFG team, and our partners, we delivered 8.8 million meals to over 400,000 children across the U.S., ensuring they all have access to nutritious food whether they’re at school or at home.

■
We have awarded over $13 million in scholarships through our Uplift community college scholarships and S.M.I.L.E (Success Matters in Life & Education) scholarships to students seeking two-year associate degrees and trade certificates and students transitioning from community colleges to four-year colleges since 2020.

■	PepsiCo is also investing $5 million to increase access to career resources for at-risk youth in markets where we operate.

PepsiCo already reports transparently on progress towards its racial equity goals.

PepsiCo voluntarily reports on its DEI strategy and metrics, including but not limited to publicly disclosing our annual U.S. Consolidated EEO-1 report as submitted to the U.S. Equal Employment Opportunity Commission, U.S. and global workforce demographics, annual DEI report, and REJ progress reports. This reporting can be found on a dedicated page on our website, available at www.pepsico.com/our-impact/diversity-equity-and-inclusion, and related pages on DEI on our comprehensive environmental, social and governance reporting suite (ESG A-Z Topics Platform), available at www.pepsico.com/our-impact/esg-topics-a-z. Our ESG Topics A-Z Platform further includes robust disclosures on our product-related goals and progress.

PepsiCo’s existing global DEI initiatives, including with respect to racial equity, are aligned to the Company’s business strategy and informed by our employees.

With over 300,000 associates globally, and a presence in more than 200 countries and territories, PepsiCo’s commitment to advancing DEI and human rights is a business imperative. It is a core component of how we work, that we believe gives us a competitive advantage and serves as the foundation of a winning mentality within our Company. Our existing DEI strategy includes striving to create an inclusive and equitable environment within our organization, across our value chain, and in the communities we serve. Our legacy of leading with DEI goes back to our first Black sales team in 1947 and the legacy of Harvey C. Russell becoming the first African American Vice President at a major corporation; being one of the first major companies to appoint a woman to our Board; and being one of the first to start multicultural marketing and a supplier diversity program.

To inform our DEI strategy, we continuously engage with business leaders across our organization, including the CEOs of our foods and beverages businesses, General Managers of our multicultural and Hispanic Business Units, and other members of our senior leadership team. We also established an Industry Relations and Multicultural Business Development organization, our internal team focused on scaling our efforts on DEI into our business and in the community, which has been led by Kent Montgomery following Derek Lewis’s retirement at the end of 2022. In addition, we engage with our Employee Resource Groups which have more than 14,000 members in North America, and help to educate, connect, and celebrate the valuable contributions of associates in creating community and fostering an inclusive workplace.

PepsiCo is committed to responsible advertising and innovating to expand our portfolio and improve the nutritional profile of many of our products.

PepsiCo is committed to responsibly marketing its products and offering a broad range of choices. When marketing our products, PepsiCo complies with relevant laws and regulations in each market in which we operate. Examples of this include, but are not limited to:

■
Our marketing investments and strategic partnerships with YouTube, Meta and other media properties allow us to share innovations from brands such as PopCorners, Bare Snacks, SunChips and Off the Eaten Path as well as our zero sugar beverage offerings with diverse audiences, to ensure all consumers are aware of our more nutritious brands.

■
In the first half of 2023, our snacks media investments focused on more nutritious and diverse ingredient-focused snacks brands like Bare Snacks, SIMPLY by Frito-Lay, HiLo, and PopCorners across a broad demographic, including a national campaign for PopCorners which debuted at the 2023 Super Bowl. In addition, PopCorners invested with Hispanic and Black-owned media partners including Entertainment Studios, Fuse, LATV, Revolt, TVOne and Weather Channel.

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■	We have also engaged in strategic marketing and brand partnerships for lower-sugar and zero-sugar beverages products. In 2022, Pure Leaf Iced Tea expanded its tea portfolio with new lower sugar iced teas, and in 2023, the brand announced a new campaign featuring Black actress and singer Coco Jones. And in 2023, Propel, our zero-sugar enhanced water brand, entered a multi-year partnership with Black actor, director and producer Michael B. Jordan to provide more access and resources for fitness in more spaces.

We are also continuously innovating and expanding our portfolio so that consumers can continue to enjoy our most-loved brands as part of a balanced diet. As a part of pep+ (PepsiCo Positive), our strategic end-to-end transformation framework, we are making progress towards our goals to improve the nutritional profile of our product portfolio, including by reducing added sugars, sodium, and saturated fat, and using more diverse ingredients like legumes, whole grains, plant-based proteins, fruits and vegetables and nuts and seeds. Ultimately, our aim is to inspire positive outcomes through our brands and their actions, including empowering consumers with transparent environment labeling on key products.

Our Board and our Sustainability, Diversity and Public Policy Committee provide robust oversight of our DEI strategies and progress.

The Board and its Sustainability, Diversity and Public Policy (“SDPP”) Committee, which is comprised entirely of directors who meet the independence requirements under the Nasdaq rules, provide oversight on and regularly interact with management on a broad range of human capital management and sustainability topics, including the Company’s DEI policies, programs and initiatives and progress made towards our DEI-related goals, human rights, and organizational health, as well as marketing practices and our portfolio transformation initiatives and progress. The Board believes PepsiCo can best promote both its long-term business success and racial equity in society at large by remaining focused on its extensive existing racial equality initiatives.

Given the wide range of independent third-party assessments and guidance that the Company has already obtained to inform and assess its initiatives, its demonstrated commitment to and reporting on progress towards its racial equity goals, and its efforts to offer more nutritious products to the communities we serve through both broad-based and targeted marketing campaigns, we believe this proposal is neither necessary nor a good use of Company resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Report on Risks Created by the Company’s Diversity, Equity and Inclusion Efforts (Proxy Item No. 11)

National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036, the beneficial owner for at least three years of shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

Report to Shareholders on Risks Created by the Company’s Diversity, Equity, and Inclusion Efforts

WHEREAS:

The US Supreme Court ruled in SFFA v. Harvard on June 29, 2023, that discriminating on the basis of race in college admissions violates the equal protection clause of the 14th Amendment.1

Attorneys General of 13 States warned Fortune 100 companies on July 13, 2023, that SFFA implicated corporate diversity, equity, and inclusion programs.2

Prior legal advice regarding the legality of racially discriminatory programs has been called into question post-SFFA.3

Recent analysis of American Fortune 100 hiring in the wake of the 2020 race riots found that whites were excluded from 94 percent of the hiring decisions,4 providing prima facie evidence of illegal discrimination by these companies.5

A review of PepsiCo’s website on Nov. 16, 2023, revealed that PepsiCo has apparently adopted gender and race hiring and promotion quotas, stating: “We aim to … increase our Black and Hispanic managerial populations, respectively, to 10% by 2025” and have “50% women in management roles by 2025.”6 In addition, PepsiCo is apparently committed to allocating resources on the basis of race, stating: “In 2020, we announced our Racial Equality Journey (REJ) Initiative, which is investing more than $570 million over five years to increase Black and Hispanic representation at PepsiCo and in our partnerships and supply chain,” including “$400 million to increase Black representation at PepsiCo, support Black businesses and empower Black communities” and “$172 million to empower Hispanic communities and businesses” (including “additional initiatives with $224 million for Hispanic suppliers”).7

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RESOLVED:

Shareholders ask that the board commission and publish a report on (1) whether the Company engages in any practices associated with diversity, equity, and inclusion initiatives that may create risks of discriminating illegally on bases such as race and sex, thereby potentially triggering justice-seeking responses from stakeholders of the company (including employees, suppliers, contractors, and retained professionals), and (2) the potential costs of such discrimination to the business.

SUPPORTING STATEMENT:

In just the past year, a corporation was successfully sued for a single case of discrimination against a white employee resulting in an award of more than $25 million.8 The risk of being sued for such discrimination appears only to be rising.9 With over 300,000 employees,10 PepsiCo likely has at least 225,000 employees who are potentially the victims of this type of illegal discrimination because they are white, Asian, male, or straight.11 Accordingly, even if only 10 percent of such employees were to file suit, and only 10 percent of those prove successful, the cost to the company could exceed $56 billion. And while more comprehensive racial equity audits can cost up to $4 million, this report should cost much less, as it need review only the potentially discriminatory programs.

_____________________
[1]	https://www.scotusblog.com/case-files/cases/students-for-fair-admissions-inc-v-president-fellows-of-harvard-college/
[2]	https://ag.ks.gov/docs/default-source/documents/corporate-racial-discrimination-multistate-letter.pdf?sfvrsn=968abc1a_2
[3]	https://freebeacon.com/democrats/starbucks-hired-eric-holder-to-conduct-a-civil-rights-audit-the-policies-he-blessed-got-the-coffee-maker-sued/
[4]	https://www.bloomberg.com/graphics/2023-black-lives-matter-equal-opportunity-corporate-diversity/
https://www.dailywire.com/news/bloomberg-flubs-data-for-bombshell-report-that-only-6-of-new-corporate-hires-are-white
[5]	https://www.census.gov/quickfacts/fact/table/US/PST045222
[6]	https://www.pepsico.com/our-impact/diversity-equity-and-inclusion/our-demographics
[7]	https://www.pepsico.com/our-impact/diversity/racial-equality-journey
[8]	https://www.foxbusiness.com/features/starbucks-manager-shannon-phillips-wins-25-million-lawsuit-fired-white-donte-robinson-rashon-nelson
[9]	See, e.g., https://aflegal.org/america-first-legal-files-class-action-lawsuit-against-progressive-insurance-for-illegal-racial-discrimination/ ; https://aflegal.org/afl-files-federal-civil-rights-complaint-against-activision-for-illegal-racist-sexist-and-discriminatory-hiring-practices-and-sends-letter-to-activision-board-demanding-they-end-unlawful-dei-polici/ ; https://aflegal.org/america-first-legal-files-federal-civil-rights-complaint-against-kelloggs-warns-management-that-its-violating-fiduciary-duties/
[10]	https://www.pepsico.com/docs/default-source/sustainability-and-esg-topics/2022-employee-demographics.pdf
[11]	https://www.census.gov/quickfacts/fact/table/US/PST045222

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

After careful consideration, the Board has determined that issuing a report on risks created by the Company’s diversity, equity, and inclusion (“DEI”) initiatives requested by the shareholder proposal is neither necessary nor in the best interests of PepsiCo or our shareholders.

PepsiCo has developed a global DEI strategy to support the Company’s plans for long-term success. As it relates to our U.S.-focused DEI efforts, we execute this strategy in a manner that is consistent with our status as an Equal Employment Opportunity Employer and it is our Company policy to achieve our DEI goals in a manner consistent with applicable laws. To maintain transparency and accountability, we voluntarily report on our DEI strategies and metrics, including but not limited to publicly disclosing our annual U.S. Consolidated EEO-1 report as submitted to the U.S. Equal Employment Opportunity Commission.

PepsiCo’s global DEI strategy is designed to align to the Company’s business initiatives and applicable legal requirements.

As one of the largest food and beverage companies in the world, PepsiCo does business in hundreds of markets, each with their own culture, character, and history. To compete on this scale, we must understand the unique needs of local consumers and put them at the center of everything we do, from our products and campaigns to our partnerships and innovations. That’s why Diversity, Equity, and Inclusion is a core component of how we work, giving us a competitive advantage and serving as the foundation of a winning mentality within our company. This includes embracing the diversity of all our associates, while we strive to create an inclusive and equitable environment within our organization, across our value chain, and in the communities we serve. We believe that is not only the right thing to do for our society, but also critical to the long-term success of our business.

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The stronger our DEI strategy, the better we are at meeting the needs of our consumers and customers in more than 200 countries and territories, and the faster we can grow our business and create value for our stakeholders. It is our Company policy to achieve our DEI goals in a manner consistent with applicable laws.

PepsiCo executes its U.S.-focused DEI efforts in a manner consistent with its status as an Equal Employment Opportunity Employer.

As it relates to our U.S.-focused DEI efforts, PepsiCo is an Equal Employment Opportunity Employer. It is our policy to take steps to assure that people are recruited, hired, assigned and promoted without regard to race, color, age, sex, gender, sexual orientation, gender identity, gender expression, transgender status, religion, creed, national origin, ethnicity, citizenship, ancestry, disability, genetic information, military or veteran status, pregnancy, marital or familial status, or any other protected category under applicable law. Furthermore, PepsiCo does not tolerate harassment, discrimination or retaliation based on these protected categories.

The aspirational representation goals referenced in the proponent’s proposal are not quotas. They are aspirational representation goals to mirror the workforce availability of the communities where we work. Indeed, as a U.S. federal contractor, we are obligated to develop affirmative action plans and take steps to mirror the workforce availability of the communities where we work. A primary means of achieving our aspirational representation goals is via outreach and increasing the diversity of our applicant pools. As stated above, as an Equal Employment Opportunity Employer, it is our policy that employment decisions are not made based on race, gender, or any other protected characteristic.

Like the work to drive our aspirational representation goals, our Supplier Diversity program strives to increase the diversity of our supplier diversity pool. We know that supplier diversity is a critical business advantage because it ensures we are seeking out nimble, innovative suppliers who challenge how we think. This helps us deliver on our bottom line while building a supplier base that mirrors the diversity of our employees, customers, consumers and communities where we operate. PepsiCo strives to develop a robust supplier base that includes diverse-owned businesses that provide quality goods and services. We remain focused on the goal of increasing our spend with business enterprises across all diverse cohorts. Increasing diversity in our supplier pools expands economic opportunity, but it does not equate to making vendor bid awards based on protected category status.

PepsiCo remains committed to transparency and accountability as integral components of our DEI strategy.

PepsiCo voluntarily reports on its DEI strategies and metrics, including but not limited to publicly disclosing our annual U.S. Consolidated EEO-1 report as submitted to the U.S. Equal Employment Opportunity Commission, U.S. and global workforce demographics, annual DEI report, and Racial Equality Journey progress reports. This reporting can be found on a dedicated page on our website, available at www.pepsico.com/our-impact/diversity-equity-and-inclusion, and related pages on DEI on our comprehensive environmental, social and governance reporting suite (ESG A-Z Topics Platform), available at www.pepsico.com/our-impact/esg-topics-a-z.

As demonstrated above, PepsiCo is committed to the advancement of DEI for all associates in the U.S. and to achieving our DEI goals in a manner consistent with applicable laws, not only because we believe it is the right thing to do for our society, but because we believe it is critical to the long-term success of our business; accordingly, the Board believes that the reporting called for in this proposal is neither necessary nor a good use of Company resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Global Transparency Report (Proxy Item No. 12)

John C. Harrington, Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, California 94559, the beneficial owner for at least three years of shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

RESOLVED: Shareholders request PepsiCo annually issue a transparency report on global public policy and political influence, disclosing company expenditures and activities outside of the United States. Such report should disclose company funding and in-kind support directed to candidates or electioneering, lobbying, scientific advocacy, and charitable donations for the preceding year including:

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●	recipients and amounts;
●	date and timeframe of the activity taking place;
●	PepsiCo’s membership in, or payments to, nongovernmental organizations including trade and business associations, scientific or academic organizations and charities; and
●	the rationale for these activities.

The Board and management may, in its discretion, establish a de minimis threshold, such as contributions to a recipient totaling less than 250 dollars, below which itemized disclosures would not be required.

Supporting Statement:

Food corporations rely heavily on consumer trust, brand affinity and public goodwill. Today, public officials, journalists, NGOs, and even social media often spotlight corporate advocacy that drastically contradicts a company’s image, brand or stated values.

The food industry is vulnerable to contradictory company support for scientific advocacy and trade associations that undermine public health policies – ConMexico, a PepsiCo supported trade association, lobbied the Mexican government to postpone food labeling regulations generating widespread criticism due to negative impacts on public health.

PepsiCo operates in nearly 200 countries and territories, with approximately 291,000 global employees. In 2020, 42 percent of operating profits came from outside the United States. While PepsiCo discloses fragmentary information relating to United States political activities, spending to influence and engage on public policy outside the United States is even more poorly disclosed. PepsiCo scores low regarding disclosures of international corporate political activities, according to a recently published transparency index. Vanguard has cautioned:

“Poor governance of corporate political activity, coupled with misalignment to a company’s stated strategy or a lack of transparency about the activity, can manifest into financial, legal, and reputational risks that can affect long term value”.

Plastics are another glaring issue. In 2018, PepsiCo endorsed a Global Commitment to eliminate the plastic items we don’t need, and to innovate so all plastic we do need is designed to be safely reused, recycled, or composted. Yet the company reported in 2023 that we continued to increase the virgin plastic utilized, and funded trade groups opposing waste reduction policies.

PepsiCo is also a member of trade groups like the Consumer Goods Association of South Africa that has been accused of “ignoring scientific evidence” and the Brazilian Association of the Food Industry which faces accusations of “acting unethically” in lobbying against public health laws.

Investors require transparency on the details and rationales for such significant spending on these political entities.

We recognize PepsiCo’s “business is affected by public policy at the local, state, national, regional and global levels,” and that if a “strong Global Code of Conduct” is employed as propounded by PepsiCo, then implementing the comprehensive disclosures requested should not be a challenge.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

In recent years, public attention and scrutiny have increased around the role corporations play in public policy processes, including through the provision of political contributions. PepsiCo recognizes the need for corporations to have strong governance over their corporate political activities, alignment between such activities and stated corporate strategies, and transparency with respect to their advocacy and related actions. As such, PepsiCo has worked to facilitate active oversight and corporate transparency around this topic.

After careful consideration, including the evaluation of shareholder feedback on a nearly identical and unsuccessful proposal that received support from 18.5% and 17.6% of the votes cast in 2023 and 2022, respectively, the Board has determined that the report on PepsiCo’s non-U.S. political activities and related contributions requested by the shareholder proposal is neither necessary nor in the best interests of PepsiCo or our shareholders.

We regularly engage with stakeholders globally, including government officials, to raise our concerns around or support regulatory proposals in order to advance an equal playing field for our businesses and/or facilitate our Company’s goals, such as in the area of sustainability. Over the years, we have worked closely with external stakeholders to design a leading system of transparency on political engagement in the U.S., which also takes into account our international operations, as

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reflected through our comprehensive publicly available reporting and disclosures on our website. Our practices and policies, as detailed below, reflect our efforts to provide clear, consistent, transparent and meaningful guidelines around PepsiCo’s role in engaging in public policy processes.

We have not made, and do not plan to make, political contributions to candidates outside of the U.S. Although no international political contributions are currently planned, we have publicly stated on our website that we would disclose any international contributions paid, along with all our U.S. contributions, to provide transparency. Additionally, PepsiCo does not directly sponsor communications supporting or opposing candidates or political parties.

Our Board of Directors oversees the Company’s public policy processes and activities with the assistance of its Sustainability, Diversity and Public Policy Committee, which is comprised entirely of, and chaired by, independent directors.

The Committee conducts a periodic review of our policies and practices regarding political contributions, as well as an annual review of our political contributions and expenditures. For additional information, see the dedicated page on our website at www.pepsico.com/esg-topics-a-z/public-policy-engagement-political-activities-and-contributions-guidelines.

We comply with all national transparency rules around reporting contributions to trade associations in the U.S. and internationally, and we publish a global list of trade association memberships organized by contribution amounts. Through our memberships in trade associations, PepsiCo aims to make constructive contributions that support policies that help our business, our consumers and society thrive in a sustainable fashion.

PepsiCo advocates on our own behalf and belongs to trade associations that advocate on our behalf. PepsiCo works with these groups because they represent the food and beverage industry and the business community on issues that are critical to PepsiCo’s business and its stakeholders. Importantly, such organizations help develop consensus among varied interests.

We follow all national transparency rules regarding the disclosure of our contributions to trade associations. As a general rule, the trade associations with which we engage internationally do not provide contributions to political candidates, and we expect our associations to inform the Company if they were to begin engaging in this way. A list of our contributions to global trade associations of which PepsiCo is a member is available at: www.pepsico.com/our-impact/esg-topics-a-z/public-policy-engagement-political-activities-and-contribution-guidelines.

The proposal notes our support of the trade association, Mexican Council of Consumer Goods Products (ConMexico), our membership in which we publicly disclose on our website, and ConMexico’s lobbying of the Mexican government to postpone local food labeling regulations issued in March 2020. PepsiCo, along with ConMexico, participated in the deliberation process for the proposed 2020 labeling regulations, and lobbied for an extension of the six-month compliance period due to logistical complexities and supply chain closures derived from the COVID-19 pandemic. PepsiCo is committed to helping consumers make informed choices through fact-based, simple, and easy-to-understand information about the key nutrients in our products. As such, PepsiCo has a global labeling policy that applies to all countries in which we operate and is available on our website at www.pepsico.com/our-impact/esg-topics-a-z/product-labeling-and-claims.

In addition, the proposal mentions that we are a member of the Consumer Goods Council of South Africa (CGCSA) and the Brazilian Association of Food Industries (ABIA), which is also publicly disclosed on our website. The CGCSA is an industry association with over 9,000 member companies in the consumer goods, retail, and services sectors, and the ABIA is the largest representative of the Brazilian food and beverage industry with its members representing 80% of the sector in terms of production value. These associations play a pivotal role in representing the collective view of the industry to the regulatory authorities in their respective countries and participating in discussions with representatives from civil society and the press. As a member of CGCSA and ABIA, PepsiCo continues to reserve the right to make submissions and engage with authorities separately, if it is not in agreement with the collective view put together by either association.

PepsiCo is committed to transparent reporting with respect to our pep+ (PepsiCo Positive) ambitions, including our global agriculture, environmental (including packaging), people, and product and nutrition goals and progress, and we publish a suite of reporting elements that are publicly available on our website.

The proposal discusses PepsiCo’s actions related to plastics. As referenced in the proposal, in 2018 PepsiCo endorsed the New Plastics Economy Global Commitment and we have set a goal aiming to reduce virgin plastic from non-renewable sources per serving across our global beverages and convenient foods portfolio by 50% by 2030 against a 2020 baseline. We publicly disclose our progress towards our New Plastics Economy Global Commitment goals and other progress towards our sustainable packaging ambition on a dedicated page on our website, available at www.pepsico.com/our-impact/esg-topics-a-z/packaging.

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Our progress in 2022 was impacted by challenges arising from greater than anticipated business growth in certain markets and limited availability and high costs of recycled content. As we continue our multi-year journey, we will take lessons learned to inform our strategy, including focusing on additional mitigating actions to further our goal of reducing virgin plastic use. In addition, we recognize that working toward a circular economy requires multi-stakeholder collaboration and active partnerships across the entire packaging value chain.

We collaborate with a broad range of key stakeholders including non-governmental organizations and other industry actors, and will continue to actively support policy proposals that are broad-based, deliver positive environmental outcomes, provide incentives for sustainability, and allow us to contribute to the design and implementation of sensible waste management programs such as industry-led Extended Producer Responsibility programs.

To further support our vision, PepsiCo supports an ambitious United Nations agreement to end plastic pollution and is a member of the Business Coalition for a Global Plastic Treaty convened by the Ellen MacArthur Foundation (EMF) and World Wildlife Fund.

In addition to our comprehensive reporting of our packaging goals and progress, PepsiCo is committed to reporting holistically and transparently to our stakeholders as we work towards achieving our sustainability goals and advancing our pep+ ambition, including our agriculture, environmental, people, and product and nutrition goals progress, among others. We describe PepsiCo’s approach to reporting and already publish a suite of reporting elements on our website, which may be found at www.pepsico.com/our-impact/esg-topics-a-z/about-our-reporting.

Our scientific engagement is focused on sharing our expertise on key issues. PepsiCo publishes a global list of contributions to scientific organizations, organized by contribution amounts, and adheres to robust principles on transparency in sponsoring any scientific research, including making available links to PepsiCo-funded research on our website and disclosing any role of PepsiCo in research when promoting findings of sponsored research.

As companies continue to be called upon to develop creative, innovative solutions and products to better serve society’s needs, PepsiCo is committed to engaging with stakeholders on public health and sustainability topics.

For example, PepsiCo is a member of organizations such as the European Food Information Council, a non-profit organization focused on making the science behind food and health more accessible and easier to understand among the public. Our scientific engagement is focused on sharing our expertise on key issues such as food safety, food allergies, health benefits assessment of food products, microplastics, packaging materials, sensory science and consumer behavior.

PepsiCo publishes a list of contributions to scientific organizations of which PepsiCo is a member, which is available at: www.pepsico.com/our-impact/esg-topics-a-z/public-policy-engagement-political-activities-and-contribution-guidelines. With respect to scientific research, PepsiCo believes that adherence to ethical principles is essential and has adopted the PepsiCo Position on Conduct of Scientific Research (“Scientific Research Position”), which is disclosed on a dedicated page on responsible research on our website, available at www.pepsico.com/our-impact/esg-topics-a-z/responsible-research.

The Scientific Research Position outlines our guiding principles on transparency, conflicts of interest and minimizing bias and best practices with respect to PepsiCo-sponsored research and research conducted by PepsiCo associates with external research partners. Among other things, we require sponsored researchers to follow accepted principles of scientific rigor in order to adequately test the stated hypotheses and assure accuracy of data produced and requires that any role of PepsiCo at all times be made public through disclosure of source of funding.

In addition, the Scientific Research Position states that we will (1) make available on our website citations for, and hyperlinks to, PepsiCo-funded research at the time of publication in a peer-reviewed journal, and (2) be fully transparent about our role in the design, implementation and analysis of the research, as well as in research funding, when promoting the findings of sponsored research. Published content from PepsiCo-sponsored research from 2010 to present can be found on the PepsiCo Health & Nutrition Sciences website at www.pepsicohealthandnutritionsciences.com/publications.

We do not make charitable contributions for purposes of political influence, and all charitable contributions made by the PepsiCo Foundation are publicly disclosed in its tax returns.

The majority of our international cash charitable contributions in 2023 were made through the PepsiCo Foundation, the Company’s philanthropic arm. The PepsiCo Foundation primarily works with U.S. non-profit organizations such as Charities

PEPSICO 2024 Proxy Statement | 115

Shareholder Proposals (Proxy Item Nos. 5-12)

Aid Foundation America to contribute to various international partners for disaster relief and work in the areas of access to food security, safe water and economic opportunity. As a 501(c)(3) private foundation, the PepsiCo Foundation is prohibited from engaging in most lobbying and political activities, including directly or indirectly participating or intervening in political campaigns on behalf of or in opposition to any political candidate, and does not make charitable contributions for purposes of political influence.

All of the PepsiCo Foundation’s contributions are publicly disclosed on its U.S. tax returns in compliance with federal disclosure requirements. In addition, information regarding PepsiCo Foundation’s contributions for the most recent fiscal year, including those made to foreign organizations, can be found on our website at www.pepsico.com/our-impact/esg-topics-a-z/philanthropy.

We are committed to continued transparency and addressing input from external stakeholders related to our advocacy on global public policy and other related activities. Given our robust public reporting and our current policies and practices, which both meet high standards and are reviewed on a regular basis, we believe the report requested by this proposal would be redundant and an unnecessary use of time and resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

116 | PEPSICO 2024 Proxy Statement

Ownership of PepsiCo Common Stock

Stock Ownership of Officers and Directors

The following table shows, as of March 1, 2024, the number of shares of our Common Stock beneficially owned and the number of phantom units of our Common Stock held in the Company’s income deferral programs by each director (including each nominee), by each of the NEOs identified in the 2023 Summary Compensation Table on page 68 of this Proxy Statement, and by all current directors and executive officers as a group. Each phantom unit represents the economic equivalent of one share of our Common Stock. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table. None of the shares are subject to pledge.

As of March 1, 2024, our current directors and executive officers as a group beneficially owned less than 1% of our outstanding Common Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned(1)	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs(2)	Total
Segun Agbaje	700	8,266	8,966
Jennifer Bailey	1,000	2,049	3,049
James T. Caulfield	44,507	—	44,507
Cesar Conde	1,000	13,770	14,770
Ian Cook	3,569	39,108	42,677
Edith W. Cooper	1,075	4,583	5,658
Susan M. Diamond	1,000	2,049	3,049
Dina Dublon	2,455	40,504	42,959
Michelle Gass	1,000	7,845	8,845
Hugh F. Johnston	41,937	20,664	62,601
Ramon L. Laguarta	257,186	—	257,186
Dave J. Lewis	1,265	5,172	6,437
David C. Page	1,000	16,615	17,615
Robert C. Pohlad(3)	1,069,659	15,894	1,085,553
Silviu Popovici	78,031	—	78,031
Kirk Tanner	54,849	—	54,849
Daniel Vasella	14,011	67,406	81,417
Darren Walker	1,000	12,559	13,559
Alberto Weisser	1,000	26,963	27,963
Steven Williams	64,446	—	64,446
All current directors and executive officers as a group (23 persons)	1,698,556	265,312	1,963,868
(1)	The shares shown include the following shares that our current directors and executive officers have the right to acquire within 60 days after March 1, 2024: (1) through the exercise of vested stock options: Mr. Caulfield, 26,181, all directors and executive officers as a group, 48,329 shares; and (2) pursuant to other equity awards: Mr. Caulfield, 4,081 shares; Mr. Laguarta, 68,968 shares; Mr. Popovici, 19,008 shares; Mr. Williams, 18,123 and all directors and executive officers as a group, 156,930 shares. In addition, the amounts reported include Common Stock equivalent amounts attributed to the following executive officers based on their respective holdings in the PepsiCo Savings Plan: Mr. Caulfield, 398 shares; Mr. Williams, 401 shares; and all executive officers as a group, 799 shares.
(2)	Reflects phantom units of our Common Stock held in the PepsiCo Executive Income Deferral Program and the PepsiCo Director Deferral Program.
(3)	The shares shown for Robert C. Pohlad include 900,000 shares held in a limited liability company over which Mr. Pohlad has shared voting and investment power and 27 shares held indirectly by his spouse.

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Ownership of PepsiCo Common Stock

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Outstanding(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	131,313,482(2)	9.6%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	111,846,376(3)	8.1%
(1)	Based on the number of shares of Common Stock outstanding and entitled to vote at the 2024 Annual Meeting as of our record date, March 1, 2024.
(2)	Based solely on the Schedule 13G/A filed by the Vanguard Group with the SEC on February 13, 2024 regarding its holdings as of December 29, 2023. The Vanguard Group also reported that, as of December 29, 2023, it had sole voting power for 0 shares of our Common Stock, sole dispositive power for 125,189,385 shares of our Common Stock, shared voting power for 1,803,353 shares of our Common Stock and shared dispositive power for 6,124,097 shares of our Common Stock.
(3)	Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024 regarding its holdings as of December 31, 2023. BlackRock, Inc. also reported that, as of December 31, 2023, it had sole voting power for 100,895,599 shares of our Common Stock, sole dispositive power for 111,846,376 shares of our Common Stock and shared voting power for and shared dispositive power for 0 shares of our Common Stock.

118 | PEPSICO 2024 Proxy Statement

Information About the Annual Meeting

Voting Procedures

Who may vote at the Annual Meeting?

Only shareholders of record of our Common Stock as of the close of business on our record date, March 1, 2024, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,374,509,111 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting and each share of our Common Stock is entitled to one vote.

How do I vote?

Whether you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent) or a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote any one of four ways:

■	Via the Internet Prior to the Annual Meeting. You may vote by visiting www.proxyvote.com and entering the 16-digit control number found in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), proxy card or voting instruction form.
■	By Telephone. You may vote by calling the toll-free number found in the proxy card or voting instruction form or provided on the website listed on the Notice of Internet Availability.
■	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the envelope provided.
■	Via the Internet During the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You may also vote during the Annual Meeting (up until the closing of the polls) by visiting www.virtualshareholdermeeting.com/PEP2024, entering the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form and following the instructions available on the website.

What happens if I do not give specific voting instructions when I deliver my proxy?

■	Shareholder of Record. The persons named as proxies will vote your shares in accordance with your instructions. Except as noted below with respect to shares held in the PepsiCo Savings Plan, if your properly executed proxy does not contain voting instructions, the persons named as proxies will vote your shares in accordance with the voting recommendations of the Board.
■	Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, under stock exchange rules, it will nevertheless be entitled to vote your shares with respect to “routine” matters, but it will not be permitted to vote your shares with respect to “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proxy Item No. 2 (ratification of the appointment of the independent registered public accounting firm) is a matter the Company believes will be considered “routine.”

Proxy Item No. 1 (election of directors), Proxy Item No. 3 (advisory approval of executive compensation), Proxy Item No. 4 (approval of the amended and restated the PepsiCo, Inc. Long-Term Incentive Plan) and Proxy Item Nos. 5-12 (shareholder proposals) are matters the Company believes will be considered “non-routine.”

If you are a beneficial owner and do not give voting instructions to your bank or brokerage firm on certain matters, the Company believes your bank or broker may vote your shares with respect to Proxy Item No. 2, but not Proxy Item Nos. 1 or 3-12.

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Information About the Annual Meeting

Can employees who participate in PepsiCo’s Savings Plan vote?

Yes. If you are an employee who participates in the PepsiCo Savings Plan (a portion of which constitutes an Employee Stock Ownership Plan), you can vote the shares (if any) that are deemed to be in your account in the PepsiCo Savings Plan as of the close of business on March 1, 2024.

To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the proxy materials you received in connection with these shares in the PepsiCo Savings Plan. Voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on April 28, 2024, so that the trustee (who votes the shares on behalf of the participants of the PepsiCo Savings Plan) has adequate time to tabulate the voting instructions. The trustee will vote those shares you instruct. If you do not provide voting instructions, the trustee will vote your PepsiCo Savings Plan shares in the same proportion as the PepsiCo Savings Plan shares of other participants for which the trustee has received proper voting instructions.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

The presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present at the opening of the meeting, the meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn.

What is the voting requirement to approve each of the proposals?

Assuming the existence of a quorum at the Annual Meeting:

■	Each director nominated pursuant to Proxy Item No. 1 must receive a vote “for” their election from a majority of the votes cast;
■	For all other matters, the affirmative vote of a majority of the votes cast is required to approve each proposal.

Abstentions and broker non-votes are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote.

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet prior to or during the Annual Meeting or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.

Who will count the votes?

We have retained representatives of Broadridge Investor Communication Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.

How are proxies solicited and what is the cost?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $18,500, plus expenses.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

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Information About the Annual Meeting

Attending the Annual Meeting

How can I attend the Annual Meeting?

Upon consideration of various factors, including the cost savings and efficiency gains related to annual meetings conducted solely by means of remote communications, the increased accessibility for shareholders and other stakeholders afforded by a virtual meeting as compared to a physical meeting, and the reduction of the annual meeting’s carbon footprint that results from not having a physical meeting, we have planned for this year’s Annual Meeting to be a virtual-only meeting. Shareholders will not be able to physically attend the Annual Meeting. To be admitted to the virtual 2024 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PEP2024 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Guests without a control number may access the meeting, but will not have the option to vote shares or ask questions.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time on May 1, 2024. Online access to the webcast will open at approximately 8:45 a.m. Eastern Daylight Time to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/PEP2024. A replay of the Annual Meeting webcast will be available on our website at www.pepsico.com in the Investors section after the Annual Meeting for at least 30 days.

Will I be able to ask questions and participate in the virtual Annual Meeting?

Shareholders of record and beneficial owners of shares will be able to participate in the Annual Meeting by asking questions and voting their shares as outlined above. This year’s shareholders Q&A session will include questions submitted both during and in advance of the meeting. You may submit a question beginning approximately two weeks in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. Questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/PEP2024. We will answer questions during the Annual Meeting that are pertinent to the Company as time permits. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. For appropriate questions that are not otherwise addressed during the 2024 Annual Meeting, we will publish our responses on our Investor Relations site after the meeting or communicate the relevant response directly to the submitting shareholder.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which shareholders can view during the meeting at the meeting website.

2024 Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

■	this Proxy Statement for the Annual Meeting; and
■	our 2023 Annual Report.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

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Information About the Annual Meeting

Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on or about March 22, 2024, we sent a Notice of Internet Availability to most of our shareholders.

These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number or emailing the address found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to:

■	view our proxy materials for the Annual Meeting on the Internet;
■	vote your shares after you have viewed our proxy materials;
■	request a printed copy of the proxy materials; and
■	instruct us to send our future proxy materials to you electronically by email.

PepsiCo will plant a tree for every shareholder that signs up for electronic delivery. Choosing to receive your future proxy materials by email will lower our costs of delivery and will help reduce the environmental impact of our Annual Meeting. Since 2016, we have planted nearly 89,082 trees based on the number of shareholders who have signed up for electronic delivery.

Copies of the proxy materials are available for viewing at www.pepsico.com/proxy24.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What is “householding”?

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or (914) 253-3055 or ir@pepsico.com.

Where can I find the Annual Report?

The 2023 Annual Report to Shareholders, including financial statements, was delivered or made available with this Proxy Statement.

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (including the financial statements, schedules and a list of exhibits) will be sent without charge upon the request of any shareholder to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or ir@pepsico.com. You also may obtain our Annual Report on Form 10-K over the Internet on the SEC’s website at www.sec.gov, or on our website at www.pepsico.com under “Investors” — “Financial Information”—“SEC Filings.”

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Information About the Annual Meeting

Other Matters

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2025 Shareholder Proposals and Director Nominations

Shareholder Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wishes to have a proposal formally considered at the 2025 Annual Meeting of Shareholders and included in the Company’s Proxy Statement for that meeting, we must receive the proposal in writing on or before the close of business on November 22, 2024 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in the Proxy Statement for the 2025 Annual Meeting

The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to these proxy access provisions in Section 2.9 of our By-Laws, we must receive proper written notice of any such nomination no earlier than the close of business on October 23, 2024 and no later than the close of business on November 22, 2024, and the nomination must otherwise comply with our By-Laws. If, however, the 2025 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Other Proposals or Director Nominations for Presentation at the 2025 Annual Meeting

Under our By-Laws, if a shareholder wishes to present other business or nominate a director candidate at the 2025 Annual Meeting of Shareholders, we must receive proper written notice of any such business or nomination no earlier than the close of business on January 1, 2025 and no later than the close of business on January 31, 2025. If, however, the 2025 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in the By-Laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2025 Annual Meeting.

In addition to satisfying the advance notice provisions in our By-Laws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 3, 2025. If the date of the 2025 Annual Meeting changes by more than 30 calendar days from the date of this year’s Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

PEPSICO 2024 Proxy Statement | 123

Appendix A - Reconciliation of GAAP and Non-GAAP Information
($ in millions, except per share amounts; unaudited)

Organic revenue growth, core constant currency operating profit growth, core constant currency net income growth,1 core EPS growth, core constant currency EPS growth,2 free cash flow, and free cash flow excluding certain items are non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan and evaluation of our overall business performance and as compensation performance measures. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs continue to be reflected in our core results. See below for a description of adjustments to our GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Glossary

We use the following definitions when referring to our non-GAAP financial measures:

Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 10-K for the fiscal years ended December 30, 2023, December 31, 2022, December 25, 2021, December 26, 2020 and December 28, 2019. For the periods presented, core results exclude the following items:

_____________________

[1]	Refers to core constant currency net income attributable to PepsiCo growth.
[2]	For compensation performance measurement purposes, 2020 growth excludes the impact of COVID-19-related charges such as costs related to expanded benefits and frontline incentives, the provision of personal protective equipment and increased sanitation, allowances for expected credit losses, upfront payment reserves, and inventory write-downs. For further information regarding these 2020 COVID-19 charges, refer to pages 31-33 and 68 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

PEPSICO 2024 Proxy Statement | A-1

Appendix A - Reconciliation of GAAP and Non-GAAP Information

■
Mark-to-Market Net Impact: Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.

■
Restructuring and Impairment Charges: Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.

■
Acquisition and divestiture-related charges: Acquisition and divestiture-related charges primarily include fair value adjustments to the acquired inventory included in the acquisition-date balance sheets, merger and integration charges and costs associated with divestitures. Merger and integration charges include liabilities to support socioeconomic programs in South Africa, gains associated with contingent consideration, employee-related costs, contract termination costs, closing costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.

■
Gain associated with the Juice Transaction: In the first quarter of 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for $3.5 billion in cash and a 39% noncontrolling interest in a newly formed joint venture, Tropicana Brands Group (TBG) operating across North America and Europe (Juice Transaction). We recognized a gain associated with the Juice Transaction in our PBNA and Europe divisions.

■	Impairment and other charges: We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.

Russia-Ukraine conflict charges: In connection with the ongoing conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs. We also recognized adjustments to the charges recorded in 2022.

Brand portfolio impairment charges: We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment. We also recognized adjustments to the charges recorded in 2022.

Other impairment charges: We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in TBG.

■
Product recall-related impact: We recognized product returns, inventory write-offs and customer and consumer-related costs in our QFNA division associated with a voluntary recall of certain bars and cereals.

■
Pension and retiree medical-related impact: Pension and retiree medical-related impact primarily includes settlement charges related to lump sum distributions exceeding the total of annual service and interests costs and the purchase of a group annuity contract, as well as curtailment gains.

■
Charge related to cash tender offers: As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.

■
Tax benefit related to the IRS audit: We recognized a non-cash tax benefit resulting from our agreement with the Internal Revenue Service (IRS) to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.

■
Net tax related to the TCJ Act: During the fourth quarter of 2017, the Tax Cuts and Jobs Act (TCJ Act) was enacted in the United States. In periods subsequent to the enactment of the TCJ Act, we recognized adjustments to the mandatory transition tax liability associated therewith.

Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and where applicable, the impact of an additional week of results (53rd reporting week), including in our fourth quarter 2022 financial results. Adjusting for acquisitions and divestitures reflects mergers and acquisitions activity, including the impact in 2021 of an extra month of net revenue for our acquisitions of Pioneer Foods in our Africa, Middle East and South Asia (AMESA) division and Be & Cheery in our Asia Pacific, Australia and New Zealand and China Region (APAC) division as we aligned the reporting calendars of these acquisitions with those of our divisions, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.

A-2 | PEPSICO 2024 Proxy Statement

Appendix A - Reconciliation of GAAP and Non-GAAP Information

Free cash flow and free cash flow excluding certain items: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Free cash flow is used by us primarily for acquisitions and financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow excluding certain items (i.e., items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends — see Net Cash Provided by Operating Activities Reconciliation table below) is a compensation performance measure used by management. We believe investors should also consider these certain items in evaluating our free cash flow results.

For more information regarding these non-GAAP financial measures, including further information on the excluded items for the years ended 2023, 2022, 2021, 2020 and 2019, see pages 46-51 and 53 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, pages 44-49 and 52 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, pages 43-48 and 51 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021, pages 42-46 and 49 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020 and pages 57-62 and 64 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, respectively.

PepsiCo Net Revenue Growth Reconciliation

	Year Ended
	2021-2023 Three-year Growth Average(a)	12/30/2023	12/31/2022	12/25/2021
Reported net revenue growth, GAAP measure	9%	6%	9%	13%
Impact of:
Foreign exchange translation		2	3	(1)
Acquisitions and divestitures		—	4	(2)
53rd reporting week		1	(1)	—
Organic revenue growth, non-GAAP measure(b)	11%	9%	14%	10%

(a)	Average percentage is based on unrounded amounts.
(b)	A financial measure that is not in accordance with GAAP. See pages A-1 - A-3 for further discussion on non-GAAP measures.

Note - Certain amounts above may not sum due to rounding.

PEPSICO 2024 Proxy Statement | A-3

Appendix A - Reconciliation of GAAP and Non-GAAP Information

PepsiCo Net Revenue Growth Reconciliation

		Impact of
	Reported net revenue growth, GAAP measure	Foreign exchange translation	Acquisitions and divestitures	53rd reporting week	Organic revenue growth, non-GAAP measure(a)
Quarter ended 12/30/2023	(0.5)%	1.5	—	3	4.5%
Quarter ended 9/9/2023	7%	2	—	—	9%
Quarter ended 6/17/2023	10%	2.5	—	—	13%
Quarter ended 3/25/2023	10%	2.5	2	—	14%
Quarter ended 12/31/2022	11%	3	4	(4)	15%
Quarter ended 9/3/2022	9%	3	4	—	16%
Quarter ended 6/11/2022	5%	3	5	—	13%
Quarter ended 3/19/2022	9%	1	3	—	14%
Quarter ended 12/25/2021	12%	—	(0.5)	—	12%
Quarter ended 9/4/2021	12%	(2)	(1)	—	9%
Quarter ended 6/12/2021	21%	(3)	(4)	—	13%

Diluted EPS Performance Reconciliation

		Year Ended
	2021-2023 Three-year Growth Average(b)	12/30/2023	12/31/2022	12/25/2021	12/26/2020
Reported diluted EPS performance, GAAP measure	9%	2%	17%	7%	(2)%
Impact of:
Mark-to-market net impact		—	0.5	1	—
Restructuring and impairment charges		—	2	—	(1)
Acquisition and divestiture-related charges		(0.5)	1	(3)	3
Gain associated with the Juice Transaction		30	(44)	—	—
Impairment and other charges		(21)	45	—	—
Product recall-related impact		1	—	—	—
Pension and retiree medical-related impact		(2)	3.5	(2)	(1)
Charge related to cash tender offers		—	(10)	8	—
Tax benefit related to the IRS audit		3	(5)	—	—
Net tax related to the TCJ Act		(1)	(2)	2	—
Core diluted EPS growth, non-GAAP measure(a)		12%	9%	13%	—%
Impact of foreign exchange translation		2	2	(1.5)	2
Core constant currency diluted EPS growth, non-GAAP measure(a)	12%	14%	11%	12%	2%
Impact of excluding COVID-19 charges					8
Core constant currency diluted EPS growth, excluding above item, non-GAAP measure(a)					10%

(a)	A financial measure that is not in accordance with GAAP. See pages A-1 - A-3 for further discussion on non-GAAP measures.
(b)	Average percentage is based on unrounded amounts.

Note - Certain amounts above may not sum due to rounding.

A-4 | PEPSICO 2024 Proxy Statement

Appendix A - Reconciliation of GAAP and Non-GAAP Information

Diluted EPS Reconciliation

	Year Ended
	12/30/2023	12/28/2019	Change
Reported diluted EPS, GAAP measure	$6.56	$5.20	26%
Mark-to-market net impact	0.02	(0.06)
Restructuring and impairment charges	0.25	0.21
Acquisition and divestiture-related charges	0.02	0.03
Impairment and other charges	0.68	—
Product recall-related impact	0.07	—
Pension and retiree medical-related impact	0.01	0.15
Net tax related to the TCJ Act	—	(0.01)
Core diluted EPS, non-GAAP measure(a)	$7.62	$5.53	38%

Net Cash Provided by Operating Activities Reconciliation

Year Ended 12/30/2023
Net cash provided by operating activities, GAAP measure	$13,442
Capital spending	(5,518)
Sales of property, plant and equipment	198
Free cash flow, non-GAAP measure(a)	8,122
Discretionary pension and retiree medical contributions	267
Net cash tax benefit related to discretionary pension and retiree medical contributions	(60)
Payments related to restructuring charges	435
Net cash tax benefit related to restructuring charges	(97)
Tax payments related to the TCJ Act	309
Payments related to acquisition and divestiture-related charges	41
Net cash tax benefit related to acquisition and divestiture-related charges	(10)
Change in futures variation margin	95
Payments related to impairment and other charges	13
Free cash flow excluding certain items, non-GAAP measure(a)	$9,114

(a)	A financial measure that is not in accordance with GAAP. See pages A-1 - A-3 for further discussion on non-GAAP measures.

Note - Certain amounts above may not sum due to rounding.

PEPSICO 2024 Proxy Statement | A-5

Appendix A - Reconciliation of GAAP and Non-GAAP Information

Net Income Attributable to PepsiCo Growth Reconciliation

Year Ended 12/30/2023
Net income attributable to PepsiCo growth, GAAP measure	2%
Impact of:
Mark-to-market net impact	—
Restructuring and impairment charges	—
Acquisition and divestiture-related charges	(0.5)
Gain associated with the Juice Transaction	30
Impairment and other charges	(21)
Product-recall related impact	1
Pension and retiree medical-related impact	(2)
Tax benefit related to the IRS Audit	3
Net tax related to the TCJ Act	(1)
Core net income attributable to PepsiCo growth, non-GAAP measure(a)	12%
Impact of foreign exchange translation	2
Core constant currency net income attributable to PepsiCo growth, non-GAAP measure(a)	14%

Net Revenue Performance Reconciliation

	Year Ended 12/30/2023
	FLNA	QFNA	PBNA	North America	International	Global Beverages	Global Convenient Foods
Reported net revenue performance, GAAP measure	7%	(2)%	5%	6%	6%	4%	7%
Impact of:
Foreign exchange translation	—	—	—	—	5	3	1
Acquisitions and divestitures	—	—	—	—	1	—	0.5
53rd reporting week	2	2	1.5	2	—	1	1
Organic revenue growth, non-GAAP measure(a)	9%	1%	7%	8%	12%	8%	10%

Operating Profit Performance Reconciliation

	Year Ended 12/30/2023
	FLNA	QFNA	PBNA
Reported operating profit performance, GAAP measure	10%	(19)%	(52)%
Impact of:
Restructuring and impairment charges	—	(1)	(0.5)
Acquisition and divestiture-related charges	—	—	(1)
Gain associated with the Juice Transaction	—	—	61
Impairment and other charges	(2)	—	3
Product recall-related impact	—	22	—
Core operating profit growth, non-GAAP measure(a)	8%	3%	11%
Impact of foreign exchange translation	—	—	—
Core constant currency operating profit growth, non-GAAP measure(a)	9%	3%	11%

(a)	A financial measure that is not in accordance with GAAP. See pages A-1 - A-3 for further discussion on non-GAAP measures.

Note - Certain amounts above may not sum due to rounding.

A-6 | PEPSICO 2024 Proxy Statement

Appendix B - PepsiCo, Inc. Long-Term Incentive Plan
(as amended and restated May 1, 2024)

1.	Purposes.

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of PepsiCo and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of PepsiCo’s shareholders, to assist PepsiCo in recruiting, retaining and motivating a diverse group of employees and non-employee directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and non-employee directors.

2.	Definitions.

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

	a.	“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, or any or all of them (but a Stock Award may not be granted to employees or officers).

	b.	“Board” means the Board of Directors of PepsiCo.

	c.	“Cause” has the meaning set forth in Section 11(b)(ii).

	d.	“Change in Control” has the meaning set forth in Section 11(b)(i).

	e.	“Change-in-Control Treatment” has the meaning set forth in Section 11(a)(ii).

	f.	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor section of the Code (or a successor code).

	g.	“Committee” means, with respect to any matter relating to Section 8 of the Plan, the Board, and with respect to all other matters under the Plan, the Compensation Committee of the Board. The Compensation Committee shall be appointed by the Board and shall consist of two or more independent, non-employee members of the Board. In the judgment of the Board, the Compensation Committee shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Exchange Act, (b) Code Section 162(m) and the regulations thereunder, and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Compensation Committee of the Board who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Compensation Committee of the Board.

	h.	“Common Stock” means the common stock, par value 1-2/3 cents per share, of PepsiCo.

	i.	“Company” means PepsiCo, its subsidiaries, divisions and affiliated businesses.

	j.	“Covered Employee” means any PepsiCo employee for whom PepsiCo is subject to the deductibility limitation imposed by Code Section 162(m).

	k.	“Director Deferral Program” means the PepsiCo Director Deferral Program, as amended from time to time, and any successor program.

	l.	“Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in the Plan: (i) any employee of the Company (including any officer of the Company and any Employee Director) provided that the term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company as an employee on its corporate books and records even if that individual is later reclassified (by the Company, any court, any governmental agency or otherwise) as an employee as of the grant date; (ii) any consultant or advisor of the Company; and (iii) any Non-Employee Director who is eligible to receive an Award in accordance with Section 8 hereof.

	m.	“Employee Director” means a member of the Board who is also an employee of the Company.

	n.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

o.	“Fair Market Value” on any date means the average of the high and low market prices at which a share of Common Stock shall have been sold on such date, or the immediately preceding trading day if such date was not a trading day, as reported on the principal exchange on which the Common Stock is traded as of the time in question and, in the case of an ISO, means fair market value as determined by the Committee in accordance with Code Section 422 and, in the case of an Option or SAR that is intended to be exempt from Code Section 409A, fair market value as determined by the Committee in accordance with Code Section 409A.

p.	“Full-Value Award” means any Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units or Stock Awards.

q.	“Good Reason” has the meaning set forth in Section 11(b)(iii).

r.	“ISO” means an Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

s.	“Non-Employee Director” means a member of the Board who is not an employee of the Company.

t.	“NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

u.	“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to the Plan.

v.	“Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

w.	“Participant” means an Eligible Person who has received an Award under the Plan.

x.	“Payment Shares” has the meaning set forth in Section 8(b).

y.	“PepsiCo” means PepsiCo, Inc., a North Carolina corporation, and its successors and assigns.

z.	“Performance Awards” means an Award of Options, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or SARs conditioned on the achievement of Performance Goals during a Performance Period.

aa.	“Performance-Based Exception” means, with respect to Awards granted on or before November 2, 2017, the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C) as in effect for tax years beginning before January 1, 2018.

ab.	“Performance Goals” means the goals established by the Committee under Section 7(d).

ac.	“Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for a Performance Goal.

ad.	“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

ae.	“Performance Shares” means an Award of shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

af.	“Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

ag.	“Plan” means this PepsiCo, Inc. Long-Term Incentive Plan, as amended and restated from time to time.

ah.	“Prior Plans” means the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the PepsiCo, Inc. 1995 Stock Option Incentive Plan, the PepsiCo SharePower Stock Option Plan, the Director Stock Plan, the PepsiCo 1987 Incentive Plan, PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan, PBG Directors’ Stock Plan, PBG Stock Incentive Plan, PepsiAmericas, Inc. 2000 Stock Incentive Plan, Quaker Long Term Incentive Plan of 1990, Quaker Long Term Incentive Plan of 1999 and Quaker Stock Compensation Plan for Outside Directors, each as amended and restated from time to time.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

	ai.	“Restricted Shares” means shares of Common Stock that are subject to such restrictions and such other terms and conditions as the Committee may establish.

	aj.	“Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash, shares of Common Stock or a combination thereof, equal to the value of a specified number of shares of Common Stock, subject to such terms and conditions as the Committee may establish.

	ak.	“Restriction Period” means, with respect to Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or Stock Awards, the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect. Such restrictions remain in effect until such time as they have lapsed under the terms and conditions of the Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or Stock Awards or as otherwise determined by the Committee.

	al.	“Stock Appreciation Rights” or “SARs” means the right to receive a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

	am.	“Stock Award” means an Award of shares of Common Stock, including Payment Shares, that are subject to such terms, conditions and restrictions (if any) as determined by the Committee in accordance with Section 7(e).

3.	Administration of the Plan.

	a.	Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described in the Plan):

		■	to select the persons to be granted Awards under the Plan;
		■	to determine the type, size and terms of Awards to be made to each Participant;
		■	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
		■	to establish objectives and conditions for earning Awards;
		■	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;
		■	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of an applicable Performance Period;
		■	except as otherwise provided in Sections 7(a)(v), 7(b)(iv), 7(d) and 13(b), to modify the terms of Awards made under the Plan;
		■	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;
		■	to determine whether the amount or payment of an Award should be reduced or eliminated;
		■	to determine the guidelines and/or procedures for the payment or exercise of Awards; and
		■	to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted under the Plan on or before November 2, 2017 to Covered Employees or any other employee should comply with the Performance-Based Exception.

	b.	Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including PepsiCo, its shareholders and all Eligible Persons and Participants.

PEPSICO 2024 Proxy Statement | B-3

Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

	c.	Delegation of Authority. To the extent not prohibited by law, the Committee (i) may delegate its authority hereunder to one or more of its members or other persons (except that no such delegation shall be permitted with respect to Awards to Eligible Persons who are subject to Section 16 of the Exchange Act and Awards granted under the Plan on or before November 2, 2017 that are intended to comply with the Performance-Based Exception) and (ii) may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4.	Eligibility.

	a.	General. Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award. Non-Employee Directors shall be eligible to receive Awards only pursuant to Section 8.

	b.	International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan and to the extent such actions are consistent with the Committee’s authority to amend the Plan absent shareholder approval pursuant to Sections 13(b), 7(a)(v) and 7(b)(iv).

5.	Shares of Common Stock Subject to the Plan.

	a.	Authorized Number of Shares. Unless otherwise authorized by PepsiCo’s shareholders and subject to the provisions of this Section 5 and Section 10, the maximum aggregate number of shares of Common Stock available for issuance under the Plan as of May 1, 2024 shall be the total of (i) 270 million shares plus (ii) the total number of shares of Common Stock underlying awards under the Prior Plans that are cancelled or expire after May 2, 2007 without delivery of shares.

	b.	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for grant under the Plan:

		i.	Any shares of Common Stock subject to (A) Options or SARs, whether granted before or after May 5, 2010 or (B) Full-Value Awards granted before May 5, 2010 shall be counted against the maximum share limitation of Section 5(a) as one (1) share of Common Stock for every share of Common Stock subject thereto. Any shares of Common Stock subject to Full-Value Awards granted on or after May 5, 2010 shall be counted against the maximum share limitation of Section 5(a) as three (3) shares of Common Stock for every share of Common Stock subject thereto. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.

		ii.	(A) To the extent that any Award of Options or SARs, whether granted before, on or after May 5, 2010, is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Award of Options or SARs, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

(B) To the extent that any Full-Value Award granted on or after May 5, 2010 is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with three (3) shares of Common Stock for each share of Common Stock subject to such Full-Value Award and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

(C) To the extent that any Full-Value Award granted before May 5, 2010 is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Full-Value Award, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan subject to the foregoing maximum share limitation.

	iii.	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall not be added back to the number of shares of Common Stock available for issuance under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, the number of shares subject to the Award that are then being exercised shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the Stock Appreciation Right upon exercise.

	iv.	Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

	v.	Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

c.	Share Limitation. No Awards granted under the Plan on or after May 1, 2024 shall vest in whole or in part prior to the one-year anniversary of the date of grant; provided, however, that the foregoing limitation shall not apply to (i) Awards granted in the aggregate for up to five percent (5%) of the total shares of Common Stock available under Section 5(a) on or after May 1, 2024 for the future grant of Awards under the Plan, (ii) any rights to accelerated vesting in connection with (A) a Change of Control as described in Section 11 (including vesting acceleration in connection with employment termination following such event), (B) the death of the Participant, (C) the total disability of the Participant, or (D) the Participant’s retirement, in each case, whether set forth in the Plan, an agreement or otherwise, and (iii) Payment Shares granted to Non-Employee Directors. For periods before May 1, 2024, no more than five percent (5%) of the shares of Common Stock authorized under Section 5(a) may be issued in connection with the following Awards whether granted before or after May 5, 2010:

	i.	Restricted Shares or Restricted Stock Units having a time-based Restriction Period less than three years (but in no event less than one year), subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement;

	ii.	Restricted Shares or Restricted Stock Units having a time-based Restriction Period that is actually accelerated due to a Participant’s transfer to an affiliated business; or

	iii.	Stock Awards having a Restriction Period of less than three (3) years (not including transfers to satisfy required tax withholding or intra-family transfers permitted by the Committee), subject to acceleration due to the Participant’s death or total disability, in each case described in (i), (ii) or (iii) above, as specified in the applicable Award agreement; provided that such limitations shall not be applicable to Payment Shares to Non-Employee Directors.

d.	Shares to be Delivered. The source of shares of Common Stock to be delivered by the Company under the Plan shall be determined by the Company and may consist in whole or in part of authorized but unissued shares or repurchased shares.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

6.	Award Limitations.

The maximum number of shares of Common Stock subject to Options and SARs that can be granted to any Eligible Person (other than a Non-Employee Director) during a single calendar year shall not exceed two (2) million shares. The maximum amount of Awards other than Options and SARs that can be granted to any Eligible Person (other than a Non-Employee Director) during a single calendar year shall not exceed $15 million; provided that the foregoing limitation shall be applied to an Award that is denominated in shares of Common Stock on the basis of the Fair Market Value of such shares on the date the Award is granted. Notwithstanding the limitation set forth in the preceding sentence, the maximum Award that may be granted to such Eligible Person for a Performance Period longer than one calendar or fiscal year shall not exceed the foregoing annual maximum multiplied by the number of full calendar or fiscal years in the Performance Period. Award limitations for Non-Employee Directors are set forth in Section 8 of the Plan.

7.	Awards to Eligible Persons.

	a.	Options.

		i.	Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Persons. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

		ii.	Option Exercise Price. The Option Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

		iii.	Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant; provided, however, that Awards of NQSOs and SARs covering up to five (5) million shares of Common Stock, in the aggregate, may be issued with a term of up to fifteen (15) years.

		iv.	ISO Limits. ISOs may be granted only to Eligible Persons who are employees of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424) on the date of grant, and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424). The aggregate Fair Market Value of all shares of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Code Section 422. No more than 270 million of the shares of Common Stock authorized for issuance under the Plan may be issued in the form of ISOs.

		v.	No Repricing. Except for anti-dilution adjustments made pursuant to Section 10 and the change in control provisions set forth in Section 11, without the approval of PepsiCo’s shareholders, (A) the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant, (B) no outstanding Option granted under the Plan may be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price, (C) no outstanding Option granted under the Plan with an Option Exercise Price above the then-current Fair Market Value may be cancelled in exchange for a payment in cash or other securities and (D) no other modifications to any outstanding Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the principal exchange on which PepsiCo Common Stock is traded as of the time in question.

		vi.	Form of Payment. The Option Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rules or regulations adopted by the Committee:

			A.	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are, from time to time, approved by the Committee;

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

		B.	through the tender of shares of Common Stock owned by the Participant (or by delivering a certification or attestation of ownership of such shares) valued at their Fair Market Value on the date of exercise;

		C.	in cash or its equivalent; or

		D.	by any combination of (A), (B), and (C) above.

	vii.	No Dividend Equivalents. No dividends or dividend equivalents may be paid on Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to shares of Common Stock covered by an Option unless and until such shares of Common Stock have been registered to the Participant as the owner.

	viii.	Minimum Vesting Period. The minimum vesting provisions of Section 5(c) of the Plan shall apply to all Options granted hereunder, provided, that any Options granted on or after March 13, 2014 and before May 1, 2024 shall have a minimum vesting period of three years (subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement, in each case as specified in the applicable Award agreement).

	ix.	No Automatic Grants. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

b.	Stock Appreciation Rights.

	i.	Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Persons. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

	ii.	Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A).

	iii.	Term. The term of a SAR shall be determined by the Committee in its sole discretion, but, in no event shall the term exceed ten (10) years from the date of grant, provided, however, that Awards of NQSOs and SARs covering up to five (5) million shares of Common Stock, in the aggregate, may be issued with a term of up to fifteen (15) years.

	iv.	No Repricing. Except for anti-dilution adjustments made pursuant to Section 10 and the change in control provisions set forth in Section 11, without the approval of PepsiCo’s shareholders, (A) the exercise price for any outstanding SAR granted under the Plan may not be decreased after the date of grant, (B) no outstanding SAR granted under the Plan may be surrendered to the Company as consideration for the grant of a new SAR with a lower exercise price, (C) no outstanding SAR granted under the Plan with an exercise price above the then-current Fair Market Value may be cancelled in exchange for a payment in cash or other securities and (D) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the principal exchange on which PepsiCo Common Stock is traded as of the time in question.

	v.	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

	vi.	No Dividend Equivalents. No dividends or dividend equivalents may be paid on SARs.

	vii.	Minimum Vesting Period. The minimum vesting provisions of Section 5(c) of the Plan shall apply to all SARs granted hereunder, provided, that any SARs granted on or after March 13, 2014 and before May 1, 2024 shall have a minimum vesting period of three years (subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement, in each case as specified in the applicable Award agreement).

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

c.	Restricted Shares / Restricted Stock Units.

	i.	Grants. Subject to the terms and provisions of the Plan, Restricted Shares or Restricted Stock Units may be granted to Eligible Persons.

	ii.	Restrictions; Minimum Vesting Period. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Stock Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. The minimum vesting provisions of Section 5(c) of the Plan shall apply to all Restricted Shares and Restricted Stock Units granted hereunder, provided that any Restricted Stock or Restricted Stock Units granted before May 1, 2024 shall have a minimum vesting period of three years (subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement, in each case as specified in the applicable Award agreement). To the extent the Restricted Shares or Restricted Stock Units granted under the Plan on or before November 2, 2017 are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

	iii.	Payment of Restricted Stock Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Common Stock to which the Restricted Stock Units relate unless and until payment with respect to such Restricted Stock Units is actually made in shares of Common Stock. The payment date shall be as soon as practicable after the earliest of (A) any vesting date that can be pre-determined at grant under the terms of an Award agreement, and (B) the occurrence date of an applicable vesting event (e.g., death, total disability, approved transfer or retirement) specified in the applicable Award agreement.

	iv.	Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

	v.	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares and shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock Units shall be credited with dividend equivalents in respect of such Restricted Stock Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Stock Units lapse.

	vi.	Ownership of Restricted Shares. Restricted Shares issued under the Plan shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates or the electronic equivalent thereof if certificates are issued with respect to such Restricted Shares) subject to the applicable restrictions imposed by the Plan. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Shares, such interest or certificate, as the case may be, shall be cancelled. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or uncertificated form. No shares of Common Stock shall be registered in the name of the Participant with respect to a Restricted Stock Unit unless and until such unit is paid in shares of Common Stock.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

d.	Performance Awards.

	i.	Grants. Subject to the provisions of the Plan, Performance Awards may be granted to Eligible Persons. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

	ii.	Performance Goals; Minimum Vesting Period. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee, provided the minimum vesting provisions of Section 5(c) of the Plan shall apply to all Performance Awards granted hereunder, provided, further, that any Performance Awards granted before May 1, 2024 shall have a minimum vesting period of three years (subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death or total disability, in each case as specified in the applicable Award agreement).

	iii.	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), or goals related to corporate initiatives, such as acquisitions, dispositions or customer satisfaction and, solely with respect to Awards granted on or after May 1, 2024, any other performance metric determined by the Committee. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities. For the avoidance of doubt, any Performance Measures that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

	iv.	Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but not increase, some or all of a Performance Award that would otherwise be paid to a Participant.

	v.	Extraordinary Events. At, or at any time after, the time an Award is granted, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes, asset write-downs, significant litigation or claim adjustment, foreign exchange gains and losses, disposal of a segment of a business, discontinued operations, refinancing or repurchase of bank loans or debt securities, unbudgeted capital expenditures and other unusual or infrequently occurring events.

	vi.	Performance-Based Exception. With respect to any Award granted under the Plan on or before November 2, 2017 that is intended to satisfy the conditions for the Performance-Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 7(d) in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall not amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified in writing that the Performance Goals have been achieved. The amendment and restatement of the Plan as of May 1, 2024 shall not affect the terms and conditions of any Outstanding Qualified Performance-Based Award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that the amendment and restatement would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 7(d)(vi), “Outstanding Qualified Performance-Based Award” means any award granted on or before November 2, 2017 that is outstanding as of May 1, 2024 and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the U.S. Tax Cuts and Jobs Act, P.L. 115-97.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

	e.	Stock Awards.

		i.	Grants. Subject to the provisions of the Plan, Stock Awards consisting of shares of Common Stock may be granted pursuant to this Section 7(e) only to Eligible Persons who are Non-Employee Directors, consultants or advisors to the Company and may not be granted to employees of the Company (including Employee Directors). Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

		ii.	Terms and Conditions. The shares of Common Stock subject to a Stock Award shall be immediately vested at the time of grant and nonforfeitable at all times but shall be subject to such other terms and conditions, including restrictions on transferability, as determined by the Committee in its discretion subject to Section 5(c) and the other provisions of the Plan. The shares of Common Stock subject to a Stock Award shall be registered in the name of the Participant.

8.	Awards to Non-Employee Directors.

	a.	Awards. Non-Employee Directors are eligible to receive any type of Award under the Plan, subject to the terms applicable to such Awards under Section 7 for each such category of Award and subject to the limitations set forth in Section 8(c). The Committee retains the discretion to change the amount and terms of the Payment Shares described in Section 8(b) and/or the types of Awards to Non-Employee Directors; provided that any change to the amount of such Non-Employee Director Awards is subject to the limitation in Section 8(c).

	b.	Payment Shares. A current or former Non-Employee Director’s interest in phantom shares of Common Stock under the Director Deferral Program, which results from mandatory deferrals of annual Non-Employee Director equity grants and an elective or mandatory deferral of Non-Employee Director cash payments, shall be paid in shares of Common Stock (“Payment Shares”) pursuant to the Plan while the Plan remains in effect, to the extent the Director Deferral Program provides for the stock settlement of such phantom shares. The number of Payment Shares a current or former Non-Employee Director is entitled to receive shall be equal to the number of the Non-Employee Director’s phantom shares of Common Stock under the Director Deferral Program on the applicable distribution valuation date, and such Payment Shares shall be distributed at the time and subject to the conditions of the Director Deferral Program.

	c.	Limitations. The maximum amount of Awards denominated in shares of Common Stock that can be granted to any Non-Employee Director during a single calendar year shall not exceed $500,000 in the aggregate plus an additional $500,000 ($250,000 for Awards granted before May 1, 2024) for one-time Awards in the calendar year in which a Non-Employee Director initially becomes a member of the Board. The maximum amount of any cash retainers, even if electively deferred and paid in shares of Common Stock, that can be granted to any Non-Employee Director during a single calendar year shall not exceed $500,000 in the aggregate. With respect to an Award that is denominated in shares of Common Stock, the value shall be computed based on the grant date fair value in accordance with applicable financial accounting rules.

9.	Deferred Payments.

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall be designed to comply with Code Section 409A.

10.	Dilution and Other Adjustments.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares which may be delivered under the Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options, the class, number and exercise price of outstanding SARs and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be, and to such extent (if any), determined to be appropriate and equitable by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any adjustment of an Option or SAR under this Section 10 shall be accomplished in a manner that permits the Option or SAR to be exempt from Code Section 409A.

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

11.	Change in Control.

	a.	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 11 shall apply except to the extent an Award agreement provides for a different treatment (in which case the Award agreement shall govern and this Section 11 shall not be applicable):

		i.	If and to the extent that outstanding Awards under the Plan (A) are assumed by the successor corporation (or affiliate thereto) or continued or (B) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 11(a)(iv) below.

		ii.	If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the Performance Goals have been achieved at the target performance level.

		iii.	If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 11(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of PepsiCo’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR, such payment shall be limited as necessary to prevent the Option or SAR from being subject to Code Section 409A).

		iv.	If and to the extent that (A) outstanding Awards are assumed, continued or replaced in accordance with Section 11(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 11(a)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding.

		v.	Outstanding Options or SARs that are assumed, continued or replaced in accordance with Section 11(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable Award agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 11(a)(iv) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

	b.	Definitions:

		i.	For purposes of this Section 11, “Change in Control” means the occurrence of any of the following events:

			A.	acquisition of 20% or more of the outstanding voting securities of PepsiCo by another entity or group; excluding, however, the following: (1) any acquisition by PepsiCo or (2) any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo;

			B.	during any consecutive two-year period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period);

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

			C.	consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

			D.	PepsiCo shareholders approve a plan of complete liquidation of PepsiCo or the sale or disposition of all or substantially all of PepsiCo’s assets; or

			E.	any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, and which results in the occurrence of one or more of the events set forth in clauses (A) through (D) of this Section 11(b)(i).

		ii.	For purposes of this Section 11, “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, (A) the Participant’s willful misconduct that materially injures the Company; (B) the Participant’s conviction of a felony or a plea of nolo contendere by Participant with respect to a felony; or (C) the Participant’s continued failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s disability) after written demand by the Company that identifies the manner in which the Company believes that the Participant has not performed his or her duties. A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

		iii.	For purposes of this Section 11, “Good Reason” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, without the Participant’s written consent, (A) the Company’s requiring a material change in the Participant’s principal place of employment as it existed immediately prior to the Change in Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change in Control (for this purpose, a change of 35 or fewer miles shall not be considered a material change in the Participant’s principal place of employment); (B) a material reduction in the Participant’s compensation (within the meaning of Treasury Regulation § 1.409A-1(n)(2)(ii)(A)(1)) as in effect immediately prior to the Change in Control; or (C) a material reduction in the Participant’s job responsibilities, authority or duties with the Company as in effect immediately prior to the Change in Control. A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder if the Participant actually terminates employment within fourteen (14) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

12.	Miscellaneous Provisions.

	a.	Clawbacks. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future, including without limitation the PepsiCo, Inc. Compensation Recovery Policy for Covered Executives adopted in accordance with stock exchange listing requirements (or any successor policy). The Participant agrees that in the event it is determined in accordance with any such policy that any Award granted under the Plan (including any dividends, unvested dividends or dividend equivalents paid with respect thereto), any shares of Common Stock issued upon exercise or settlement thereof (including securities or other property received therefor), or any other proceeds from the exercise or settlement of such Award or the sale of such shares of Common Stock must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.

	b.	Misconduct.

		i.	Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (A) made unauthorized use or disclosure of confidential information or trade secrets of the Company, (B) breached any contract with or violated

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Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

any obligation to the Company, including without limitation, a violation of any Company code of conduct, (C) engaged in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, (D) committed a felony or other serious crime or engaged in any activity which constitutes gross misconduct, (E) breached the non-compete, non-solicitation or other restrictive covenants as provided in the applicable Award agreement, or (F) violated any PepsiCo compensation clawback policy applicable to the Participant. For the avoidance of doubt, nothing in this Plan, any Award or any agreement covering any Award hereunder shall prohibit communication with a government agency, regulator or legal authority concerning any possible violations of law.

	ii.	In addition, to the extent provided in the applicable Award agreement, in the event any accounting adjustment is required to be made to the Company’s financial results and the Committee determines that an Executive Officer’s gross negligence or misconduct caused or contributed to the need for the accounting adjustment, the Committee may, to the extent determined appropriate by the Committee in its sole discretion to reflect the impact of the accounting adjustment on the Company’s financial results, (A) require such Executive Officer to reimburse the Company for all or a portion of any Award previously paid to such Executive Officer, (B) cause the cancellation of all or a portion of any outstanding Awards held by such Executive Officer or payable to such Executive Officer, and/or (C) require such Executive Officer to reimburse the Company for all or a portion of the gains from the exercise of the Executive Officer’s Options or settlement of any of the Executive Officer’s other Awards realized during the twelve (12)-month period following the first issuance or filing of the financial results required to be adjusted. For purposes of this Section 12(b)(ii), “Executive Officer” means an executive officer of the Company for purposes of Section 16 of the Exchange Act.

	iii.	The remedies set forth in this Section 12(b) are in addition to any other remedies available under applicable law in the event of misconduct described above.

c.	Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the shares of Common Stock have been registered to the Participant as the owner.

d.	No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

e.	Assignment or Transfer. Except as otherwise provided under the Plan, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, whether directly or by means of a trust or otherwise, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act of 1933. All Awards under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(e). Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to: (i) the transfer restrictions in Section 7(e)(ii) above; and (ii) the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and PepsiCo’s Insider Trading Policy, each as amended from time to time.

f.	Withholding Taxes. PepsiCo shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in shares of Common Stock to a Participant shall be satisfied by PepsiCo retaining shares of Common Stock having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next highest whole number of shares of Common Stock); provided, however, that, subject to any restrictions or limitations that the Committee deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds; and, provided, further, however, that to the extent that PepsiCo is able to retain shares of Common Stock having a Fair Market Value that exceeds the statutory minimum applicable withholding tax without financial accounting implications, PepsiCo may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the relevant tax liability calculated using the maximum individual statutory rate of tax) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award.

PEPSICO 2024 Proxy Statement | B-13

Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

g.	Currency and Other Restrictions. The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any governmental authority or regulatory body having jurisdiction over such Awards.

h.	No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments or benefits, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

i.	Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

j.	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PepsiCo and not charged to any Award or to any Participant.

k.	Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

l.	Funding of Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. PepsiCo shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan and the existence of any such account or other segregation of assets shall be consistent with the “unfunded” status of the Plan.

m.	Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in PepsiCo’s Certificate of Incorporation and Bylaws as in effect from time to time.

n.	Successors. All obligations of PepsiCo under the Plan with respect to Awards granted hereunder shall be binding on any successor to PepsiCo, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of PepsiCo.

o.	Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. Accordingly, to ensure the exemption from Code Section 409A of potentially exempt Awards and the compliance with Code Section 409A of other Awards, any payment that under the terms of the Plan or an agreement is to be made as soon as practicable relative to a date shall be made not later than 60 days after such date, and the Participant may not determine the time of payment. Pursuant to Section 13(b), the Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

B-14 | PEPSICO 2024 Proxy Statement

Appendix B - PepsiCo, Inc. Long-Term Incentive Plan (as amended and restated May 1, 2024)

13.	Effective Date, Governing Law, Amendments and Termination.

	a.	Effective Date. The Plan in its original form became effective on May 2, 2007, the date on which it was initially approved by PepsiCo’s shareholders, and was subsequently amended by the Board on September 13, 2007 and September 12, 2008. The Plan was subsequently amended and restated by the Board on March 12, 2010, became effective in its amended form upon its approval by PepsiCo’s shareholders on May 5, 2010, and was subsequently amended by the Committee on March 13, 2014. The Plan was amended and restated by the Board on March 3, 2016, subject to the approval by a majority of PepsiCo’s shareholders present and entitled to vote thereon at the May 4, 2016 Annual Meeting of Shareholders of the Company. This amendment and restatement of the Plan that was approved on May 4, 2016 applies to Awards made after May 4, 2016 and, except to the extent it would adversely affect the rights of Participants with respect to Awards made prior to such date (or be a “material modification” of such Awards within the meaning of Code Section 409A), shall also apply to Awards outstanding as of May 4, 2016. This amendment and restatement was subsequently amended and restated effective December 20, 2017, pursuant to the direction of the Committee, by the Committee’s authorized delegate, PepsiCo’s Executive Vice President and Chief Human Resources Officer. The Plan was subsequently amended and restated by the Board on February 7, 2024, subject to the approval by a majority of PepsiCo’s shareholders present and entitled to vote thereon at the May 1, 2024 Annual Meeting of Shareholders of the Company. This amendment and restatement of the Plan that was approved on May 1, 2024 applies to Awards made on or after May 1, 2024 and, except to the extent it would adversely affect the rights of Participants with respect to Awards made prior to such date (or be a “material modification” of such Awards within the meaning of Code Section 409A or affect the “grandfather” status of Outstanding Qualified Performance-Based Awards), shall also apply to Awards outstanding as of May 1, 2024.

	b.	Amendments. The Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of Code Section 409A and the regulations thereunder pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless PepsiCo’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that can be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned unless permitted by the Plan, (v) modify the requirements as to eligibility for participation in the Plan, (vi) decrease the grant or exercise price of any Option or SAR to less than the Fair Market Value on the date of grant except for anti-dilution adjustments made pursuant to Section 10; or (vii) require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

	c.	Governing Law. Except as otherwise provided in agreements covering Awards hereunder, all questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of North Carolina without giving effect to conflict of laws principles.

	d.	Termination. No Awards shall be made under the Plan after May 1, 2034.

PEPSICO 2024 Proxy Statement | B-15

700 ANDERSON HILL ROAD PURCHASE, NY 10577-1444
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 30, 2024 (other than PepsiCo Savings Plan participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/PEP2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 30, 2024 (other than PepsiCo Savings Plan participants). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PepsiCo, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
PEPSICO SAVINGS PLAN
All votes by participants in the PepsiCo Savings Plan submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Daylight Time on April 28, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31169-Z86640-P01994	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PEPSICO, INC.

Company Proposals
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN ITEM NO. 1.
Vote on Directors
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Segun Agbaje	☐	☐	☐

	1b.	Jennifer Bailey	☐	☐	☐

	1c.	Cesar Conde	☐	☐	☐

	1d.	Ian Cook	☐	☐	☐

	1e.	Edith W. Cooper	☐	☐	☐

	1f.	Susan M. Diamond	☐	☐	☐

	1g.	Dina Dublon	☐	☐	☐

	1h.	Michelle Gass	☐	☐	☐

	1i.	Ramon L. Laguarta	☐	☐	☐

	1j.	Dave J. Lewis	☐	☐	☐

	1k.	David C. Page	☐	☐	☐

	1l.	Robert C. Pohlad	☐	☐	☐

	1m.	Daniel Vasella	☐	☐	☐

	1n.	Darren Walker	☐	☐	☐

	1o.	Alberto Weisser	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 2, 3 AND 4.		For	Against	Abstain

2.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

4.	Approval of the amended and restated PepsiCo, Inc. Long-Term Incentive Plan.	☐	☐	☐

Shareholder Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 5, 6, 7, 8, 9, 10, 11 AND 12.		For	Against	Abstain

5.	Shareholder Proposal – Shareholder Ratification of Excessive Golden Parachutes.	☐	☐	☐

6.	Shareholder Proposal – Report on Gender-Based Compensation Gaps and Associated Risks.	☐	☐	☐

7.	Shareholder Proposal – Director Election Resignation Bylaw.	☐	☐	☐

8.	Shareholder Proposal – Third-Party Assessment on Non-Sugar Sweetener Risks.	☐	☐	☐

9.	Shareholder Proposal – Report on Risks Related to Biodiversity and Nature Loss.	☐	☐	☐

10.	Shareholder Proposal – Third-Party Racial Equity Audit.	☐	☐	☐

11.	Shareholder Proposal – Report on Risks Created by the Company’s Diversity, Equity and Inclusion Efforts.	☐	☐	☐

12.	Shareholder Proposal – Global Transparency Report.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST SIGN, DATE AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 1, 2024: The Notice and Proxy Statement and Annual Report are available at www.pepsico.com/proxy24.

V31170-Z86640-P01994

PEPSICO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEPSICO, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2024.

The undersigned hereby appoint(s) Ramon L. Laguarta, David Flavell and Cynthia Nastanski, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of PepsiCo, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc. held virtually at www.virtualshareholdermeeting.com/PEP2024 on Wednesday, May 1, 2024 at 9:00 a.m., Eastern Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. Shares represented by this proxy will be voted in accordance with your specifications, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. For holders of Common Stock of PepsiCo, if you do not provide specific instructions, shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. For participants in the PepsiCo Savings Plan, if you do not provide voting instructions, the trustee will vote the shares that are deemed to be in the account in the PepsiCo Savings Plan in the same proportion as the PepsiCo Savings Plan shares of other participants for which the trustee has received proper voting instructions. The votes by PepsiCo Savings Plan participants must be received no later than 11:59 p.m. Eastern Daylight Time on April 28, 2024.

If you submit your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

Continued and to be signed on reverse side